     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1998



                                                      REGISTRATION NO. 333-44653

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             A.I. RECEIVABLES CORP.
                   (DEPOSITOR TO THE TRUST DESCRIBED HEREIN)
               (EXACT NAME AS SPECIFIED IN REGISTRANT'S CHARTER)

                     AIC PREMIUM FINANCE LOAN MASTER TRUST
                   (ISSUER WITH RESPECT TO THE CERTIFICATES)


                DELAWARE                                    9999                                   13-3997594
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)


                            ------------------------

                              A.I. RECEIVABLES CORP.
                                160 WATER STREET
                            NEW YORK, NEW YORK 10038
                                 (212) 428-5500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                            ------------------------


                                MICHAEL D. VOGEN
                                   TREASURER
                             A.I. RECEIVABLES CORP.
                                160 WATER STREET
                            NEW YORK, NEW YORK 10038
                                 (212) 428-5500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

         SYLVIE DURHAM                          ANDREA G. PODOLSKY, ESQ.
   WEIL, GOTSHAL & MANGES LLP              CLEARY, GOTTLIEB, STEEN & HAMILTON
        767 FIFTH AVENUE                           ONE LIBERTY PLAZA
    NEW YORK, NEW YORK 10153                    NEW YORK, NEW YORK 10006
         (212) 310-8000                              (212) 225-2000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after this registration statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE



                                                               PROPOSED             PROPOSED
          TITLE OF SECURITIES              AMOUNT TO BE    MAXIMUM OFFERING    MAXIMUM AGGREGATE         AMOUNT OF
           BEING REGISTERED                 REGISTERED      PRICE PER UNIT*     OFFERING PRICE*       REGISTRATION FEE
Series 1998-1 Floating Rate Class A
Asset Backed Certificates..............     $200,000,000         100%                $200,000,000             $59,000.00
Series 1998-1 Floating Rate Class B
Asset Backed Certificates..............       $6,300,000         100%                  $6,300,000              $1,858.50


* Estimated solely for the purpose of calculating the registration fee.
                            ------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                           A.I. RECEIVABLES CORP.

                            CROSS REFERENCE SHEET

ITEM #            NAME AND CAPTION IN FORM S-1                           CAPTION IN PROSPECTUS

Item 1.           Forepart of the Registration Statement and
                  Outside Front Cover Page of Prospectus........         Front Cover Page of Registration
                                                                         Statement; Outside Front Cover Page of
                                                                         Prospectus

Item 2.           Inside Front and Outside Back Cover Pages
                  of Prospectus.................................         Inside Front Cover Page, Outside Back
                                                                         Cover Page of Prospectus

Item 3.           Summary Information, Risk Factors and
                  Ratio of Earnings to Fixed Charges............         Prospectus Summary; Risk Factors

Item 4.           Use of Proceeds...............................         Use of Proceeds

Item 5.           Determination of Offering Price...............         *

Item 6.           Dilution......................................         *

Item 7.           Selling Security Holders......................         *

Item 8.           Plan of Distribution..........................         Underwriting

Item 9.           Description of Securities to be Registered....         Prospectus Summary; Description of the
                                                                         Offered Certificates

Item 10.          Interests of Named Experts and Counsel........         Legal Matters

Item 11.          Information with Respect to A.I.
                  Receivables Corp..............................         Business of A.I. Receivables Corp., A.I.
                                                                         Credit Corp. and AICCO, Inc.

Item 12.          Disclosure of Commission Position on
                  Indemnification for Securities Act
                  Liabilities...................................         *


Item 13.          Other Expenses of Issuance and Distribution...         See Part II

Item 14.          Indemnification of Directors and Officers.....         See Part II

Item 15.          Recent Sales of Unregistered Securities.......         *

Item 16.          Exhibits and Financial Statement Schedules....         See Part II

Item 17.          Undertakings..................................         See Part II

------
*    Not applicable.

                   SUBJECT TO COMPLETION, DATED APRIL 2, 1998

PROSPECTUS


                                  $206,300,000


                     AIC PREMIUM FINANCE LOAN MASTER TRUST


                                  $200,000,000
         SERIES 1998-1 FLOATING RATE CLASS A ASSET BACKED CERTIFICATES



                                   $6,300,000
         SERIES 1998-1 FLOATING RATE CLASS B ASSET BACKED CERTIFICATES


                             A.I. RECEIVABLES CORP.
                                   TRANSFEROR

                             ----------------------

     Each Series 1998-1 Floating Rate Class A Asset Backed Certificate (collectively, the 'Series 1998-1 Class A Certificates') and each Series 1998-1 Floating Rate Class B Asset Backed Certificate (collectively, the 'Series 1998-1 Class B Certificates' and, together with the Series 1998-1 Class A Certificates, the 'Offered Certificates') offered hereby will evidence an undivided interest in the assets of AIC Premium Finance Loan Master Trust (the 'Trust') created pursuant to a Pooling and Servicing Agreement dated as of December 1, 1994, as will be amended and restated as of the Closing Date (together with all supplements to such agreement, the 'Agreement'), among A.I. Receivables Corp. ('AIR'), as transferor (the 'Transferor'), A.I. Credit Corp. ('AIC'), as an original transferor and servicer, AICCO, Inc. ('AICCO'), as an original transferor and servicer (together with AIC, the 'Original Transferors' or the 'Servicer'), and The First National Bank of Chicago, as trustee (the 'Trustee'). AICCO is a wholly owned subsidiary of AIC which, in turn, is a wholly owned subsidiary of American International Group, Inc. ('AIG'). Each of AIC and AICCO owns 50% of AIR.

     The assets of the Trust will include the entire beneficial interest in commercial premium finance loans to borrowers to finance premiums on property and casualty insurance policies governed by the law of a State in the United States of America or the District of Columbia under which the borrowers are the insureds, made or purchased by either AIC or AICCO (the 'Loans'), including (i) all amounts due and to become due and all collections and recoveries on the Loans, and (ii) the proceeds of certain collateral security securing the Loans, each as described herein. The beneficial interests described above are herein referred to as the 'Receivables.' AIC and AICCO will service the Loans. The Trust has previously issued a Series of certificates (the 'Series 1994-1 Certificates').
                                                        (continued on next page)
                             ----------------------


THERE CURRENTLY IS NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES AND THERE
  IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER
    THE INFORMATION SET FORTH IN 'RISK FACTORS,' ON PAGE 28, WHICH
     DESCRIBES MATERIAL RISKS INVOLVED WITH AN INVESTMENT IN
                          THE OFFERED CERTIFICATES.

                             ----------------------

THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF A.I. RECEIVABLES CORP., A.I.
 CREDIT CORP., AICCO, INC., AMERICAN INTERNATIONAL GROUP, INC. OR ANY OF THEIR
  RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES, THE LOANS NOR THE
   RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
                     INSTRUMENTALITY OR ANY OTHER PERSON.

                             ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                                               PRICE TO          UNDERWRITING        PROCEEDS TO
                                                PUBLIC             DISCOUNT         TRANSFEROR(1)
                                           ----------------    ----------------    ----------------
Per 1998-1 Class A Certificate..........       [     ]%              [     ]%         [    ]%
Per 1998-1 Class B Certificate..........       [     ]%              [     ]%         [    ]%

Total...................................      $[     ]              $[     ]         $[    ]

------------------

(1) Before deduction of expenses of the offering payable by AIR estimated to be
    $       .

                             ----------------------


     The Offered Certificates are offered by the Underwriters as specified herein, subject to receipt and acceptance by the Underwriters and subject to their right to reject in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about April [ ], 1998, through the facilities of The Depository Trust Company.


                              GOLDMAN, SACHS & CO.
                            ----------------------

(continued from previous page)

     Concurrently with the issuance of the Series 1998-1 Class A Certificates and Series 1998-1 Class B Certificates, the Trust will issue from the same Series another class of certificates (the 'Series 1998-1 Class C Certificates,' and collectively with the Series 1998-1 Class A Certificates and the Series 1998-1 Class B Certificates, the 'Series 1998-1 Certificates') described herein, which will be owned by the Transferor. The Transferor will also own the undivided interest in the Trust represented neither by the Series 1998-1 Certificates nor the Series 1994-1 Certificates (the 'Transferor Ownership Interest'). The Transferor may offer from time to time other Series of certificates which evidence fractional undivided interests in certain assets of the Trust, which may have terms significantly different from the Series 1998-1 Certificates, by reducing its interest in the Trust. See 'Description of the Offered Certificates--New Series Issuances.'


     Interest will accrue on the Series 1998-1 Class A Certificates from [__________], 1998 (the 'Closing Date') through May 14, 1998, and with respect to each Interest Period thereafter, at the per annum rate of [_____]% above the rate per annum shown on page 3750 of the Telerate screen or any successor page as the composite London interbank offered rate for one-month United States dollar deposits ('LIBOR') determined as set forth herein on the related LIBOR Determination Date with respect to each such period, but in no event in excess of 16% per annum (the 'Series 1998-1 Class A Certificate Rate'). Interest will accrue on the Series 1998-1 Class B Certificates from the Closing Date through May 14, 1998, and with respect to each Interest Period thereafter, at the per annum rate of [_____]% above LIBOR determined as set forth herein on the related LIBOR Determination Date with respect to each such period, but in no event in excess of 16% per annum (the 'Series 1998-1 Class B Certificate Rate'). The
initial LIBOR Determination Date will be [        ], 1998. Interest with respect
to the Series 1998-1 Certificates will be distributed on May 15, 1998 and on the 15th day of each month thereafter (or, if such 15th day is not a business day,

the next succeeding business day) (each a 'Distribution Date').



     Principal with respect to the Series 1998-1 Class A Certificates is scheduled to be distributed monthly on each Distribution Date during the Series 1998-1 Class A Controlled Amortization Period (as defined herein). The first such Distribution Date is scheduled to occur in September 1999 and the last such Distribution Date is scheduled to occur in March 2000; however, principal with respect to the Series 1998-1 Class A Certificates may be paid earlier or later under certain limited circumstances described herein. Principal with respect to the Series 1998-1 Class B Certificates is scheduled to be distributed in a single payment, after the Series 1998-1 Class A Certificates have been paid in full, on the Distribution Date in April 2000, but may be paid earlier or later under certain limited circumstances described herein. See 'Maturity Considerations' and 'Description of the Offered Certificates--Pay Out Events.' During the Series 1998-1 Class A Controlled Amortization Period, the amount scheduled to be paid as principal on the Series 1998-1 Class A Certificates on each of the aforementioned Distribution Dates, out of collections received with respect to the Receivables, and to the extent of the Series 1998-1 Class A Ownership Interest (as defined herein) will equal $28,571,428.58. See 'Description of the Offered Certificates--Principal Payments.'


     On each Distribution Date distributions of interest will be made first in respect of the Series 1998-1 Class A Certificates, second in respect of the Series 1998-1 Class B Certificates and third in respect of the Series 1998-1 Class C Certificates. On each Distribution Date on which principal is distributable in respect of the Series 1998-1 Class A Certificates, such principal will be payable after interest on the Series 1998-1 Class A Certificates and Series 1998-1 Class B Certificates has been paid. Principal payments will not be made to Series 1998-1 Class B Certificateholders until the final principal payment due in respect of the Series 1998-1 Class A Certificates has been paid. Thus on each Distribution Date on which principal is distributable in respect of the Series 1998-1 Class B Certificates, such principal will be payable after interest on the Series 1998-1 Class A Certificates and Series 1998-1 Class B Certificates and principal on the Series 1998-1 Class A Certificates have been paid. On each such Distribution Date no payments of interest or principal will be made in respect of the Series 1998-1 Class C Certificates unless principal due in respect of the Series 1998-1 Class B Certificates has been paid. For further information regarding the extent to which the Series 1998-1 Class B Certificates are subordinated to the Series 1998-1 Class A Certificates and the extent to which the Series 1998-1 Class C Certificates are subordinated to the Series 1998-1 Class A Certificates and Series 1998-1 Class B Certificates, see 'Description of the Offered Certificates--Application of Collections.' In addition, a portion of the Principal Receivables and Finance Charge Receivables allocable to the Transferor Ownership Interest will be deposited monthly in the Series 1998-1 Yield Enhancement Account and will be available to fund payments due with respect to the Series 1998-1 Certificates to the extent described herein.


     Certain employee benefit plans, including plans subject to ERISA, may not purchase any Offered Certificates. See 'Summary--ERISA Plans' herein.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     UNTIL [__________], 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                   REPORTS TO HOLDERS OF OFFERED CERTIFICATES

     Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ('Cede'), as nominee of The Depository Trust Company ('DTC') and registered holder of the Offered Certificates, pursuant to the Agreement. See 'Description of the Offered Certificates--Book-Entry Registration,' '--Reports to Holders of Offered Certificates' and '--Evidence as to Compliance.' Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Holders of Offered Certificates (as defined herein) or to the owners of beneficial interests in the Offered Certificates ('Certificate Owners'). The Servicer will file with the Securities and Exchange Commission (the 'Commission') such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

     The Transferor, as transferor to the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the 'Securities Act'), with the Commission on behalf of the Trust with respect to the Offered Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at 'http://www.sec.gov' at which users can view and download copies of reports, proxies and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ('EDGAR') system.

                               PROSPECTUS SUMMARY



     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, including the description of material risks set forth under 'Risk Factors.' Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which such terms are defined is found in the 'Index of Key Terms For Prospectus,' beginning on page 96. Unless the context requires otherwise, certain capitalized terms used herein relate only to the Offered Certificates.


TITLE OF SECURITIES.......................  Series 1998-1 Floating Rate Class A Asset Backed Certificates (the
                                            'Series 1998-1 Class A Certificates') and Series 1998-1 Floating Rate
                                            Class B Asset Backed Certificates (the 'Series 1998-1 Class B
                                            Certificates' and, together with the Series 1998-1 Class A
                                            Certificates, the 'Offered Certificates') that are being issued pursuant to an Amended and Restated Pooling and Servicing Agreement,
                                            to be dated as of the Closing Date, among AIR, as Transferor, AIC and
                                            AICCO, as the Original Transferors and Servicer, and the Trustee, and
                                            the Series 1998-1 Supplement thereto of the same date (collectively, together with the Series 1994-1 Supplement thereto, as amended as of the Closing Date, unless the context otherwise requires, the
                                            'Agreement'). The original Pooling and Servicing Agreement that is to be amended and restated is dated as of December 1, 1994 and was entered into among AIC and AICCO, as the Transferors and Servicer, and the Trustee (together with the original Series 1994-1 Supplement thereto of the same date (the 'Original Series 1994-1 Supplement'), the 'Original Agreement').

ISSUER OF SECURITIES......................  AIC Premium Finance Loan Master Trust will issue on the Closing Date the Offered Certificates, which will represent an undivided interest in the assets of the Trust formed pursuant to the Agreement.
                                            Concurrently with the issuance of the Offered Certificates, the Trust will issue from the same Series another class of certificates (the
                                            'Series 1998-1 Class C Certificates,' and, collectively with the
                                            Series 1998-1 Class A Certificates and the Series 1998-1 Class B
                                            Certificates, the 'Series 1998-1 Certificates'), which will be owned by the Transferor as the Series 1998-1 Class C Certificateholder. The
                                            remaining undivided interest in the Trust not represented by the
                                            Series 1998-1 Certificates or the Series 1994-1 Certificates will also be owned by the Transferor as the Transferor Ownership Interest.

THE TRUST GENERALLY.......................  AIC Premium Finance Loan Master Trust is a master trust. The Trust will issue the Series 1998-1 Certificates as its second Series and may issue additional Series from time to time. The Trust has previously issued a Series of certificates (the 'Series 1994-1
                                            Certificates'). See 'The Trust-Other Series.' The assets of the Trust will include a pool of Receivables which relate to premium finance loans funded by AIC or AICCO ('funded' and like terms, when used with respect to Loans, refer to the making or purchasing of such Loans by
                                            AIC or AICCO, unless the context otherwise requires; see 'Business of
                                            A.I. Receivables Corp., A.I. Credit Corp. and AICCO, Inc.-


                                            Premium Finance Loan Purchase Policies') and collections thereon, as more fully described herein, and either (i) were transferred directly to the Trust by AIC and AICCO pursuant to the Original Agreement (the
                                            'Existing Receivables') or (ii) are to be sold to AIR by AIC and
                                            AICCO pursuant to a Receivables Sale Agreement, to be dated as of the
                                            Closing Date, among AIC, AICCO and AIR (the 'Receivables Sale
                                            Agreement'), and subsequently transferred to the Trust by AIR, as
                                            Transferor, pursuant to the Agreement (the 'Future Receivables'). The assets of the Trust are expected to change over the life of the Trust as Additional Receivables are transferred to the Trust and
                                            Receivables held by the Trust are collected, charged off or removed from the Trust.

                                            Collections in respect of Principal Receivables and Finance Charge
                                            Receivables will be allocated among the Series 1998-1
                                            Certificateholders, the Series 1994-1 Certificateholders and the
                                            Transferor based generally on their respective ownership interests in the Trust, as described herein, provided that such collections allocable to the Series 1998-1 Certificates will be allocated as more fully described herein to pay interest only on the Series 1998-1
                                            Certificates during a revolving period and then to pay both principal and interest thereon during an amortization period scheduled to commence in September 1999.

TRANSFEROR OF RECEIVABLES TO THE
  TRUST...................................  A.I. Receivables Corp., a Delaware corporation ('AIR'), was recently created for the sole purpose of acting as Transferor of the
                                            Receivables under the Trust. See 'Business of A.I. Receivables Corp.,
                                            A.I. Credit Corp. and AICCO, Inc.-- General.' AIR will purchase the
                                            Receivables from its two parent companies, A.I. Credit Corp., a New
                                            Hampshire corporation ('AIC'), and AICCO, Inc., a California corporation ('AICCO') and a wholly-owned subsidiary of AIC, which collectively were the original transferors of Receivables to the
                                            Trust under the Original Agreement. AIC funds loans to commercial borrowers to finance premiums on property and casualty insurance policies throughout the United States, except in California where premium finance loans are funded by AICCO. AIC is a wholly-owned subsidiary of American International Group, Inc., a Delaware corporation ('AIG'). AIG is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities in the United States and abroad.

TRUST ASSETS GENERALLY....................  The assets of the Trust will include the entire beneficial interest in commercial premium finance loans to borrowers ('Obligors') to finance premiums on property and casualty insurance policies governed by the law of a State of the United States of America or the District

                                            of Columbia under which the Obligors are the insureds, funded by AIC or AICCO (the 'Loans'), including (i) all amounts due and to become due and all collections and recoveries on the Loans, and (ii) the proceeds of certain collateral security securing the Loans. The beneficial interests described above are herein referred to as the
                                            'Receivables.'

                                            The Loans are usually short-term in duration, generally with maturities under one year, and bear fixed interest rates that are established generally based on spreads over interest rates on money market investments of comparable maturities prevailing at the time the Loans are made. Obligors usually secure their Loan obligations to
                                            AIC or AICCO by pledging the Obligors' rights to recover any unearned premium from the insurance company upon cancellation of the related insurance policy prior to its expiration. AIC and AICCO generally have the right to cancel the insurance policy and collect such unearned premium from the insurance company following a payment default on the related Loan. At December 31, 1997, in excess of 35%
                                            of the aggregate outstanding loan account balance (as defined herein in the table entitled 'Outstanding Loan Account Balances by Size'
                                            under 'The Receivables'), represented loans funded by AIC or AICCO to finance premiums on insurance policies issued by insurance affiliates of AIG. See 'Business of A.I. Receivables Corp., A.I. Credit Corp.
                                            and AICCO, Inc.--Premium Finance Loan Origination; Collection Policy'
                                            and '--Premium Finance Loan Underwriting Procedures.'

                                            AIC and AICCO originally conveyed to the Trustee pursuant to the
                                            Original Agreement all Eligible Receivables owned by them as of
                                            November 30, 1994 (the 'Cut-Off Date') and, subsequently, all
                                            Eligible Receivables relating to Loans funded by them thereafter. AIC and AICCO will continue to transfer Receivables to the Trustee prior to the Closing Date, but will cease doing so as of the Closing Date.
                                            Receivables arising on the Closing Date and from time to time thereafter may, and under certain circumstances set forth in the
                                            Agreement will, be transferred to the Trustee by the Transferor until termination of the Trust (such Receivables, the 'Additional
                                            Receivables'). The Transferor will acquire such Receivables from AIC and AICCO pursuant to the Receivables Sale Agreement. See
                                            'Description of the Offered Certificates--Addition of Receivables'
                                            and '--Removal of Receivables.'

                                            As of December 31, 1997, the average outstanding loan account balance
                                            (as defined herein in the table entitled 'Outstanding Loan Account
                                            Balances by Size' under 'The Receivables') was approximately $16,100, ranging from approximately 46,000 loan accounts with balances of under $5,000, to 12 loan accounts with balances in excess of $5 million. The Transferor has agreed that in the event Receivables relating to a single Obligor result in Default Amounts equal to 0.60%
                                            or more of the outstanding principal balance of the Receivables owned by the Trust as of the end of a Monthly Period, such Default Amounts in excess of 0.60% of the outstanding principal balance of
                                            Receivables owned by the Trust will be allocated solely to the
                                            Transferor Ownership Interest. See 'The Receivables' and 'Description
                                            of the
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                                            Offered Certificates.' For a description of certain other Default
                                            Amounts that may be allocated solely to the Transferor Ownership
                                            Interest based upon the proportion of Receivables in the Trust relating to Loans made to finance premiums paid to certain insurers, see 'Description of the Offered Certificates--Defaulted Loans;
                                            Charge-Offs.'

SECURITIES OFFERED........................  The aggregate initial principal amount of the Series 1998-1 Class A
                                            Certificates will be $200,000,000 and of the Series 1998-1 Class B
                                            Certificates will be $6,300,000. The aggregate initial principal amount of the Series 1998-1 Class C Certificates, which will be acquired on the Closing Date by the Transferor and are not being offered hereby, will be $4,226,400.

                                            As used herein, the term 'Holders of Offered Certificates' refers collectively to the holders of the Series 1998-1 Class A Certificates and the Series 1998-1 Class B Certificates; the term 'Series 1998-1
                                            Certificateholders' refers collectively to the holders of the Series
                                            1998-1 Certificates; the terms 'Series 1998-1 Class A
                                            Certificateholders,' 'Series 1998-1 Class B Certificateholders' and
                                            'Series 1998-1 Class C Certificateholders' refer to the holders of the Series 1998-1 Class A Certificates, the Series 1998-1 Class B
                                            Certificates and the Series 1998-1 Class C Certificates,
                                            respectively; and the term 'Series 1994-1 Certificateholders' refers collectively to the holders of the Series 1994-1 Certificates. All references herein to Holders of Offered Certificates shall include
                                            Certificate Owners except as otherwise specified herein.

RIGHTS OF SERIES 1998-1
  CERTIFICATEHOLDERS GENERALLY............. Each of the Series 1998-1 Certificates offered hereby and issued pursuant to the Agreement (and each of the Series 1994-1
                                            Certificates, which were previously issued) represents an undivided interest in the assets of the Trust. Each Series 1998-1 Certificate offered hereby represents the right to receive payments of interest and principal, funded from a percentage of the collections in respect of Principal Receivables and Finance Charge Receivables allocated to the Series 1998-1 Certificates, and, under certain circumstances, from funds on deposit in the Series 1998-1 Yield Enhancement Account and its allocable portion of funds on deposit in the Excess Funding
                                            Account. On each Distribution Date distributions of interest will be made first in respect of the Series 1998-1 Class A Certificates, second in respect of the Series 1998-1 Class B Certificates and third in respect of the Series 1998-1 Class C Certificates. On each
                                            Distribution Date on which principal is distributable in respect of the Series 1998-1 Class A Certificates, such principal will be payable after interest on the Series 1998-1 Class A Certificates and
                                            Series 1998-1 Class B Certificates has been paid. Principal payments will not be made to Series 1998-1 Class B Certificateholders until the final principal payment due in respect of the Series 1998-1 Class
                                            A Certificates has been paid. Thus on each Distribution Date on which principal is
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                                            distributable in respect of the Series 1998-1 Class B Certificates, such principal will be payable after interest on the Series 1998-1
                                            Class A Certificates and Series 1998-1 Class B Certificates and
                                            principal on the Series 1998-1 Class A Certificates has been paid. On each such Distribution Date no payments of interest or principal will be made in respect of the Series 1998-1 Class C Certificates unless principal due in respect of the Series 1998-1 Class B Certificates has been paid. For further information regarding the extent to which the Series 1998-1 Class B Certificates are subordinated to the Series
                                            1998-1 Class A Certificates and the extent to which the Series 1998-1
                                            Class C Certificates are subordinated to the Series 1998-1 Class A
                                            Certificates and Series 1998-1 Class B Certificates, see 'Description
                                            of the Offered Certificates-Application of Collections.' The Series
                                            1998-1 Yield Enhancement Account will be funded on each Transfer Date with a portion of the collections in respect of the Receivables otherwise allocable to the Transferor Ownership Interest to cover shortfalls, if any, in the allocable funds of the Trust available to pay amounts due on the related Distribution Date with respect to the
                                            Series 1998-1 Certificates, to the extent provided herein. See
                                            'Series 1998-1 Yield Enhancement Account' in this Summary and
                                            'Description of the Offered Certificates-Series 1998-1 Yield
                                            Enhancement Account.'

                                            The Series 1998-1 Certificates represent interests in the Trust only and do not represent interests in or recourse obligations of AIR,
                                            AIC, AICCO, AIG or any of their respective affiliates. Neither the
                                            Series 1998-1 Certificates, the Loans nor the Receivables are insured or guaranteed by any governmental agency or instrumentality or any other person.

ALLOCATIONS OF COLLECTIONS AMONG THE
  CERTIFICATEHOLDERS AND THE

  TRANSFEROR GENERALLY....................  Collections with respect to the Receivables will be allocated, based on the respective ownership interests, among (i) the Series 1998-1
                                            Class A Certificateholders, the Series 1998-1 Class B
                                            Certificateholders and the Series 1998-1 Class C Certificateholders,
                                            (ii) the Series 1994-1 Certificateholders, (iii) the ownership interest of the certificateholders of any other Series that may be issued by the Trust in the future pursuant to the Agreement and the applicable Series Supplement and (iv) the retained Transferor
                                            Ownership Interest, as described below. The Series 1998-1 Class C
                                            Ownership Interest in the initial amount of $4,226,400 (which amount represents approximately 2% of the sum of the Series 1998-1 Class A
                                            Initial Ownership Interest, the Series 1998-1 Class B Initial
                                            Ownership Interest and the Series 1998-1 Class C Initial Ownership
                                            Interest) constitutes credit enhancement for the Offered
                                            Certificates, to the extent described herein, and the Series 1998-1
                                            Class B Ownership Interest in the amount of $6,300,000 (which amount represents approximately 3% of the sum of the Series 1998-1 Class A
                                            Initial Ownership Interest, the Series 1998-1 Class B Initial
                                            Ownership Interest and the Series 1998-1 Class C Initial Ownership
                                            Interest) constitutes
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                                            credit enhancement for the Series 1998-1 Class A Certificates, to the
                                            extent described herein. The Transferor Ownership Interest is not subordinate to the Series 1998-1 Certificates, although a portion of the collections in respect of Receivables otherwise allocable to the
                                            Transferor Ownership Interest will be available to the Series 1998-1
                                            Certificates as yield enhancement (see 'Description of the Offered
                                            Certificates-Series 1998-1 Yield Enhancement Account') and under the circumstances described under 'Description of the Offered
                                            Certificates--Excess Funding Account,' and a portion of losses on
                                            Receivables meeting specified concentration levels (based on the identity of the related Obligor or the insurer to whom financed premiums were paid) that would otherwise be allocable to the Series
                                            1998-1 Certificates may be allocated to the Transferor Ownership
                                            Interest. See 'Description of Offered Certificates--Series 1998-1
                                            Yield Enhancement Account,' '--Excess Funding Account' and
                                            '--Defaulted Loans; Charge-Offs.'

ALLOCATIONS OF FINANCE CHARGE RECEIVABLES,
  PRINCIPAL RECEIVABLES AND DEFAULT
  AMOUNTS.................................  The Series 1998-1 Class A Certificates, the Series 1998-1 Class B
                                            Certificates and the Series 1998-1 Class C Certificates will each represent the right to receive varying percentages of collections by the Trust of Finance Charge Receivables and Principal Receivables,
                                            and will be allocated varying percentages of Default Amounts, during each calendar month ending after the Closing Date (a 'Monthly

                                            Period'). Default Amounts arise as a result of a charge-off by the
                                            Servicer as uncollectible of a Defaulted Loan related to a Receivable held by the Trust. Collections of Finance Charge Receivables and
                                            Default Amounts at all times, and collections of Principal
                                            Receivables during the Series 1998-1 Revolving Period, will be allocated to the Series 1998-1 Certificateholders Ownership Interests
                                            based on the Series 1998-1 Floating Investor Percentage. Collections
                                            of Principal Receivables during the Series 1998-1 Controlled
                                            Amortization Period and, if applicable, the Series 1998-1 Rapid
                                            Amortization Period will be allocated to the Series 1998-1
                                            Certificateholders Ownership Interests based on the Series 1998-1
                                            Fixed Investor Percentage. See 'Description of the Offered
                                            Certificates--Allocation Percentages' and '--Pay Out Events.'

PAYMENT RIGHTS OF SERIES 1998-1 CLASS A
  CERTIFICATEHOLDERS
  GENERALLY...............................  The Series 1998-1 Class A Certificates will represent the right to receive from collections with respect to the Receivables allocated to the Series 1998-1 Class A Certificates funds up to (but not in excess
                                            of) the amounts required to make (a) payments of interest accruing from the Closing Date through May 14, 1998, and with respect to each
                                            Interest Period thereafter, at the per annum rate of [  ]% above the rate per annum shown on page 3750 of the Telerate screen or
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                                            any successor page as the composite London interbank offered rate for one-month United States dollar deposits ('LIBOR') determined as set forth herein on the related LIBOR Determination Date, but in no event in excess of 16% per annum (such rate, the 'Series 1998-1 Class A
                                            Certificate Rate'), and (b) payments of principal in the amounts described below during the Series 1998-1 Class A Controlled
                                            Amortization Period or, if applicable, during the Series 1998-1 Rapid
                                            Amortization Period, to the extent of the Series 1998-1 Class A
                                            Ownership Interest. Principal will be payable on each Distribution
                                            Date during such period to Series 1998-1 Class A Certificateholders only after interest payable on such date in respect of the Series
                                            1998-1 Class A Certificates and the Series 1998-1 Class B
                                            Certificates has been paid. The Series 1998-1 Class A Ownership
                                            Interest may be less than the unpaid principal balance of the Series
                                            1998-1 Class A Certificates in certain circumstances described herein, such as in the event of significant losses on the
                                            Receivables. In the event of a reduction in the Series 1998-1 Class A
                                            Ownership Interest, the Series 1998-1 Class A Monthly Interest
                                            payable with respect to the Series 1998-1 Class A Certificates may be reduced.

PAYMENT RIGHTS OF SERIES 1998-1 CLASS B

  CERTIFICATEHOLDERS
  GENERALLY...............................  The Series 1998-1 Class B Certificates will represent the right to receive from collections with respect to the Receivables allocated to the Series 1998-1 Class B Certificates funds up to (but not in excess
                                            of) the amounts required to make (a) payments of interest accruing from the Closing Date through May 14, 1998, and with respect to each
                                            Interest Period thereafter, at the per annum rate of [____]% above
                                            LIBOR determined as set forth herein on the related LIBOR
                                            Determination Date, but in no event in excess of 16% per annum (such rate, the 'Series 1998-1 Class B Certificate Rate'), and (b) payments of principal in the amounts described below during the Series 1998-1
                                            Class B Controlled Amortization Period or, if applicable, during the
                                            Series 1998-1 Rapid Amortization Period, to the extent of the Series
                                            1998-1 Class B Ownership Interest. If Series 1998-1 Available
                                            Investor Principal Collections are sufficient to pay the Series
                                            1998-1 Controlled Amortization Amount on each Distribution Date during the Series 1998-1 Controlled Amortization Period, the principal amount of the Series 1998-1 Class B Ownership Interest will be paid in a single payment on the April 2000 Distribution Date. No principal will be paid to the Series 1998-1 Class B
                                            Certificateholders until the final principal payment has been made in respect of the Series 1998-1 Class A Certificates. On each
                                            Distribution Date, no interest will be paid to the Series 1998-1
                                            Class B Certificateholders until interest due and owing the Series
                                            1998-1 Class A Certificateholders on such Distribution Date is paid in full. The Series 1998-1 Class B Ownership Interest may be less than the total unpaid principal balance of the Series 1998-1 Class B
                                            Certificates in
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                                            certain circumstances described herein, such as in the event of significant losses on the Receivables. In the event of a reduction in the Series 1998-1 Class B Ownership Interest, the Series 1998-1 Class
                                            B Monthly Interest payable with respect to the Series 1998-1 Class B
                                            Certificates may be reduced.

POSSIBLE REDUCTIONS IN SERIES 1998-1
  CERTIFICATEHOLDERS
  OWNERSHIP INTERESTS.....................  The initial amount of the Series 1998-1 Class A Ownership Interest is
                                            $200,000,000 and the initial amount of the Series 1998-1 Class B
                                            Ownership Interest is $6,300,000. The Series 1998-1 Class A Ownership
                                            Interest is subject to reduction, in the absence of distributions thereon, in certain circumstances if the Series 1998-1 Class B
                                            Ownership Interest and the Series 1998-1 Class C Ownership Interest
                                            are zero and (a) collections of Principal Receivables otherwise allocable to the Series 1998-1 Certificateholders Ownership Interests
                                            are reallocated to cover interest payable in respect of the Offered

                                            Certificates and (b) Default Amounts allocated to the Series 1998-1
                                            Class A Certificates exceed amounts available therefor as described herein. The Series 1998-1 Class B Ownership Interest is subject to reduction, in the absence of distributions thereon, in certain circumstances as a result of (a) the reallocation of collections of
                                            Principal Receivables otherwise allocable to the Series 1998-1
                                            Certificateholders Ownership Interests to cover interest payable in respect of the Offered Certificates and (b) the allocation to the
                                            Series 1998-1 Class B Ownership Interest of Default Amounts,
                                            including such amounts otherwise allocable to the Series 1998-1 Class
                                            A Ownership Interest, in each case when the Series 1998-1 Class C
                                            Ownership Interest is zero. See 'Description of the Offered
                                            Certificates--Defaulted Loans; Charge-Offs' and '--Reallocation of
                                            Cash Flows.'

PAYMENT RIGHTS OF THE TRANSFEROR
  OWNERSHIP INTEREST......................  The Transferor Ownership Interest will represent the right to collections with respect to the Receivables not allocated to the
                                            Series 1998-1 Class A Ownership Interest, the Series 1998-1 Class B
                                            Ownership Interest, the Series 1998-1 Class C Ownership Interest, the
                                            Series 1994-1 Certificateholders or the future holders of other
                                            Series of certificates that may be issued by the Trust. As Additional
                                            Receivables are added to the Trust and as collections with respect to
                                            Principal Receivables and Default Amounts, if any, are allocated to the Transferor Ownership Interest, the Transferor Ownership Interest
                                            will fluctuate. Also, pursuant to the Agreement, (i) the Transferor may reduce the Transferor Ownership Interest or (ii) if provided in the relevant Supplement, certificateholders may tender certificates representing any outstanding Series of certificates to the Trustee and the Transferor may reduce Transferor Ownership Interest, and, upon satisfying certain conditions in the Agreement and as described herein, cause the Trustee to issue one or more new Series as described below in this Summary under 'New Series Issuances
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                                            Generally' and in 'Description of the Offered Certificates-- New
                                            Series Issuances.'

SERIES 1998-1 TERMINATION.................  The final distribution by the Trust of principal and interest on the
                                            Offered Certificates will be made no later than the October 2001
                                            Distribution Date (the 'Series 1998-1 Termination Date'). After the
                                            Series 1998-1 Termination Date, the Trust will have no further obligation to pay principal or interest on the Offered Certificates.

OTHER SERIES..............................  The Trust has previously issued one other Series of certificates. In addition to the Series 1998-1 Certificates to be issued pursuant to the Agreement on the Closing Date, the Trust has previously offered by means of a separate prospectus $200,000,000 in aggregate principal amount of Class A Floating Rate Asset Backed Certificates, Series
                                            1994-1 and $7,600,000 in aggregate principal amount of Class B
                                            Floating Rate Asset Backed Certificates, Series 1994-1 (the 'Series
                                            1994-1 Offered Certificates'). Concurrently with the issuance of the
                                            Series 1994-1 Offered Certificates, the Trust issued another class of certificates (the 'Series 1994-1 Class C Certificates') which are and will continue to be held by the Original Transferors. See 'The
                                            Trust-Other Series' for a summary of the terms of the Series 1994-1
                                            Offered Certificates. Additional Series may be issued from time to time by the Trust. See 'Description of the Offered Certificates--New
                                            Series Issuances.'

RECEIVABLES...............................  The Receivables represent the entire beneficial interest in the related Loans, including all monies due or to become due from the
                                            Obligors in payment of finance charges, fees and service charges
                                            (collectively, together with recoveries on Defaulted Loans, 'Finance
                                            Charge Receivables') and principal ('Principal Receivables') owing or to become owing with respect to the Loans and recoveries received with respect to Defaulted Loans. The aggregate amount of Principal
                                            Receivables as of the Closing Date will be no less than $850,000,000.
                                            The amounts of the Series 1998-1 Certificateholders Ownership
                                            Interests, the Series 1994-1 certificateholders ownership interests and the Transferor Ownership Interest will be determined on the basis of the amount of Principal Receivables in the Trust from time to time. The aggregate undivided interest in the Principal Receivables in the Trust evidenced by the Series 1998-1 Certificates will never exceed the amount of the Series 1998-1 Certificateholders Ownership
                                            Interests regardless of the total amount of Principal Receivables in the Trust at any time.

                                            Pursuant to the Agreement, the Transferor may, and under certain circumstances set forth in the Agreement will be required to, transfer to the Trust Additional Receivables relating to Loans funded by AIC or AICCO in the ordinary course of their businesses, and, in each case, sold to the Transferor from time to time under the
                                            Receivables Sale Agreement. AIC and AICCO presently expect to transfer all Eligible Receivables relating to Loans funded by them from
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                                            time to time to the Transferor for subsequent transfer to the Trust.
                                            The Transferor will in any event be required to transfer sufficient
                                            Additional Receivables to the Trust to maintain the Minimum
                                            Transferor Ownership Interest; otherwise, a Pay Out Event will occur and the Series 1998-1 Rapid Amortization Period will commence. See
                                            'Description of the Offered Certificates--Addition of Receivables'
                                            and '--Pay Out Events.'


                                            Further, pursuant to the Agreement, the Transferor has the right, subject to certain limitations and conditions set forth in the
                                            Agreement and as described herein, to remove certain Receivables designated by the Transferor from the Trust (the 'Removed
                                            Receivables') and accept the transfer of all the Removed Receivables from the Trust. In connection with any permitted removal of
                                            Receivables, the selection procedure for removal cannot be materially adverse to Series 1998-1 Certificateholders. Moreover, prior to any such permitted removal of Receivables, the Transferor will receive confirmation from the appropriate rating agencies and an opinion of counsel indicating, respectively, that neither the then ratings nor the federal income tax treatment of the Offered Certificates shall be adversely affected by such removal. The Transferor does not presently expect to remove Receivables from the Trust. See 'Description of the
                                            Offered Certificates--Removal of Receivables.'

SERVICER AND SERVICING FEE................  AIC is the servicer with respect to all Loans, other than those originated in California, for which AICCO is the servicer. AIC will be fully obligated to the Trust for AICCO's servicing performance. In certain limited circumstances set forth in the Agreement and as described herein, AIC and AICCO may resign or be removed as Servicer, in which event the Trustee or a third party servicer may be appointed as successor servicer (AIC and AICCO collectively (unless the context otherwise requires), or any such successor servicer, are referred to herein as the 'Servicer'). The Servicer is permitted to delegate certain of its duties as servicer under the Agreement to any of its affiliates other than AIR, but any such delegation will not relieve the Servicer of its obligations thereunder.

                                            For so long as AIC and AICCO are the Servicer, the Servicer will not be paid a monthly fee as servicing compensation from the Trust (the
                                            'Servicing Fee'). If AIC and AICCO cease to be the Servicer, then the monthly Servicing Fee allocable to the Series 1998-1
                                            Certificateholders will be equal to one-twelfth of the product of
                                            0.50% per annum and the then aggregate Series 1998-1
                                            Certificateholders Ownership Interests. On each Transfer Date, funds on deposit in the Finance Charge Account will, if necessary, be withdrawn for payment to the Servicer in respect of the Servicing Fee to be allocated among the Series 1998-1 Certificateholders as described under 'Description of the Offered Certificates--Servicing
                                            Compensation and Payment of Expenses.'
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AIG SUPPORT AGREEMENTS....................  AIC, AICCO and AIG are parties to a support agreement in which AIG has agreed to cause each of AIC and AICCO to have a minimum net worth of at least $1 and to provide AIC and AICCO with sufficient funds on a timely basis to meet when due their respective obligations under the Agreement and certain other obligations as described herein. AIG and AIR will enter into a similar support agreement on the Closing
                                            Date in which AIG will agree to cause AIR to have a minimum net worth of at least $1 and to provide AIR with sufficient funds on a timely basis to meet when due its obligations under the Agreement and certain other obligations as described herein. AIG, AIC, AICCO and
                                            AIR have not, however, agreed to guarantee payment of the Series
                                            1998-1 Certificates, Loans or Receivables. See 'Description of the
                                            Offered Certificates-- Support Agreements' and 'Risk Factors--Risk of
                                            Bankruptcy of the Transferor or the Original Transferors.'

INTEREST..................................  Interest on the Offered Certificates for each Interest Period will be distributed on May 15, 1998 and on the 15th day of each month thereafter, or if such day is not a business day, on the next succeeding business day (each, a 'Distribution Date'), in an amount equal to (a) with respect to the Series 1998-1 Class A Certificates, the product of (i) the actual number of days in the related Interest
                                            Period divided by 360, (ii) the Series 1998-1 Class A Certificate
                                            Rate for such Interest Period and (iii) the Series 1998-1 Class A
                                            Ownership Interest as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and (b) with respect to the Series 1998-1 Class B Certificates, the product of (i)
                                            the actual number of days in the related Interest Period divided by
                                            360, (ii) the Series 1998-1 Class B Certificate Rate for such
                                            Interest Period and (iii) the Series 1998-1 Class B Ownership
                                            Interest as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date). Interest for any
                                            Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at 2% over the applicable
                                            Certificate Rate (such overdue interest, and additional interest thereon, 'Additional Interest'). If the Series 1998-1 Class B
                                            Ownership Interest or the Series 1998-1 Class A Ownership Interest is
                                            reduced as a result of the allocation of Default Amounts, the related interest payable with respect to the Series 1998-1 Class B
                                            Certificates or the Series 1998-1 Class A Certificates, as the case may be, in subsequent months will be less than the amount of interest that would be payable by applying the applicable Certificate Rate to the unpaid principal balance of the related class of Series 1998-1
                                            Certificates. If the Series 1998-1 Class A Ownership Interest or the
                                            Series 1998-1 Class B Ownership Interest is reimbursed in full on any subsequent Transfer Date from funds available for such purpose as described elsewhere herein, interest that would have accrued on the
                                            Series 1998-1 Class A Ownership Interest or Series 1998-1 Class B
                                            Ownership Interest, as the case may be, had the same not been reduced
                                            ('Prior Period Interest'), will be payable on the next succeeding
                                            Distribution Date at the rate described under 'Description of the
                                            Offered Certificates-Application of Collections.' In addition, the
                                            Agreement will provide that
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                                            payment of any Series 1998-1 Class B Additional Interest shall be suspended during any period when the Series 1998-1 Class B Ownership
                                            Interest is zero and will further provide for the cancellation of any such interest remaining unpaid on the first date during the Series
                                            1998-1 Class B Controlled Amortization Period or, if applicable, the
                                            Series 1998-1 Rapid Amortization Period when the Series 1998-1 Class
                                            B Ownership Interest is or becomes zero. See 'Description of the
                                            Offered Certificates--Defaulted Loans; Charge-Offs,' '--Series 1998-1
                                            Yield Enhancement Account' and '--Interest Payments.'

                                            The 'Interest Period,' with respect to any Distribution Date, will be the period from the previous Distribution Date through the day preceding such Distribution Date, except the initial Interest Period will be the period from the Closing Date through the day preceding the initial Distribution Date.

                                            In general, interest payments distributable to the Series 1998-1
                                            Class A Certificateholders will be funded from the portion of Finance
                                            Charge Receivables collected during the preceding Monthly Period that is allocable to the Series 1998-1 Certificateholders Ownership
                                            Interests. If on any Transfer Date such collections are insufficient to fully fund the Series 1998-1 Class A Monthly Interest, then funds on deposit in the Series 1998-1 Yield Enhancement Account will be allocated, to the extent available, for distribution to the Series
                                            1998-1 Class A Certificateholders in payment of such shortfall. If funds on deposit in the Series 1998-1 Yield Enhancement Account are insufficient to fund the Series 1998-1 Class A Required Amount, which includes any shortfall in the payment of Series 1998-1 Class A
                                            Monthly Interest, then Series 1998-1 Reallocated Principal
                                            Collections will be allocated, to the extent available, to fund the
                                            Series 1998-1 Class A Monthly Interest.

                                            In general, interest payments distributable to the Series 1998-1
                                            Class B Certificateholders will be funded from the portion of Finance
                                            Charge Receivables collected during the preceding Monthly Period allocable to the Series 1998-1 Certificateholders Ownership Interests
                                            remaining after payment of interest due and owing the Series 1998-1
                                            Class A Certificateholders on each Distribution Date. If on any
                                            Transfer Date such collections are insufficient to fully fund the
                                            Series 1998-1 Class B Monthly Interest, then funds on deposit in the
                                            Series 1998-1 Yield Enhancement Account will be allocated, to the extent available, for distribution to the Series 1998-1 Class B
                                            Certificateholders in payment of such shortfall. If funds on deposit in the Series 1998-1 Yield Enhancement Account are insufficient to fund the Series 1998-1 Class B Required Amount, which includes any shortfall in the payment of Series 1998-1 Class B Monthly Interest, then Series 1998-1 Reallocated Principal Collections will be allocated, to the extent available, to fund the Series 1998-1 Class B
                                            Monthly Interest. See 'Series 1998-1 Yield Enhancement Account
                                            Generally' in this Summary and 'Description of the Offered
                                            Certificates--Interest Payments,' '--Principal Payments' and

                                            '--Reallocation of Cash Flows.'
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REVOLVING PERIOD PRIOR TO
  PRINCIPAL AMORTIZATION..................  The 'Series 1998-1 Revolving Period' with respect to the Series
                                            1998-1 Certificates means the period from and including the Closing
                                            Date to, but not including, the earlier of (a) the commencement of the Series 1998-1 Controlled Amortization Period and (b) the
                                            commencement of the Series 1998-1 Rapid Amortization Period. The
                                            purpose of the Series 1998-1 Revolving Period is to provide the
                                            Series 1998-1 Certificateholders with a period of time during which they will be entitled to receive interest only, and no principal, thereby extending the expected weighted average lives of the Series
                                            1998-1 Certificates. During the Series 1998-1 Revolving Period,
                                            collections in respect of Principal Receivables otherwise allocable in respect of one or more classes of the Series 1998-1 Certificates will, subject to certain limitations set forth in the Agreement and as described herein, be available to cover payments of interest on the Offered Certificates. Any remaining such collections will be treated as Shared Principal Collections and will be available to be applied to cover principal payments due to or for the benefit of the
                                            Series 1994-1 Certificateholders and/or certificateholders of other
                                            Series that may be issued in the future by the Trust, if so specified in the Supplements for such other Series, or paid to the holder of the Transferor Certificate. Conversely, during the Series 1994-1 revolving period, collections in respect of Principal Receivables otherwise allocable in respect of one or more classes of the Series
                                            1994-1 Certificates will, subject to certain limitations set forth in the Agreement, be available to cover payments of interest on the
                                            Series 1994-1 Certificates. Any remaining collections after such application will be treated as Shared Principal Collections and will be available to be applied to cover principal payments due to or for the benefit of the Series 1998-1 Certificateholders and/or certificateholders of other Series that may be issued in the future by the Trust, if so specified in the Supplements for such other
                                            Series, or paid to the holder of the Transferor Certificate. See
                                            'Description of the Offered Certificates--Shared Principal
                                            Collections.' Payment of principal with respect to the Series 1998-1
                                            Certificates is not scheduled to commence until the September 1999
                                            Distribution Date, when principal payments are scheduled to begin with respect to the Series 1998-1 Class A Certificates during the
                                            Series 1998-1 Class A Controlled Amortization Period. See
                                            'Description of the Offered Certificates--Principal Payments.' See
                                            also the description under 'Description of the Offered
                                            Certificates--Pay Out Events' for the events which would lead to the commencement of the Series 1998-1 Rapid Amortization Period and that could result in earlier payments of principal with respect to the
                                            Offered Certificates.


CONTROLLED AMORTIZATION
  PERIOD GENERALLY........................  Unless a Pay Out Event has occurred, the Series 1998-1 Revolving
                                            Period will end and the controlled amortization period with respect to the Series 1998-1 Certificates (the 'Series 1998-1 Controlled
                                            Amortization Period'), which includes controlled amortization periods for each class (the 'Series 1998-1 Class A Controlled Amortization
                                            Period,' the 'Series 1998-1 Class B Controlled Amortization Period'
                                            and the 'Series 1998-1 Class C Controlled Amortization Period,'
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                                       16
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                                            respectively), will commence on September 1, 1999 (and the first distribution of principal to the Series 1998-1 Class A
                                            Certificateholders will occur on the September 1999 Distribution
                                            Date). The purpose of the Series 1998-1 Controlled Amortization
                                            Period is to provide the Series 1998-1 Certificateholders with a period of time during which they will be entitled to receive scheduled principal payments, thereby enabling them to estimate the expected weighted average lives of the Series 1998-1 Certificates.
                                            The Series 1998-1 Class A Controlled Amortization Period will end on the earliest of (a) the commencement of the Series 1998-1 Rapid
                                            Amortization Period, (b) the payment in full of the Series 1998-1
                                            Class A Ownership Interest or (c) the Series 1998-1 Termination Date.
                                            Unless a Pay Out Event has occurred, the Series 1998-1 Class B
                                            Controlled Amortization Period will commence on the Distribution Date on which the Series 1998-1 Class A Ownership Interest is paid in full
                                            (the 'Series 1998-1 Class B Principal Commencement Date') and end on
                                            the earliest of (a) the commencement of the Series 1998-1 Rapid
                                            Amortization Period, (b) the payment in full of the Series 1998-1
                                            Class B Ownership Interest or (c) the Series 1998-1 Termination Date.
                                            Unless a Pay Out Event has occurred, the Series 1998-1 Class C
                                            Controlled Amortization Period will commence on the Distribution Date on which the Series 1998-1 Class B Ownership Interest is paid in full
                                            (the 'Series 1998-1 Class C Principal Commencement Date') and end on
                                            the earliest of (a) the commencement of the Series 1998-1 Rapid
                                            Amortization Period, (b) the payment in full of the Series 1998-1
                                            Class C Ownership Interest or (c) the Series 1998-1 Termination Date.

PRINCIPAL AMORTIZATION OF THE
  SERIES 1998-1 CLASS A CERTIFICATES......  No principal will be payable to Series 1998-1 Class A
                                            Certificateholders until the first Distribution Date with respect to the Series 1998-1 Class A Controlled Amortization Period, or, upon the occurrence of a Pay Out Event as described herein, the first
                                            Distribution Date with respect to the Series 1998-1 Rapid
                                            Amortization Period. On each Distribution Date during the Series
                                            1998-1 Class A Controlled Amortization Period, the Series 1998-1
                                            Class A Certificateholders will receive a principal payment equal to the least of (i) Series 1998-1 Available Investor Principal
                                            Collections on deposit in the Principal Account with respect to such
                                            Distribution Date, (ii) the Series 1998-1 Controlled Distribution
                                            Amount, which is equal to the sum of the Series 1998-1 Controlled
                                            Amortization Amount, which is $28,571,428.58, and any existing applicable Series 1998-1 Deficit Controlled Amortization Amount and
                                            (iii) the Series 1998-1 Class A Ownership Interest for such
                                            Distribution Date. See 'Description of the Offered
                                            Certificates--Principal Payments' and '--Application of Collections.'

PRINCIPAL AMORTIZATION OF THE
  SERIES 1998-1 CLASS B CERTIFICATES......  No principal will be payable to the Series 1998-1 Class B
                                            Certificateholders until the Series 1998-1 Class A Ownership Interest is paid in full. On each Distribution Date during the Series 1998-1
                                            Class B Controlled Amortization Period, the
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                                            Series 1998-1 Class B Certificateholders will receive a principal payment equal to the least of (i) Series 1998-1 Available Investor
                                            Principal Collections on deposit in the Principal Account with respect to such Distribution Date (minus the portion of such Series
                                            1998-1 Available Investor Principal Collections applied to Series
                                            1998-1 Class A Monthly Principal on such date), (ii) the Series
                                            1998-1 Controlled Distribution Amount (minus the portion of such
                                            Series 1998-1 Controlled Distribution Amount applied to Series 1998-1
                                            Class A Monthly Principal on such date) and (iii) the Series 1998-1
                                            Class B Ownership Interest for such Distribution Date. If Series
                                            1998-1 Available Investor Principal Collections are sufficient to pay the Series 1998-1 Controlled Amortization Amount on each Distribution
                                            Date during the Series 1998-1 Controlled Amortization Period, the
                                            Series 1998-1 Class B Ownership Interest will be paid in a single payment on the April 2000 Distribution Date. No principal will be payable to the Series 1998-1 Class C Certificateholders until the
                                            Series 1998-1 Class A Ownership Interest and Series 1998-1 Class B
                                            Ownership Interest are paid in full. See 'Description of the Offered
                                            Certificates--Principal Payments' and '--Application of Collections.'

RAPID AMORTIZATION PERIOD.................  During the period from the day on which a Pay Out Event has occurred and ending on the earlier of (a) the date on which the Series 1998-1
                                            Certificateholders Ownership Interests have been paid in full and (b)
                                            the Series 1998-1 Termination Date (the 'Series 1998-1 Rapid
                                            Amortization Period'), all Series 1998-1 Available Investor Principal
                                            Collections received during each Monthly Period will be distributed on the related Distribution Date in the order of priority described below, up to the aggregate Series 1998-1 Certificateholders Ownership
                                            Interests on such date. This is in contrast to the Series 1998-1
                                            Controlled Amortization Period during which the amount of collections in respect of Principal Receivables to be distributed to Series
                                            1998-1 Certificateholders on any related Distribution Date will be subject to specific limits as described above and may be less than the total Series 1998-1 Available Investor Principal Collections received by the Trust during the related Monthly Period. During the
                                            Series 1998-1 Rapid Amortization Period, all Series 1998-1 Available
                                            Investor Principal Collections will be distributed monthly on each
                                            Distribution Date to the Series 1998-1 Class A Certificateholders
                                            and, following payment in full of the Series 1998-1 Class A Ownership
                                            Interest, to the Series 1998-1 Class B Certificateholders and,
                                            following payment in full of the Series 1998-1 Class B Ownership
                                            Interest, to the Series 1998-1 Class C Certificateholders, beginning with the first Distribution Date following commencement of the Series
                                            1998-1 Rapid Amortization Period.

PAY OUT EVENTS............................  Pay Out Events, that is, events that will cause the commencement of the Series 1998-1 Rapid Amortization Period and may result in the payment of Principal Receivables collections allocable to the Series
                                            1998-1 Certificateholders earlier than scheduled generally include such events as (a) specified defaults in the remittance or deposit of funds or covenant breaches by AIC, AICCO or the Transferor, (b)
                                            breaches of specified representations and warranties by
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                                       18
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                                            AIC, AICCO or the Transferor, (c) a Series 1998-1 Annualized Monthly
                                            Excess Spread Amount below 400 basis points for three consecutive
                                            Monthly Periods, (d) specified failure of the Transferor to maintain the Transferor Ownership Interest at least equal to the Minimum
                                            Transferor Ownership Interest, (e) specified Servicer Defaults, (f) a
                                            Monthly Payment Rate of less than 14% for three consecutive Monthly
                                            Periods, (g) a Financed Premium Percentage of more than 90% in respect of Additional Receivables transferred to the Trust for three consecutive Monthly Periods, (h) certain events of bankruptcy or insolvency related to AIC, AICCO or the Transferor, (i) the inability, for any reason, of the Transferor to transfer Additional
                                            Receivables to the Trust and (j) a breach by AIG of the AIC Support
                                            Agreement or a breach by AIC of its support obligations under the
                                            Agreement with respect to AICCO or a breach by AIG of the AIR Support
                                            Agreement. See 'Description of the Offered Certificates--Pay Out
                                            Events' for a further discussion of the events which might lead to the commencement of the Series 1998-1 Rapid Amortization Period.

PAYMENT PRIORITIES........................  On each Distribution Date during the Series 1998-1 Revolving Period collections allocable to the Series 1998-1 Certificates will be allocated as described herein to pay, in the following priority: (i)
                                            interest due the Series 1998-1 Class A Certificateholders, (ii)
                                            interest due the Series 1998-1 Class B Certificateholders, and (iii)
                                            interest due the Series 1998-1 Class C Certificateholders. On each

                                            Distribution Date during the Series 1998-1 Controlled Amortization
                                            Period or the Series 1998-1 Rapid Amortization Period, collections allocable to the Series 1998-1 Certificates will be allocated as described herein to pay, in the following priority: (i) interest due the Series 1998-1 Class A Certificateholders, (ii) interest due the
                                            Series 1998-1 Class B Certificateholders, (iii) principal due the
                                            Series 1998-1 Class A Certificateholders, (iv) principal due the
                                            Series 1998-1 Class B Certificateholders, (v) interest due the Series
                                            1998-1 Class C Certificateholders, and (vi) principal due the Series
                                            1998-1 Class C Certificateholders. See 'Description of the Offered
                                            Certificates--Application of Collections.'

SERIES 1998-1 YIELD ENHANCEMENT
  ACCOUNT GENERALLY.......................  On each Transfer Date, the Servicer shall deposit into an account
                                            (the 'Series 1998-1 Yield Enhancement Account') maintained by the
                                            Trustee for the benefit of the Series 1998-1 Certificateholders an amount equal to the Series 1998-1 Available Yield Enhancement Amount
                                            for such date out of Receivables collections otherwise allocable to the holder of the Transferor Certificate in respect of the immediately preceding Monthly Period. In addition, the Servicer will deposit into the Series 1998-1 Yield Enhancement Account on each
                                            Transfer Date any Series 1998-1 Excess Finance Charges.

                                            The Series 1998-1 Available Yield Enhancement Amount on any Transfer
                                            Date will equal (a) during the Series 1998-1 Revolving Period, the product of (i) 2.25% and (ii) the product of (A) the collections for the related Monthly Period otherwise allocable to the Transferor
                                            Ownership Interest and (B) the Series 1998-1 Floating Investor
                                            Percentage divided by one minus the Aggregate Investor Percentage, and (b) during the
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                                       19
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                                            Series 1998-1 Controlled Amortization Period and the Series 1998-1
                                            Rapid Amortization Period, if any, the product of (i) 2.25% and (ii)
                                            the product of (A) the collections for the related Monthly Period otherwise allocable to the Transferor Ownership Interest and (B) in the case of collections of Finance Charge Receivables allocable to the Transferor Ownership Interest, the Series 1998-1 Floating
                                            Investor Percentage divided by one minus the Aggregate Investor
                                            Percentage, and in the case of collections of Principal Receivables allocable to the Transferor Ownership Interest, the Series 1998-1
                                            Fixed Investor Percentage divided by one minus the Aggregate Investor
                                            Percentage; provided that the Series 1998-1 Available Yield
                                            Enhancement Amount for any Transfer Date will be capped so that it will not exceed the sum of Series 1998-1 Class A Monthly Interest,
                                            Series 1998-1 Class A Additional Interest, Series 1998-1 Class B
                                            Monthly Interest, Series 1998-1 Class B Additional Interest, Series
                                            1998-1 Class C Monthly Interest and Series 1998-1 Class C Additional
                                            Interest, for such Transfer Date. See 'Description of the Offered

                                            Certificates--Series 1998-1 Yield Enhancement Account' and
                                            '--Interest Payments.'

USES OF FUNDS IN THE SERIES 1998-1 YIELD
  ENHANCEMENT ACCOUNT GENERALLY...........  Funds on deposit in the Series 1998-1 Yield Enhancement Account on each Transfer Date will be available for application on the next
                                            Distribution Date in respect of the Series 1998-1 Certificates to the extent and in the priorities set forth under 'Description of the
                                            Offered Certificates--Series 1998-1 Yield Enhancement Account.' In
                                            general, such funds will be available to cover interest payments due on the Series 1998-1 Certificates, to cover servicing fees allocable to the Series 1998-1 Certificates, to avoid a reduction in their respective ownership interests due to Default Amounts otherwise allocable to the Series 1998-1 Certificates and to reimburse reductions in such ownership interests due to allocation of Default
                                            Amounts in respect of previous Transfer Dates. There can be no assurance that funds on deposit in the Series 1998-1 Yield
                                            Enhancement Account, together with the portion of Finance Charge
                                            Receivables collections allocable to the Series 1998-1 Certificates on any particular Transfer Date, will be sufficient to cover any or all of such purposes.

                                            On each Transfer Date, any amount in excess of the Series 1998-1 91
                                            Day Delinquency Amount remaining in the Series 1998-1 Yield
                                            Enhancement Account after application of the funds on deposit therein for the purposes described above will be paid to the holder of the
                                            Transferor Certificate, provided that a Pay Out Event has not occurred. Amounts so paid will not be available on future
                                            Distribution Dates for payment or allocation to the holders of the
                                            Series 1998-1 Certificates. See 'Description of the Offered
                                            Certificates--Series 1998-1 Yield Enhancement Account.'
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PRINCIPAL COLLECTIONS AVAILABLE TO
  SUPPLEMENT SERIES 1998-1 YIELD
  ENHANCEMENT AMOUNT......................  If, on any Transfer Date, funds on deposit in the Series 1998-1 Yield
                                            Enhancement Account are less than the Series 1998-1 Class A Required
                                            Amount, collections in respect of Principal Receivables during the preceding Monthly Period that are allocable first to the Series
                                            1998-1 Class C Ownership Interest, then to the Series 1998-1 Class B
                                            Ownership Interest and finally to the Series 1998-1 Class A Ownership
                                            Interest with respect to such Monthly Period will be used to fund the remaining Series 1998-1 Class A Required Amount. Any reallocation of
                                            Principal Receivables collections to fund the Series 1998-1 Class A
                                            Required Amount or, as described in the following paragraph, the
                                            Series 1998-1 Class B Required Amount will result in a corresponding reduction in the Series 1998-1 Certificateholders Ownership
                                            Interests. The amount of any such reduction will be allocated first to reduce the Series 1998-1 Class C Ownership Interest, second to reduce the Series 1998-1 Class B Ownership Interest and lastly to reduce the Series 1998-1 Class A Ownership Interest.

                                            If Series 1998-1 Reallocated Principal Collections are insufficient to fund such remaining Series 1998-1 Class A Required Amount, then the Series 1998-1 Class C Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Class C Charge-Offs and
                                            Series 1998-1 Reallocated Principal Collections on such Transfer
                                            Date) will be reduced by the amount of such deficiency. In the event that such reduction would cause the Series 1998-1 Class C Ownership
                                            Interest to be a negative number, the Series 1998-1 Class C Ownership
                                            Interest will be reduced to zero, and the Series 1998-1 Class B
                                            Ownership Interest (after giving effect to reductions therein for any
                                            Series 1998-1 Class B Charge-Offs and any Series 1998-1 Reallocated
                                            Principal Collections on such Transfer Date) will be reduced by the amount by which the Series 1998-1 Class C Ownership Interest would have been reduced below zero. In the event that such reduction would cause the Series 1998-1 Class B Ownership Interest to be a negative number, the Series 1998-1 Class B Ownership Interest will be reduced to zero and the Series 1998-1 Class A Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Reallocated
                                            Principal Collections on such Transfer Date) will be reduced (but not below zero) by the amount by which the Series 1998-1 Class B
                                            Ownership Interest would have been reduced below zero (such reduction, a 'Series 1998-1 Class A Charge-Off'). If the Series
                                            1998-1 Class C Ownership Interest and the Series 1998-1 Class B
                                            Ownership Interest are reduced to zero, the Series 1998-1 Class A
                                            Certificateholders will bear directly the credit risks associated with their undivided interests in the Trust. See 'Risk Factors--
                                            Premium Finance Loan Credit and Related Risks,' 'Description of the
                                            Offered Certificates--Reallocation of Cash Flows' and '--Defaulted
                                            Loans; Charge-Offs.'
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                                            If, on any Transfer Date, funds on deposit in the Series 1998-1 Yield
                                            Enhancement Account and not required to pay the Series 1998-1 Class A
                                            Required Amount are less than the Series 1998-1 Class B Required
                                            Amount, collections in respect of Principal Receivables during the preceding Monthly Period that are available but not required to pay the Series 1998-1 Class A Required Amount will be used to fund such remaining Series 1998-1 Class B Required Amount. If Series 1998-1
                                            Reallocated Principal Collections are insufficient to fund the remaining Series 1998-1 Class B Required Amount, then the Series
                                            1998-1 Class C Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Class C Charge-Offs and Series 1998-1
                                            Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such deficiency. In the event that such reduction would cause the Series 1998-1 Class C Ownership Interest to be a negative number, the Series 1998-1 Class C Ownership Interest will be reduced to zero, and the Series 1998-1 Class B Ownership
                                            Interest (after giving effect to reductions therein for any Series
                                            1998-1 Reallocated Principal Collections on such Transfer Date) will be reduced (but not below zero) by the amount by which the Series
                                            1998-1 Class C Ownership Interest would have been reduced below zero
                                            (such reduction, a 'Series 1998-1 Class B Charge-Off'). If the Series
                                            1998-1 Class C Ownership Interest is reduced to zero, the Series
                                            1998-1 Class B Certificateholders will bear directly the credit risks associated with their undivided interests in the Trust.

                                            Any reallocation of Principal Receivables collections described above that occurs during the Series 1998-1 Controlled Amortization Period or any Series 1998-1 Rapid Amortization Period could slow the rate of amortization of the Series 1998-1 Class A Certificates and/or the
                                            Series 1998-1 Class B Certificates.

                                            In the event of a reduction of the Series 1998-1 Class A Ownership
                                            Interest, the Series 1998-1 Class B Ownership Interest or the Series
                                            1998-1 Class C Ownership Interest, the percentage of future collections of Finance Charge Receivables and Principal Receivables
                                            available to fund payments with respect to the Series 1998-1 Class A
                                            Certificates and the Series 1998-1 Class B Certificates will be decreased. See 'Description of the Offered Certificates--
                                            Reallocation of Cash Flows' and '--Defaulted Loans; Charge-Offs.'

NEW SERIES ISSUANCES
  GENERALLY...............................  The Agreement will authorize the Trustee to issue pursuant to one or more supplements to the Agreement (each, a 'Supplement') two types of certificates: (i) one or more series of certificates (each, a
                                            'Series') which may be issued in more than one class with varying rights and priorities and which will be transferable and have the characteristics described below and (ii) certificates evidencing the
                                            Transferor Ownership Interest (collectively, the 'Transferor
                                            Certificate'), currently
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                                            held by AIC and AICCO and to be transferred to the Transferor on the
                                            Closing Date, and thereafter held by the Transferor. Such Transferor
                                            Certificate will be transferable only as provided in the Agreement.
                                            The Series 1994-1 Certificates have previously been issued pursuant to such authority under the Original Agreement. See 'The Trust--Other
                                            Series.' The Agreement also provides that, pursuant to any one or more Supplements, the Transferor may reduce the Transferor Ownership
                                            Interest (a 'Transferor Ownership Interest Reduction') or, if
                                            provided in the relevant Supplement, certificateholders may tender certificates representing any outstanding Series of certificates to the Trustee and the Transferor may reduce the Transferor Ownership
                                            Interest (an 'Investor Exchange'), in either case to effectuate the issuance of one or more new Series (any new Series issuance pursuant to a Transferor Ownership Interest Reduction or an Investor Exchange
                                            is referred to as a 'New Series Issuance'). The Series 1998-1
                                            Supplement permits an Investor Exchange and corresponding New Series
                                            Issuance with respect to the Series 1998-1 Certificates. See
                                            'Description of the Offered Certificates--New Series Issuances.'
                                            Under the Agreement, the Transferor may define, with respect to any
                                            Series, the Principal Terms of the Series. The Transferor may offer any Series to the public or other investors under a prospectus or other disclosure document (a 'Disclosure Document') in transactions either registered under the Securities Act or exempt from
                                            registration thereunder, directly or through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The Transferor may offer, from time to time, additional Series issued by the Trust.
                                            The Trust will, as promptly as practicable, include in a periodic report filed with the Securities and Exchange Commission with respect to the Series 1998-1 Certificates, disclosure of all information related to issuance of any Series not required to be registered under the Securities Act that is material to the holders of, or potential investors in, the Series 1998-1 Certificates. See 'Description of the
                                            Offered Certificates--New Series Issuances.' However, at all times, the interest in the Principal Receivables in the Trust represented by the Transferor Ownership Interest is required to equal or exceed the
                                            Minimum Transferor Ownership Interest.

REQUIREMENTS FOR NEW SERIES ISSUANCES.....  Under the Agreement and pursuant to a Supplement, a New Series
                                            Issuance may occur only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such
                                            Series, (ii) an opinion of counsel covering certain tax matters as described herein, (iii) if required by the related Supplement, the form of Enhancement, (iv) if an Enhancement is required by the
                                            Supplement, an appropriate Enhancement instrument or agreement, (v)
                                            written confirmation from each Rating Agency that the New Series
                                            Issuance will not result in such Rating Agency reducing or
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                                       23
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                                            withdrawing its then existing rating on any then outstanding Series rated by it, and (vi) if applicable, the certificates representing the Series to be exchanged.

                                            In light of the aforementioned requirements for a New Series
                                            Issuance, including the required ratings confirmation and tax opinion, the Transferor does not presently expect that any New Series
                                            Issuance, including any issuance as part of an Investor Exchange, will have a material adverse effect on the Series 1998-1
                                            Certificates. There can be no assurance, however, that the Principal
                                            Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Series 1998-1 Certificateholder, including as a result of the refixing of the percentage utilized with respect to the allocation of the Principal Receivables. See 'Description of the
                                            Offered Certificates--New Series Issuances' and '--Allocation
                                            Percentages.'

DENOMINATION..............................  The Offered Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

BOOK-ENTRY CERTIFICATES...................  The Offered Certificates will initially be issued in book-entry form only and will be represented by one or more certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. Under a book-entry system, Certificate Owners might experience some delay in their receipt of payments, since such payments will initially be forwarded by the Trustee to Cede, as nominee for DTC. Further,
                                            Certificate Owners will not be recognized by the Trustee as
                                            Certificateholders, as such term will be used in the Agreement, and
                                            Certificate Owners will only be permitted to exercise the rights of
                                            Holders of Offered Certificates indirectly through DTC and its participating organizations. See 'Description of the Offered
                                            Certificates--Book-Entry Registration' and '--Definitive
                                            Certificates.'

COLLECTIONS...............................  The Servicer will deposit collections of Receivables in the
                                            Collection Account described under 'Description of the Offered
                                            Certificates--The Collection Account' at the times and to the extent therein described. All amounts deposited in the Collection Account will be allocated in the manner provided in the Agreement, as supplemented by the Series 1994-1 Supplement, the Series 1998-1
                                            Supplement and the Supplements relating to any future Series, by the
                                            Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. All such amounts will then be allocated in accordance with the respective interests of the Series 1998-1 Certificateholders, the Series 1994-1
                                            Certificateholders, the certificateholders of any other Series and the holder of the Transferor Certificate in the Principal Receivables
                                            and in the Finance Charge

                                            Receivables of the Trust. See 'Description of the Offered
                                            Certificates--Allocation Percentages.'

SHARED PRINCIPAL COLLECTIONS..............  The Offered Certificates are included in Series 1998-1. The Series
                                            1994-1 Certificates were previously issued and other Series may be issued in the future. Collections of Principal Receivables allocated to the Series 1998-1 Certificateholders Ownership Interests with respect to the Series 1998-1 Certificates that are not needed to make payments on the Series 1998-1 Certificates will be allocated, if necessary, to cover principal payments due to or for the benefit of the Series 1994-1 Certificateholders and may be allocated for such purposes with respect to other Series of certificates ('Shared
                                            Principal Collections'). Any such reallocation will not result in a reduction in the Series 1998-1 Certificateholders Ownership
                                            Interests. In addition, collections of Principal Receivables and certain other amounts otherwise allocable to the Series 1994-1
                                            Certificateholders, to the extent such collections are not needed to make payments to or deposits for the benefit of the Series 1994-1
                                            Certificateholders, will be allocated, if necessary, to cover principal payments due to or for the benefit of the Series 1998-1
                                            Certificateholders and may be applied for such purposes with respect to other Series of certificates. See 'Description of the Offered
                                            Certificates-- Shared Principal Collections.'

DEPOSITS IN THE EXCESS FUNDING ACCOUNT....  In certain circumstances as described herein, if on any date the
                                            Transferor Ownership Interest equals or is less than the Minimum
                                            Transferor Ownership Interest as of the end of the preceding Monthly
                                            Period, funds (to the extent available therefor as described herein)
                                            otherwise payable to the holder of the Transferor Certificate on such date will be deposited in the Excess Funding Account. Funds allocable to the Series 1998-1 Certificates on deposit in the Excess Funding
                                            Account at the beginning of any Series 1998-1 Rapid Amortization
                                            Period for the Series 1998-1 Certificates will be available for payment to the Series 1998-1 Certificateholders in respect of principal. See 'Description of the Offered Certificates--Excess
                                            Funding Account.'

OPTIONAL REPURCHASE.......................  The Series 1998-1 Certificates will be subject to optional repurchase by the Transferor on any Distribution Date on or after the
                                            Distribution Date on which the Series 1998-1 Certificateholders
                                            Ownership Interests are reduced to an amount less than or equal to
                                            $21,052,640 (10% of the Series 1998-1 Initial Certificateholders
                                            Ownership Interests), if certain conditions set forth in the
                                            Agreement and as described herein are met (a 'Cleanup Call'). The repurchase price will be equal to the sum of the unpaid Series 1998-1
                                            Certificateholders Ownership Interests and all accrued and unpaid interest on the Series 1998-1 Certificates through the day preceding the Distribution Date on which the Cleanup Call occurs less amounts, if any, on deposit at such Distribution Date in the Series 1998-1
                                            Distribution Account for the payment of principal

                                            and interest due on the Series 1998-1 Certificates. See 'Description
                                            of the Offered Certificates--Final Payment of Principal; Termination
                                            of the Trust.'


TRUSTEE...................................  The First National Bank of Chicago, a national banking association
                                            (the 'Trustee'). The Corporate Trust Office is located at One First
                                            National Plaza, Suite 0126, Chicago, Illinois, 60670-0126, except that for purposes of notices to the Trustee and the registration of transfer and exchange of the Series 1998-1 Certificates, the
                                            Corporate Trust Office is located at 14 Wall Street, Eighth Floor,
                                            New York, New York 10005.

TAX STATUS................................  Counsel to the Transferor has issued its opinion, subject to the assumptions set forth therein, that under existing law, as more fully discussed under 'United States Federal Income Tax Consequences' and
                                            'Certain State and Local Tax Consequences,' the Offered Certificates
                                            will be characterized as debt secured by the Receivables for federal,
                                            California and New York State income tax purposes. Under the
                                            Agreement, the holder of the Transferor Certificate and the
                                            Certificate Owners will agree to treat the Offered Certificates as debt of the Transferor for federal, state and local income, franchise and other tax purposes. See 'United States Federal Income Tax
                                            Consequences' and 'Certain State and Local Tax Consequences' for
                                            additional information concerning the application of United States federal income and certain state and local tax laws to an investment in the Offered Certificates.

ERISA PLANS...............................  The purchase of Offered Certificates by (a) any employee benefit plan that is subject to the Employee Retirement Income Security Act of
                                            1974, as amended ('ERISA'), (b) any plan or other arrangement
                                            (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code, or (c) any entity whose underlying assets include 'plan assets' under regulations issued by the Department of Labor by reason of any such plan's investment in the entity ('ERISA Plans') may constitute or result in prohibited transactions or other violations of ERISA. Therefore, the Offered
                                            Certificates may not be acquired by any ERISA Plans. By their acceptance of Offered Certificates, the Holders of Offered
                                            Certificates will be deemed to have represented and warranted that they are not subject to the foregoing limitation.

RATINGS OF OFFERED
  CERTIFICATES............................  It is a condition to the issuance of the Series 1998-1 Class A
                                            Certificates that they be rated 'AAA' by Standard & Poor's Ratings
                                            Group ('Standard & Poor's') and Aaa by Moody's Investors Service,
                                            Inc. ('Moody's'). The rating of the Series 1998-1 Class A
                                            Certificates is based on the collectability of the Receivables, the terms of the Series 1998-1 Class B Certificates and of the Series
                                            1998-1 Class C Certificates, including the subordination terms, the availability of funds to be deposited into the Series 1998-1 Yield
                                            Enhancement Account, the loss allocation method and the Support
                                            Agreements with AIG.

                                            It is a condition to the issuance of the Series 1998-1 Class B
                                            Certificates that they be rated at least 'A' by Standard & Poor's and
                                            'A2' by Moody's. The rating of the Series 1998-1 Class B Certificates is based on the collectability of the Receivables, the terms of the
                                            Series 1998-1 Class C Certificates, including the subordination terms, the availability of funds to be deposited into the Series
                                            1998-1 Yield Enhancement Account, the loss allocation method and the
                                            Support Agreements with AIG.

                                            The ratings address the likelihood of full payment of principal and interest of the Offered Certificates by the Series 1998-1 Termination
                                            Date. Any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to any such class or the possibility of the imposition of United States withholding tax with respect to non-U.S. Holders of Offered Certificates. The rating will not be a recommendation to purchase, hold or sell any such Offered
                                            Certificates, and such rating will not comment as to the
                                            marketability of such Offered Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment future circumstances relating to the basis of the ratings, such as adverse changes in the
                                            collectability of the Receivables or a lowering of AIG's present long-term debt rating, so warrant. See 'Risk Factors-- Limitations on
                                            Certificate Rating; Risk of Downgrade.'

                                  RISK FACTORS

     LIMITED LIQUIDITY. There is currently no market for the Offered Certificates. The Underwriters intend to make a market in the Offered Certificates but are not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Holders of Offered Certificates with liquidity of investment or that it will continue until the Offered Certificates are paid in full.

     PREMIUM FINANCE LOAN CREDIT AND RELATED RISKS. Commercial premium finance loans entail several different risks, including (a) the creditworthiness of the borrower (the 'Obligor'), (b) the creditworthiness of the insurance company, in those cases where reliance is placed on the right to unearned premiums as collateral for the loan, and (c) the capabilities and operating procedures of the insurance agent or broker that (i) places the insurance policy, (ii) serves as a source of significant information concerning the loan transaction and (iii) may disburse the loan proceeds or collect unearned premium funds. Application of federal and state bankruptcy, debtor relief or insolvency laws to an insolvency of an Obligor, insurance company or insurance agent or broker involved with a loan would affect the interests of the Holders of Offered Certificates in the Receivables if such laws result in any Receivables being written off as uncollectible or prevent the cancellation of such Obligor's insurance policy or the collection of related unearned premium, if any, which may serve as collateral for such Obligor's Loan. See 'Business of A.I. Receivables Corp., A.I. Credit Corp. and AICCO, Inc.--Premium Finance Loan Underwriting Procedures' and 'Description of the Offered Certificates--Defaulted Loans; Charge-Offs.'

     RISK OF BANKRUPTCY OF THE TRANSFEROR OR THE ORIGINAL TRANSFERORS. The Transferor will transfer to the Trust pursuant to the Agreement the entire beneficial interest in the Loans funded by AIC or AICCO to Obligors to finance premiums on property and casualty insurance policies, including (a) the right to receive payments on the Loans, all amounts due and to become due and all collections and recoveries thereon and (b) the proceeds of certain collateral security with respect thereto. Only the beneficial interest in the Loans has heretofore been transferred to the Trust by the Original Transferors under the Original Agreement, and only the beneficial interest therein will be transferred by the Original Transferors to the Transferor under the Receivables Sale Agreement and by the Transferor to the Trust under the Agreement. It is intended that AIC or AICCO, as the case may be, will hold legal title to the Loans for state regulatory purposes and in order to service and collect the Loans, but that otherwise AIC or AICCO will be acting as nominal title holder only. Accordingly, the Trust's rights with respect to the Loans will be derivative through the Transferor and AIC and AICCO. Neither the Transferor nor the Trust will (i) have made any loans directly to any Obligor, (ii) directly purchase any loans from Third Party Originators, (iii) have any direct contractual relationships with any Obligors or (iv) have any direct security interest in, or direct rights with respect to, any assets or rights of any Obligors pledged as collateral for the Loans. Accordingly, the Trustee may not have the ability to exercise remedies directly against Obligors and the exercise of any such remedies may require the assistance or cooperation of AIC or AICCO.

     The Transferor will represent and warrant in the Agreement that its transfer of Future Receivables to the Trust as of the Closing Date and thereafter is a valid transfer of Receivables to the Trust. The Transferor will also warrant and covenant in the Agreement that the Future Receivables have been and will be transferred free and clear of any adverse claim and that, except for transfers to the Trust pursuant to the Agreement or as otherwise provided therein with respect to a permitted merger, consolidation or sale of assets by the Transferor, the Transferor will not sell, pledge, assign, transfer or grant any adverse claim on any Receivable (or interest therein) or any other asset of the Trust. The Original Transferors will have made similar representations, warranties and covenants with respect to the Existing Receivables under the Agreement.

     Section 541(d) of the United States Bankruptcy Code (the 'Bankruptcy Code') provides, in pertinent part, that where a debtor retains only legal title to property to service the property, but does not retain an equitable interest, the property included in the debtor's bankruptcy estate will be limited to the debtor's legal title interest only and not to any equitable interest it does not hold. Since (i) there appears to be uncertainty as to the application of Section 541(d) to property interests outside of real estate mortgage loans, (ii) AIC and AICCO will be retaining an equitable interest in the Receivables through the ownership of the Series 1994-1 Class C Certificates, and (iii) the Transferor will be retaining an equitable interest in the

Receivables through the Transferor Ownership Interest and through the ownership of the Series 1998-1 Class C Certificates, a court could find that the Receivables had not been sold and removed from the estate of either AIC, AICCO or the Transferor, but remain part of any such entity's estate in the event of bankruptcy. Further, in Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. den., 114 S. Ct. 554, the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a 'true sale,' the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller.

     In light of the foregoing, a creditor or trustee-in-bankruptcy of any of AIC, AICCO or AIR could attempt to take the position that the transfer of such beneficial interest pursuant to the Receivables Sale Agreement or the Agreement was not a sale and should be recharacterized as an assignment of collateral as security for the benefit of the Transferor or the holders of certificates issued by the Trust. If the transfer to the Transferor or to the Trust were deemed to be a grant to the Transferor or to the Trust of a security interest in the Receivables, the Trustee may have an unperfected security interest therein that will not have a priority over other, unsecured creditors, and would be subordinate to secured creditors, of AIC, AICCO or the Transferor. Also, if it were determined that the Trust or the Transferor had only an unperfected security interest in its assets, payments made within one year of a bankruptcy proceeding in respect of AIC, AICCO or the Transferor could be subject to recapture as assets of such entity's bankruptcy estate pursuant to Section 547 of the Bankruptcy Code. Holders of Offered Certificates, consequently, could experience delays in payment or possibly losses in their investment in the Offered Certificates if a bankruptcy proceeding in respect of AIC, AICCO or the Transferor were to occur. AIG has agreed for the benefit of the Trustee and the certificateholders of all outstanding Series in the AIC Support Agreement described elsewhere herein to cause each of AIC and AICCO to have a minimum net worth of at least $1 and, if AIC or AICCO has insufficient funds to (a) meet any of its obligations under the Agreement or (b) pay any of its other obligations when due (except for any such obligations which are the subject of a bona fide dispute), the non-payment of which could constitute a basis for the filing of an involuntary case against either AIC or AICCO under the Bankruptcy Code, to provide AIC or AICCO, as the case may be, funds on a timely basis to cause such obligations to be satisfied when due. AIG has agreed for the benefit of the Trustee and the certificateholders of all outstanding Series in the AIR Support Agreement described elsewhere herein to cause AIR to have a minimum net worth of at least $1 and, if (a) AIR has insufficient funds to meet any of its obligations under the Agreement or (b) AIR has insufficient funds to pay any of its other obligations when due (except for any such obligations which are the subject of a bona fide dispute), the non-payment of which could constitute a basis for the filing of an involuntary case against AIR under the Bankruptcy Code, to provide AIR funds on a timely basis to cause such obligations to be satisfied when due. The Support Agreements and AIC's comparable undertaking in the Agreement reduce the probability that an Original Transferor or the Transferor might be subject to a bankruptcy proceeding or have unpaid creditors who might take the aforementioned position. See 'Description of the Offered Certificates--Support Agreements.'

     If a bankruptcy-related event involving AIC, AICCO or the Transferor were to occur, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Agreement, Additional Receivables would not be transferred to the Trust and the Trustee would be obligated to sell the Receivables (unless holders of more than 50% of the certificateholders ownership interests of each Series of certificates issued and outstanding, including any certificates held by the Transferor if no bankruptcy-related event has occurred as to the Transferor (or, with respect to any Series with two or more classes, more than 50% of each class) and the holder of the Transferor Certificate (if no bankruptcy-related event has occurred as to such holder), instruct otherwise) in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms, which may cause early termination of the Trust and a loss to certificateholders of each such Series (including the Series 1998-1 Certificateholders) if the proceeds from such early sale allocable to such Series, if any, and the amounts available under any Enhancement applicable to such Series were insufficient to pay certificateholders of such Series in full. If a Pay Out Event occurs that is due to the bankruptcy of either AIC or AICCO, a bankruptcy trustee may have the power to prohibit continued transfers of Receivables to the Transferor and to repudiate the servicing obligations of AIC or AICCO, as the case may be. If a Pay Out Event occurs that is due either to the bankruptcy of the Transferor or the appointment of a bankruptcy trustee for the Transferor, the bankruptcy trustee would have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Series 1998-1 Rapid Amortization Period. A bankruptcy trustee in such event may also have the power to cause the early sale of the Receivables, to prohibit the continued transfer of Additional Receivables to the Trust and to cause the early retirement of the Offered Certificates. If an early retirement of the Offered Certificates should occur, Holders of Offered Certificates are likely to be repaid principal amounts earlier than anticipated with respect to their Offered Certificates, which would affect the anticipated average life of the Offered Certificates and could result in reinvestment risk with respect to such earlier repayments.

     In addition, in the event of a Servicer Default relating to the bankruptcy of the Servicer, if no Servicer Default other than such bankruptcy exists, the bankruptcy trustee for the Servicer may have the power to prevent either the Trustee or the certificateholders of outstanding Series of certificates from appointing a successor servicer.

     RISK OF STATE REGULATION OF PREMIUM FINANCE LENDING. The making, purchasing and servicing of insurance premium loans is subject to numerous state laws and regulations which impose requirements on the making, enforcement and collection of insurance premium loans. The states may enact additional laws and regulations and amendments to existing laws and regulations to regulate further the premium loan industry or to reduce finance charges or other fees or charges applicable to insurance premium loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of finance charges and other fees and charges and the ability of the Trust to retain a successor servicer in the event AIC or AICCO shall cease for any reason to continue as a Servicer. Since neither the Trust nor the Transferor makes or services premium finance loans or has acquired legal title to any such loans, AIC and AICCO believe that there is no requirement that either the Transferor or the Trust be licensed under any state premium finance licensing laws.


     Pursuant to the Agreement, the Transferor will covenant to accept reassignment of each Future Receivable, and AIC or AICCO, as the case may be, will covenant to accept reassignment of each Existing Receivable, that does not comply with certain representations and warranties, including representations concerning compliance with applicable state law and regulations, if, as a result of such noncompliance, the related Loan becomes a Defaulted Loan. Pursuant to the Receivables Sale Agreement, each of the Original Transferors will covenant to accept reassignment of each Future Receivable sold by it to the Transferor that may be reassigned to the Transferor because of a breach of a representation and warranty. See 'Description of the Offered Certificates--Representations and Warranties.' The Trustee has not made, and it is not anticipated that it will make, any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The Trust's remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period and the related Loan becomes a Defaulted Loan because of such breach is that (i) in the case of a Future Receivable, the Transferor will be obligated to accept reassignment of the Receivable affected thereby and, in turn, the Transferor will reassign such Future Receivable to either AIC or AICCO, as applicable, which will be obligated to accept a reassignment of such Receivable pursuant to the terms of the Receivables Sale Agreement, or (ii) in the case of an Existing Receivable, the applicable Original Transferor will be obligated to accept reassignment of such Receivable. See '-- Risk of Bankruptcy of the Transferor or the Original Transferors' and 'Description of the Offered Certificates--Representations and Warranties.'

     DEPENDENCE ON THE BUSINESS OF AIC AND AICCO. The premium finance loan industry is competitive and includes banks as well as other premium finance lending companies that offer financing to companies that purchase commercial insurance. Insurance premium lenders may compete on the basis of loan pricing and terms, underwriting criteria and servicing quality. If commercial insurance consumers choose to utilize competing sources of credit, the amount of available Additional Receivables relating to Loans funded by AIC or AICCO may be reduced. The size of the Trust will be dependent upon the Transferor's continued ability to transfer to the Trust Additional Receivables, which in turn will be dependent upon the continued ability of AIC and AICCO to generate Additional Receivables for subsequent sale to the Transferor and transfer by the Transferor to the Trust. If the amount of Additional Receivables generated declines significantly, Additional Receivables available to be transferred to the Trust will decline. If the amount of Additional Receivables generated declines to such an extent that the Transferor is unable to maintain the Minimum Transferor Ownership Interest, a Pay Out Event would occur, in which event the Series 1998-1 Rapid Amortization Period would commence. If the Series 1998-1 Rapid Amortization Period commences, Series 1998-1 Certificateholders are likely to be repaid principal amounts earlier than anticipated with respect to their Series 1998-1 Certificates, which would affect the anticipated average life of the Series 1998-1 Certificates and could result in reinvestment risk with respect to such earlier repayments. In addition, the amount otherwise allocable to the holder of the Transferor Certificate that would be available to be deposited into the Series 1998-1 Yield Enhancement Account could be reduced thereby, reducing funds available to pay amounts due with respect to the Series 1998-1 Certificates. See 'Description of the Offered Certificates--Pay Out Events' and '--Series 1998-1 Yield Enhancement Account.'

     GEOGRAPHIC CONCENTRATION AND ADVERSE ECONOMIC FACTORS. Significant percentages of Loans underlying the Receivables were originated in New York, California, Texas and New Jersey. After giving effect to the transfer of Additional Receivables, the specific percentages may increase or decrease. Economic factors, including the occurrence of a recession, the rate of inflation, and relative interest rates, may have an adverse impact on the performance of the Receivables and on the ability of AIC and AICCO to generate Additional Receivables. In particular, negative economic developments in New York, California, Texas or New Jersey could have an adverse impact on the timing and amounts of payments made by borrowers in respect of Receivables and could cause such borrowers to become bankrupt or insolvent. Such developments may adversely affect the payments received by the Trust and could lead to a Pay Out Event which would cause the early retirement of the Offered Certificates and result in reinvestment risk. See '--Premium Finance Loan Credit and Related Risks' and 'Maturity Considerations.'

     RISK OF LIMITATIONS ON SUBORDINATION AND YIELD ENHANCEMENT. Although the probability of payment of amounts due with respect to the Offered Certificates is intended to be enhanced by the subordination described herein of payments on the Series 1998-1 Class C Certificates and by the availability of amounts in the Series 1998-1 Yield Enhancement Account as described herein and, in the case of the Series 1998-1 Class A Certificates, also by the subordination of payments on the Series 1998-1 Class B Certificates to the Series 1998-1 Class A Certificates as described herein, the amount of such enhancement is limited and may decline during the Series 1998-1 Controlled Amortization Period or any Series 1998-1 Rapid Amortization Period or as a result of Defaulted Loans. If the subordination of payments on the Series 1998-1 Class C Certificates and any amounts deposited into the Series 1998-1 Yield Enhancement Account are insufficient to protect the Series 1998-1 Class B Certificates from shortfalls or delays in collections on the Receivables, then the Series 1998-1 Class B Certificateholders will bear directly the credit risk associated with their undivided interests in the Trust. If the subordination of payments on the Series 1998-1 Class C Certificates and the Series 1998-1 Class B Certificates and any amounts deposited into the Series 1998-1 Yield Enhancement Account are insufficient to protect the Series 1998-1 Class A Certificates from shortfalls or delays in collections on the Receivables, then the Series 1998-1 Class A Certificateholders will bear directly the credit risk associated with their undivided interests in the Trust. The credit risk associated with the Series 1998-1 Certificateholders' undivided interests in the Trust is the risk that the Trust will not receive full and timely payment of the Receivables. This risk is described further in '--Premium Finance Loan Credit and Related Risks' above. Series of certificates issued in the future may share with the Offered Certificates in the benefits of any amounts deposited into the Excess Funding Account. The Series 1994-1 Offered Certificates will share with the Offered Certificates in the benefits of amounts deposited into the Excess Funding Account. See 'Description of the Offered Certificates--Subordination,' '--Series 1998-1 Yield Enhancement Account' and '--Excess Funding Account.'

     OTHER SERIES MAY IMPACT PAYMENTS. The Trust, as a master trust, has issued the Series 1994-1 Certificates, will issue the Series 1998-1 Certificates, and may issue additional Series of certificates. While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series, including the Series 1998-1 Certificateholders. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Enhancement and different or additional pay out events and/or provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits; the Series 1998-1 Supplement will not permit such subordination of the Offered Certificates to any other Series). It is a condition precedent to any New Series Issuance that either (A) each Rating Agency deliver written confirmation to the Trustee that such issuance will not result in such Rating Agency reducing or withdrawing its then-existing rating on any outstanding Series or (B) if at the time of the issuance there is no outstanding Series which is currently rated by a Rating Agency, a nationally recognized investment banking firm or commercial bank deliver a certificate to the Trustee to the effect that the issuance will not have an adverse effect on the timing or distribution of payments to such other Series. There can be no assurance, however, that the Principal Terms of any other Series, including Series 1994-1 and any other Series issued from time to time hereafter, will not have an impact on the timing and amount of payments received by a Series 1998-1 Certificateholder, including as a result of the refixing of the percentage utilized with respect to the allocation of the Principal Receivables. See 'Description of the Offered Certificates--New Series Issuances' and '--Allocation Percentages.'

     If the Trust issues any additional Series in a future public offering, the Trust will do so pursuant to a registration statement (and prospectus) under the Securities Act that is separate from this Prospectus and its related registration statement. The new prospectus will not take the form of a supplement to this Prospectus as is utilized in shelf offerings under the Securities Act.

     CERTIFICATEHOLDER CONTROL LIMITATIONS. Subject to certain exceptions, the certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement, including the related Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate certificateholders ownership interests of all Series or of the certificateholders ownership interests of each Series or of classes within a Series will be required to take or direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Agreement in certain circumstances and directing a repurchase by the Transferor and/or the Original Transferors of some or all outstanding Receivables upon the breach of certain representations and warranties by the Transferor and/or the Original Transferors. In such instances, the interests of the Series 1998-1 Certificateholders may not be aligned with the interests of the holders of certificates of such other Series. Thus, even if the requisite majority of Series 1998-1 Certificateholders votes to take or direct such action, the holders of certificates of such other Series may control whether or not such action occurs.


     RISK OF DECLINE IN QUALITY OF ADDITIONAL RECEIVABLES. AIC and AICCO will be obligated pursuant to the Receivables Sale Agreement to transfer to the Transferor the Additional Receivables relating to Loans funded by them that the Transferor elects or is obligated to transfer to the Trustee for the benefit of the Trust pursuant to the Agreement. Such Additional Receivables may include Receivables originated using criteria different from those which were applied to the Existing Receivables because such Receivables were originated at a different date. Consequently, there can be no assurance that Additional Receivables designated in the future will be of the same credit quality as previously designated Receivables. The designation of Additional Receivables will be subject to the satisfaction of certain conditions described herein under 'Description of the Offered Certificates-- Addition of Receivables.' Except for the criteria described thereunder, there are no required characteristics of Additional Receivables. Following the transfer of Additional Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables included in the Trust may vary from those of the Receivables included in the Trust on the Closing Date. See 'The Receivables.'

     RISK OF INSUFFICIENCY OF ADDITIONAL RECEIVABLES. There is no assurance that there will be at any time after the Closing Date sufficient Additional Receivables available for transfer to the Transferor and to the Trust to avoid a Pay Out Event. The commencement and continuation of a Series 1998-1 Controlled Amortization Period for a class with respect to the Trust will be dependent upon the continued generation of Additional Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Series 1998-1 Rapid Amortization Period. See 'Maturity Considerations' and 'Description of the Offered Certificates--Pay Out Events.'

     LIMITATIONS ON CERTIFICATE RATING; RISK OF DOWNGRADE. Any rating assigned to a class of the Offered Certificates by Standard & Poor's or Moody's (individually, a 'Rating Agency' and collectively, the 'Rating Agencies') will reflect such Rating Agency's assessment of the likelihood that certificateholders of such class will receive the payments of interest and principal required to be made under the Agreement and will be based on the collectability of the Receivables in the Trust, the terms, including the subordination terms, of other classes, the availability of amounts in the Series 1998-1 Yield Enhancement Account, the loss allocation method and the Support Agreements with AIG. The rating addresses the likelihood of full payment of principal and interest of the Offered Certificates by the Series 1998-1 Termination Date. Any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such class or the possibility of the imposition of United States withholding tax with respect to non-U.S. Holders of Offered Certificates. The rating will not be a recommendation to purchase, hold or sell certificates of such class, and such rating will not comment as to the marketability of such Offered Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment future circumstances relating to the basis of the rating, such as adverse changes in the collectability of the Receivables or a lowering of AIG's long-term debt rating, so warrant.


     The Transferor will request a rating of the Offered Certificates by the two Rating Agencies. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating with respect to any Offered Certificate or class thereof, and, if so, what such rating would be. A rating assigned to any Offered Certificates or class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Transferor's request.

     BOOK-ENTRY REGISTRATION. The Offered Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Series 1998-1 Certificateholders, as that term will be used in the Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Series 1998-1 Certificateholders indirectly through DTC and its participating organizations. See 'Description of the Offered Certificates--Book-Entry Registration' and '--Definitive Certificates.'

     REPORTS TO CERTIFICATEHOLDERS. Unless and until Definitive Certificates are issued, monthly and annual reports containing information concerning the Trust and prepared by the Trustee will be sent on behalf of the Trust to Cede, as nominee for DTC and the registered holder of the Offered Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be sent by the Servicer or the Trustee to the Certificate Owners. See 'Description of the Offered Certificates--Book-Entry Registration,' '--Definitive Certificates,' and '-- Reports to Holders of Offered Certificates.'

                            MATURITY CONSIDERATIONS


     The Agreement provides that the Series 1998-1 Class A Certificateholders will not receive payments of principal until the first Distribution Date with respect to the Series 1998-1 Controlled Amortization Period, which is the September 1999 Distribution Date, or earlier in the event of a Pay Out

Event which results in the commencement of the Series 1998-1 Rapid Amortization Period. Series 1998-1 Class A Certificateholders will receive payments of principal on each Distribution Date following the commencement of the Series 1998-1 Rapid Amortization Period, to the extent of funds available therefor, until the Series 1998-1 Class A Ownership Interest has been paid in full or the Series 1998-1 Termination Date has occurred. The Series 1998-1 Class B Certificateholders will not begin to receive payments of principal until the Series 1998-1 Class A Ownership Interest has been fully paid.


     On each Distribution Date during the Series 1998-1 Class A Controlled Amortization Period (which is presently scheduled to include the Distribution

Dates occurring in the months from September 1999 to March 1999), the Series 1998-1 Class A Certificateholders will be entitled to receive monthly payments of principal until the Series 1998-1 Class A Ownership Interest has been paid in full equal to the least of (a) Series 1998-1 Available Investor Principal Collections (see 'Description of the Offered Certificates-- Principal Payments') on deposit in the Principal Account with respect to the related Transfer Date,
(b) the applicable Series 1998-1 Controlled Distribution Amount, which is equal to the sum of the applicable Series 1998-1 Controlled Amortization Amount and any existing applicable Series 1998-1 Deficit Controlled Amortization Amount (both as defined under 'Description of the Offered Certificates-- Principal Payments') and (c) the Series 1998-1 Class A Ownership Interest. On each Distribution Date during the Series 1998-1 Class B Controlled Amortization Period (which is presently scheduled to be only the Distribution Date occurring in April 2000), the Series 1998-1 Class B Certificateholders will be entitled to receive monthly payments of principal until the Series 1998-1 Class B Ownership Interest has been paid in full equal to the least of (a) Series 1998-1 Available Investor Principal Collections (see 'Description of the Offered Certificates--Principal Payments') on deposit in the Principal Account with respect to the related Transfer Date (minus the portion of such Series 1998-1 Available Investor Principal Collections applied to Series 1998-1 Class A Monthly Principal on such date), (b) the applicable Series 1998-1 Controlled Distribution Amount (minus the portion of such Series 1998-1 Controlled Distribution Amount applied to Series 1998-1 Class A Monthly Principal on such date), and (c) the Series 1998-1 Class B Ownership Interest.


     If a Pay Out Event occurs before or during the Series 1998-1 Controlled Amortization Period, the Series 1998-1 Rapid Amortization Period will commence. To the extent that the Series 1998-1 Class A Ownership Interest has not been paid in full, the Series 1998-1 Class A Certificateholders will be entitled to monthly payments of principal equal to the Series 1998-1 Available Investor Principal Collections until the earlier of the date on which the Series 1998-1 Class A Ownership Interest has been paid in full and the Series 1998-1 Termination Date. After the Series 1998-1 Class A Ownership Interest has been paid in full, Series 1998-1 Available Investor Principal Collections will be paid to the Series 1998-1 Class B Certificateholders on each Distribution Date until the earlier of the date on which the Series 1998-1 Class B Ownership Interest has been paid in full and the Series 1998-1 Termination Date. A Pay Out Event occurs, either automatically or after specified notice, upon certain events, including generally (a) the failure of AIC, AICCO or the Transferor to make certain remittances or deposits of funds for the benefit of the Series 1998-1 Certificateholders within the time periods stated in the Agreement, (b) breaches of specified representations and warranties by AIC, AICCO or the Transferor, (c) a Series 1998-1 Annualized Monthly Excess Spread Amount below 400 basis points for three consecutive Monthly Periods, (d) specified failure of the Transferor to maintain the Transferor Ownership Interest at an amount at least equal to the Minimum Transferor Ownership Interest, (e) specified Servicer Defaults, (f) a Monthly Payment Rate of less than 14% for three consecutive Monthly Periods, (g) a Financed Premium Percentage of more than 90% in respect of Additional Receivables transferred to the Trust for three consecutive Monthly Periods, (h) certain events of bankruptcy or insolvency related to AIC, AICCO or the Transferor, (i) the inability, for any reason, of the Transferor to transfer Additional Receivables to the Trust, and (j) a breach by AIG of either of the Support Agreements or a breach by AIC of its support obligations under the

Agreement with respect to AICCO. See 'Description of the Offered
Certificates--Pay Out Events.'

     Because there may be a slowdown in the payment rate of the Receivables below the payment rates used to determine the Series 1998-1 Controlled Distribution Amounts, or a Pay Out Event may occur which would initiate the Series 1998-1 Rapid Amortization Period, there can be no assurance that the respective final Distribution Dates of the Series 1998-1 Class A Certificates and the Series 1998-1 Class B Certificates will be as indicated herein. See 'Risk Factors--Risk of Insufficiency of Additional Receivables.'

     The ability of the Series 1998-1 Certificateholders to receive payments of principal during the Series 1998-1 Controlled Amortization Period or any Series 1998-1 Rapid Amortization Period depends on the amount and schedule of installments of outstanding Receivables, delinquencies, charge-offs and the generation and transfer of Additional Receivables and the potential issuance by the Trust of additional Series. There can be no assurance as to the actual rate of payment of principal of the Series 1998-1 Certificates. See 'Description of the Offered Certificates--Principal Payments.'

     In addition, the amount of outstanding Receivables, as well as delinquencies, charge-offs and the generation of new Receivables may vary from month to month due to seasonal variations, regulatory factors, general economic conditions and conditions in the markets for the services offered by AIC and AICCO. There can be no assurance that collections of Receivables with respect to the Trust, and thus the rate at which the Series 1998-1 Certificateholders could expect to receive payments of principal on the Series 1998-1 Certificates, will be as indicated herein. In addition, the Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series would not have an impact on the timing or amount of payments received by the Holders of Offered Certificates. Further, if a Pay Out Event occurs, the average life and maturity of the Offered Certificates could be significantly reduced. No prepayment premium will be payable on account of any prepayment of the Series 1998-1 Certificates as the result of the occurrence of the Series 1998-1 Rapid Amortization Period.

     If an event of bankruptcy relating to AIC, AICCO or the Transferor were to occur, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Agreement, the Transferor would immediately cease to transfer Receivables to the Trust, and the Trustee would sell all Receivables then in the Trust (unless holders of more than 50% of the certificateholders ownership interests of each Series issued and outstanding, including any certificates held by the Transferor if no bankruptcy-related event has occurred as to the Transferor (or, with respect to any Series with two or more classes, more than 50% of each class) and the holder of the Transferor Certificate (if no bankruptcy-related event has occurred as to such holder), instruct otherwise), in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms, which may cause early termination of the Trust. However, in a bankruptcy proceeding, neither the Trustee nor the Transferor may be permitted to suspend transfers of Receivables to the Trust and the Transferor, respectively, and the instructions to sell or not to sell the Receivables may not be given effect. See 'Risk Factors--Risk of Bankruptcy of the Transferor or the Original Transferors.' The proceeds from the sale of the Receivables would be treated as collections on the Receivables and allocated accordingly among holders of certificates of each Series and the holder of the Transferor Certificate. If the proceeds from such early sale allocable to such Series, if any, and the amounts available under any Enhancement applicable to such Series were insufficient to pay certificateholders of such Series fully, a loss to certificateholders of each such Series (including the Series 1998-1 Certificateholders) would result.

                                   THE TRUST

     GENERAL. The Trust was formed pursuant to the Original Agreement in accordance with the laws of the State of New York. Prior to its formation, the Trust did not have any assets or obligations. The Trust has not engaged and will not engage in any activity, other than as described herein. In addition to the Receivables, the assets of the Trust will also include (a) all monies on deposit in certain bank accounts of the Trust, (b) all monies on deposit in certain bank accounts established and maintained for the benefit of certificateholders of any Series, and (c) any Enhancement issued with respect to any other Series (the benefits of such Enhancement with respect to other Series will not be available for the benefit of the Series 1998-1 Certificateholders). The term 'Enhancement' shall mean, with respect to any Series, any letter of credit, cash collateral account, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or other contract or agreement principally for the benefit of certificateholders of such Series. The Trust will exist only for the transactions described herein, including the collection of payments with respect to the Receivables and holding such Receivables, the issuance of the Transferor Certificate, the issuance of the Series 1998-1 Certificates, the Series 1994-1 Certificates and certificates representing additional Series and related activities (including, with respect to any Series, receiving any Enhancement and entering into the Enhancement agreement relating thereto) and making payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

     OTHER SERIES. The Trust previously issued, on December 22, 1994 (the 'Initial Closing Date'), pursuant to the Original Agreement and the Original Series 1994-1 Supplement the Series 1994-1 Certificates, consisting of $200,000,000 in aggregate principal amount of Series 1994-1 Floating Rate Class A Asset Backed Certificates (the 'Series 1994-1 Class A Certificates'), $7,600,000 in aggregate principal amount of Series 1994-1 Floating Rate Class B Asset Backed Certificates (the 'Series 1994-1 Class B Certificates') and the Series 1994-1 Class C Certificates, and the Transferor Certificate. The Series 1994-1 Class C Certificates and the Transferor Certificate have been and until the Closing Date or thereabout will continue to be held by AIC and AICCO and represent their respective interests in the Trust as Original Transferors. Simultaneously with the issuance of the Series 1998-1 Certificates, the Transferor Certificate will be transferred to AIR by AIC and AICCO. AIC and AICCO will retain the Series 1994-1 Class C Certificates. AIC and AICCO will, on the Closing Date, cease to transfer Receivables to the Trust and all such future conveyances to the Trust will be made by AIR, which will purchase Receivables from AIC and AICCO pursuant to the terms of the Receivables Sale Agreement.


     The table below sets forth the principal economic characteristics of the Series 1994-1 Offered Certificates heretofore issued by the Trust. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (800) 221-3450. The Servicer will provide, without charge, to any prospective purchaser of the Series 1998-1 Certificates, a copy of the prospectus for the Series 1994-1 Certificates.


1. SERIES 1994-1 CLASS A CERTIFICATES

Initial Ownership Interest..........  $200,000,000
Certificate Rate....................  One-month LIBOR + 0.23%, subject to a cap of 16.00%, per annum
Current Ownership Interest..........  $200,000,000
Controlled Amortization Amount......  $28,571,428.58
Expected Commencement of Controlled
  Amortization Period...............  September 1, 1999
Monthly Servicing Fee...............  No fee while AIC and AICCO are Servicer; otherwise one-twelfth of the product of 0.5% and the Series 1994-1 Class A Ownership Interest
Other Enhancement...................  Subordination of Series 1994-1 Class B Certificates and Series 1994-1
                                      Class C Certificates; series-specific yield enhancement account
Expected Final Payment Date.........  March 2000
Scheduled Series Termination Date...  October 2001
Series Issuance Date................  December 22, 1994

2. SERIES 1994-1 CLASS B CERTIFICATES

Initial Ownership Interest..........  $7,600,000
Certificate Rate....................  One-month LIBOR + 0.43%, subject to a cap of 16.00%, per annum
Current Ownership Interest..........  $7,600,000
Controlled Amortization Amount......  $28,571,428.58
Expected Commencement of Controlled
  Amortization Period...............  April 2000
Monthly Servicing Fee...............  No fee while AIC and AICCO are Servicer; otherwise one-twelfth of the product of 0.5% and the Series 1994-1 Class B Ownership Interest
Other Enhancement...................  Subordination of Series 1994-1 Class C Certificates; series-specific yield enhancement account
Expected Final Payment Date.........  April 2000
Scheduled Series Termination Date...  October 2001
Series Issuance Date................  December 22, 1994

     BUSINESS OF A.I. RECEIVABLES CORP., A.I. CREDIT CORP. AND AICCO, INC.


GENERAL

     A.I. Receivables Corp. ('AIR') was incorporated in Delaware in January of 1998 and is wholly owned by A.I. Credit Corp. and AICCO, Inc., each of which holds a 50% interest therein. AIR was created for the sole and limited purpose of acting as Transferor under the Trust and as purchaser under the Receivables Sale Agreement. Receivables relating to Loans funded by AIC and AICCO, as described below, will be purchased by AIR pursuant to the Receivables Sale Agreement and subsequently transferred from AIR to the Trust pursuant to the Agreement. The principal executive office of AIR is located at 160 Water Street, New York, New York 10038, telephone number (212) 428-5500.

     A.I. Credit Corp. was incorporated in New Hampshire in 1973 and is a wholly-owned subsidiary of American International Group, Inc., a Delaware corporation ('AIG'). AIG is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance related activities in the United States and abroad. The principal business of A.I. Credit Corp. consists of funding loans to commercial borrowers ('Obligors') to finance property and casualty insurance premiums throughout the United States, other than in California. AICCO, Inc. ('AICCO'), a wholly-owned subsidiary of A.I. Credit Corp. that was incorporated in California in 1974, conducts such premium finance lending activities in California. As used in this 'Business' section (unless otherwise indicated), 'AIC' refers to A.I. Credit Corp. and AICCO collectively. AIC finances premiums for most lines of property and casualty insurance. AIC believes that it is one of the largest insurance premium finance company in the United States. AIC financed insurance premiums during each of 1996 and 1997 in excess of $2 billion. The principal executive office of AIC is located at 160 Water Street, New York, New York 10038, telephone number (212) 428-5400 and of AICCO is located at 777 South Figueroa Street, Los Angeles, California 90017, telephone number (213) 689-3600.

     A commercial premium finance loan typically is an installment loan made to a commercial insurance buyer, the proceeds of which pay premiums which are due to the insurance company. Financed commercial insurance policies commonly (a) are for a term of one year or less, (b) require the full premium to be paid at inception and (c) provide upon early cancellation for a return of unearned premium to the insured. Obligors generally make fixed scheduled payments which include a finance charge based on a spread over the estimated yield at the date of origination of the loan of money market investments with a maturity comparable to the loan. The finance charges on premium finance loans funded by AIC may vary considerably, depending on the term and amount of the loan, the insured's credit payment history, the size of the premium down payment and other considerations. During each of calendar years 1995, 1996 and 1997, the average yield on the Loan Portfolio has exceeded the monthly average of the daily rates in the London interbank market for offers of one-month United States dollar deposits by at least 200 basis points for each monthly period. Due to future changes in the interest rate environment, competition from other lenders and other relevant factors, there can be no assurance the average spread between the Loans and one-month LIBOR will not be lower in the future. For additional information concerning the calculation of AIC's finance charges, see 'Description of the Offered Certificates--Allocation Percentages.' For information concerning additional amounts intended to be available as yield enhancement for the Offered Certificates, see 'The Receivables' and 'Description

of the Offered Certificates--Series 1998-1 Yield Enhancement Account.'

     AIC utilizes standardized premium finance loan agreements that give AIC a limited power of attorney allowing it to cancel the insurance coverage upon non-payment of a loan installment by the Obligor and to collect from the insurance company any unearned premium that may secure the loan. Depending on the terms of the loan and of the related insurance policy, the return premium may or may not be sufficient to pay off the outstanding balance of the loan. AIC also has a right to recover any unpaid loan balance directly from the Obligor.

     A common premium finance loan structure may include a 20% down payment on the premium paid by the Obligor with the remaining 80% funded by a loan from the insurance premium finance company to be repaid by the Obligor in nine equal monthly installments. AIC's premium finance loans generally have terms that range from 6 to 12 monthly installments with higher or lower down payment percentages depending upon AIC's applicable credit and underwriting policies. Certain loans do not have level repayment requirements, usually to accommodate a borrower's cash flow. Given the relatively short duration of most premium finance loans, such loans are generally not prepaid prior to the scheduled payment dates although the loan terms do not prohibit prepayments or provide for penalties in the event of prepayment.

     Financed commercial insurance policies usually require that the full insurance premium be paid at the commencement of the policy period. The insurance company customarily earns the right to the full premium over the course of the policy period. If the insured cancels the policy prior to the end of the policy period, the insured is commonly entitled to a repayment of the portion of premium payment that is unearned by the insurance company at the time of cancellation. Depending on the type of insurance coverage and the terms of the particular insurance policy, the amount of unearned premium available upon cancellation will vary in light of relevant factors such as (a) the applicable method for measuring unearned premium which may be by proration over the policy term or, as required by some states, by an accelerated method under which more premium is earned in the earlier portion of the policy period, (b) the extent of the policy period that has expired at the time of cancellation, (c) the loss experience under the policy prior to cancellation and (d) variations after the commencement of the policy period in the scope of the risks covered. The insurance company may, depending on the terms of the policy, be entitled to retroactively review and evaluate factors (c) and (d) above after cancellation which may result in a reduction of the amount, and affect the timing, of repayment of any unearned premiums. Also, in certain cases the insurance company may earn the entire premium at inception of the policy or upon the occurrence of an insured loss under the policy, in either of which cases there would be no unearned premium to be returned.

     Premium finance lending activities are regulated by most states. Among other matters, many states regulate various terms of the premium finance loans such as refund policies and rates of interest and late charges that may be charged an insured. Premium finance loans are funded by AIC on standardized loan forms, the provisions and format of which are also usually subject to state regulation. AIC regards its relations with state regulatory agencies as good. See '--State Regulation of Premium Finance Lending Activities' below.


     None of AIR, AIC and AICCO is currently involved in any material litigation.

PREMIUM FINANCE LOAN ORIGINATION; COLLECTION POLICY

     AIC generally locates premium finance borrowers through independent insurance agents and brokers that are licensed under state laws, who offer premium loan programs to enable their commercial customers to purchase the full amount of insurance coverage needed and spread out the premium payments over time. Thus, origination is usually dependent on relationships with insurance brokers and agents and knowledge of the insurance marketplace. The funding by AIC of insurance premium finance loans is commonly commenced by an agent or broker contacting AIC to initiate the premium loan process and outlining to AIC the proposed loan transaction, including borrower and insurance company information and coverage types and amounts. AIC then reviews the information submitted by such agent or broker in light of its underwriting procedures. See '--Premium Finance Loan Underwriting Procedures' below. After AIC approval, the borrower executes a standard premium finance loan agreement, which contains a promise to repay the loan, a limited power of attorney giving AIC the authority in the event of default on the loan to contact the insurance company directly and cancel coverage, and a collateral assignment to AIC of the unearned insurance premium, if any, returnable following such cancellation.

     Following receipt and acceptance of the signed premium finance loan agreement, AIC either sends the loan proceeds to the insurance company to pay the premium balance due or releases funds to the insurance agent or broker who then pays the insurance company. AIC bills the borrower directly on a monthly basis. Each borrower is directed to remit payments to the appropriate regional lockbox account maintained by AIC.

     Since the insurance company generally earns a portion of the premium each day, thereby reducing unearned premium amounts for loans secured by such collateral, prompt action on loan defaults is important. On defaulted loans, most states allow premium finance companies such as AIC to issue a notice of 'intent to cancel' the related insurance policy within five or ten days after the premium loan installment due date on which the borrower defaulted. A 'notice of cancellation' can then be issued generally ten days after an 'intent to cancel' notice has been mailed. Once a cancellation notice has been issued, AIC will customarily proceed to take steps to collect any unearned premium available from the insurance company and apply it to the loan balance. If the returned premium does not retire the loan balance due, AIC will customarily seek payment from the borrower pursuant to the terms of the premium finance loan agreement. AIC's policy is to (a) seek to collect past due installments prior to policy cancellation and (b) if a cancellation occurs, attempt to both collect the delinquent payment and obtain reinstatement of the insurance coverage. Since borrowers usually need to maintain insurance (and to reinstate cancelled policies) to meet their business objectives, collections often continue even after policy cancellation and cancelled policies are often reinstated.

     Generally, the policy cancellation date occurs within one month of the related loan installment default. The current policy of AIC is to charge off as a loss the unpaid defaulted loan balance one year after the cancellation of the related policy. Following cancellation, AIC will process the collection of any unearned premium with the appropriate insurance company or may pursue collection against the borrower if sufficient unearned premium is unavailable. If during this period AIC determines the unpaid loan is not likely to be collected, AIC may charge off the loan prior to such first anniversary. Under the terms of the Agreement, any recoveries with respect to Loans that have been written off will be included in the assets of the Trust and considered Finance Charge Receivables. See 'The Receivables.'

PREMIUM FINANCE LOAN PURCHASE POLICIES

     In addition to directly originating premium finance loans, AIC has entered into purchase agreements whereby AIC purchases premium finance loans ('Purchased Loans') from third party premium finance loan originators ('Third Party Originators') immediately upon their origination by such Third Party Originators. The terms 'fund,' 'funded' and 'funding,' when used herein with respect to Loans, refer both to the making of such Loans directly by AIC or AICCO to Obligors and to the purchase of such Loans by AIC or AICCO from Third Party Originators immediately upon the origination of such Loans by Third Party Originators, unless the context otherwise requires. Third Party Originators are commonly affiliated with insurance agents and/or brokers. Purchased Loans are originated on substantially similar terms as, and pursuant to the same credit standards, policies and procedures applied to, loans directly originated by AIC. The beneficial interest and rights in and to the Purchased Loans acquired by AIC as purchaser are substantially similar to those in loans which are directly originated by AIC, including, but not limited to, the limited power of attorney allowing it to cancel the insurance coverage upon non-payment of a loan installment by the Obligor and to collect from the insurance company any unearned premium that may secure the loan. AIC will make identical representations and warranties with respect to Receivables sold to the Transferor pursuant to the Receivables Sale Agreement relating to Purchased Loans, as are made with respect to Receivables relating to Loans directly originated by AIC.

PREMIUM FINANCE LOAN UNDERWRITING PROCEDURES

     AIC considers and evaluates a variety of risks in evaluating each instance of funding an insurance premium finance loan. These include (a) the loan structure (the loan term, the amount of down payment and the availability of unearned premium as collateral), (b) the creditworthiness of the borrower, (c) the creditworthiness of the insurance company, in those cases where reliance is placed on the right to unearned premiums, and (d) the capabilities and operating procedures of the insurance agent or broker that (i) places the insurance policy, (ii) serves as a source of significant information regarding the loan transaction, and (iii) may disburse the loan proceeds or collect unearned premium funds for AIC. These factors may be given different weight in the case of any particular loans. If there is any question as to the financial responsibility of any borrower, it is the policy of AIC to ensure that any loan to any such borrower is properly collateralized.


     All applications from insureds for loans to be funded by AIC are reviewed for completeness and creditworthiness based on the loan underwriting criteria established by AIC. Under AIC's current underwriting policies, loan applications are first reviewed by a branch office and a determination is made as to whether the loan may be approved by the branch office, or be subject to further evaluation and approval by the corporate credit department of AIC's head office. Such determination is based primarily upon the size of the premium (and corresponding loan) to be financed and the associated risk related to the amount of any unsecured credit exposure. A prospective loan with a risk assessment exceeding a certain threshold receives a formal credit review performed by the credit department of AIC's head office. Such risk threshold can vary depending upon the amount of downpayment made by the prospective borrower, the amount of unearned premium collateral, the related insurance carrier and the agent/broker involved in the transaction. In making loan decisions, the corporate credit department uses Dun & Bradstreet reports, financial statements, payment histories, agent/broker and AIC local office input, and its extensive experience. For prospective loans with risk assessments below an applicable threshold, AIC relies primarily on the inherent diversification of risk, and approval is granted by the branch office without additional action. Loans that have special factors, such as large principal amounts, low down payments or the absence of unearned premium collateral, are also subject to evaluation and approval by the head office. In most cases AIC receives applications from insurance agents or brokers.

     AIC's general guideline for approval of an insurance company is a rating of at least B+ by A.M. Best Company. Based upon AIC's own credit determination, it may finance insurance policies issued by insurance companies that have a lower rating or, in the case of foreign insurers and certain domestic insurers that meet AIC credit requirements, that are unrated. While Receivables may relate to Loans made to finance premiums payable to such unrated or lower rated foreign or domestic insurers, AIC believes that each of such insurers is subject to state insurance law requirements relating to the repayment of unearned insurance premiums upon cancellation of the related policy. At December 31, 1997, in excess of 35% of the aggregate outstanding loan account balance (as defined herein in the table entitled 'Outstanding Loan Account Balances by Size' under 'The Receivables') represented loans funded by AIC to finance premiums on policies issued by insurance affiliates of AIG. As of such date, no other insurance company group, domestic or foreign, accounted for more than 5.0% of the outstanding insurance premium loans funded by AIC. With respect to agents and brokers, AIC monitors loans in its portfolio originated by particular agents and brokers to assist in assessing their capabilities and performance as agents or brokers.

STATE REGULATION OF PREMIUM FINANCE LENDING ACTIVITIES

     The making, purchasing, enforcement and collection of insurance premium loans is subject to extensive regulation by many states' laws. Such laws vary widely by state, but often (i) require that premium finance lenders be licensed by the state, (ii) restrict the content of premium finance loan agreements, and impose certain disclosure requirements on such agreements, (iii) limit the amount of finance charges that may be lawfully imposed, (iv) regulate the amount of refunds due an obligor who prepays the premium finance loan prior to maturity, (v) regulate the amount of late fees, if any, and finance charges that may be charged upon a premium finance loan becoming overdue, (vi) regulate the manner and method of cancelling an insurance policy upon non-payment of the premium finance loan, including a requirement that the premium finance lender provide the obligor with appropriate notice prior to such cancellation, and
(vii) allow imposition of penalties, which may be significant, upon premium finance lenders for violations of the state's premium finance laws. See 'Risk Factors--Risk of State Regulation of Premium Finance Lending.'

AS SERVICER

     AIC and AICCO will act as the Servicer for the Loans giving rise to Receivables in accordance with the Agreement. In certain limited circumstances, AIC and AICCO may resign or be removed as Servicer, in which case a third party may be appointed as its successor. See 'Risk Factors--Risk of State Regulation of Premium Finance Lending,' 'Description of the Offered Certificates--Collection and Other Servicing Procedures,' '--Certain Matters Regarding the Servicer, the Transferor and the Original Transferors' and '--Servicer Default.'

                                THE RECEIVABLES

     The assets of the Trust will include (i) the entire beneficial interest in Loans, which interest has been previously transferred to the Trust by AIC and AICCO prior to the Closing Date, and (ii) to the extent described under 'Description of Offered Certificates--Addition of Receivables,' the entire beneficial interest in Loans funded by either AIC or AICCO on the Closing Date and from time to time thereafter, including (A) all amounts due and to become due and all collections and recoveries on such Loans, and (B) the proceeds of certain collateral security securing such Loans. The beneficial interests described above are herein referred to as the 'Receivables.' The Trust assets will not include, as of any date of determination, (a) with respect to any Receivable arising under a Loan which is not a Defaulted Loan, any collections received by the Servicer on such Loan in excess of the sum of (i) the amounts due and payable on such Loan during the month in which such date occurs and (ii) all accrued and unpaid amounts, if any, on such Loan in respect of any month or months prior to the month in which such date occurs or (b) with respect to any Receivable arising under a Defaulted Loan, any collections received by the Servicer on such Defaulted Loan in excess of all amounts due thereon (each, a 'Credit Balance').

     Each Loan will have been funded by AIC or AICCO to finance commercial insurance premiums. Neither the Loans nor the Receivables are guaranteed by AIR, AIC, AICCO, AIG or any affiliate thereof, and the Trust, as holder of the Receivables, has no recourse against AIR, AIC, AICCO, AIG or any affiliate thereof for the non-collectability of the Receivables, except that, under certain limited circumstances, the Transferor and each of the Original Transferors will be required to repurchase certain Receivables from the Trust and to provide indemnification to the Trust in certain events. See 'Description of the Offered Certificates--Certain Matters Regarding the Servicer, the Transferor and the Original Transferors.' AIC and AICCO will each act as

Servicer with respect to the Receivables relating to Loans it funded and which it transferred to the Trust (or sold to AIR for transfer to the Trust). As set forth in the Agreement, each Receivable to be transferred to the Trust must satisfy certain eligibility criteria. See 'Description of the Offered Certificates--Representations and Warranties.'

     Certain information regarding the performance and composition of the portfolio of Loans of AIC and AICCO the related Receivables for which were included in the Trust (the 'Loan Portfolio') as of the dates shown is set forth below. AIC and AICCO have transferred to the Trust the Eligible Receivables resulting from all Loans funded by them since the Initial Closing Date, and expect hereafter to transfer the Eligible Receivables resulting from all Loans funded by them to the Transferor pursuant to the Receivables Sale Agreement for transfer to the Trust pursuant to the Agreement. There can be no assurance that the performance experience of the Receivables transferred to the Trust will be comparable to that set forth below. In addition, there are many legal, economic and competitive factors that could adversely affect the amount and collectability of the Loans related to the Receivables, including insureds' decisions to use new sources of credit, which would affect the ability of AIC and AICCO to generate Additional Receivables, and changes in usage of credit, payment patterns and general economic conditions. Because the impact of these and other factors (including the composition of the Receivables and the interest rates, fees and charges assessed thereon) may change in the future, the text and tables set forth below are not necessarily indicative of the future performance of the Receivables that are transferred to the Trust.


     The following tables set forth certain summary information regarding the Loan Portfolio, which comprises all premium finance loans to domestic Obligors funded by AIC and AICCO. During each of the calendar years 1995, 1996 and 1997, the average yield on the Loan Portfolio has exceeded the monthly average of the daily rates in the London interbank market for offers of one-month United States dollar deposits by at least 200 basis points for each monthly period. Due to future changes in the interest rate environment, competition from other lenders and other relevant factors, there can be no assurance the average spread between the Loans and one-month LIBOR will not be lower in the future. Also, during each of the calendar years 1995, 1996 and 1997, the average monthly payment rate on commercial premium finance loans in the Loan Portfolio exceeded 17%. Assuming (i) a 17% payment rate each month,
(ii) twelve equal 30-day monthly periods, and (iii) ownership by the Transferor during each Monthly Period of at least the Minimum Transferor Ownership Interest, the amount available under the Agreement during the Series 1998-1 Revolving Period for yield enhancement would be 459 basis points on the outstanding principal of the Offered Certificates on an annualized basis and may be greater during an amortization period (unless the amount of interest due on the outstanding principal of the Offered Certificates during such Monthly Period is less than 459 basis points on an annualized basis, in which case the amount available for yield enhancement would be such lesser amount). There can be no assurance, however, that the monthly payment rate on the Loans will not be less than 17% since the payment rate will vary depending on a variety of factors, including loan maturities, interest rates and delinquency and default rates. Lower payment rates will result in lower yield enhancement amounts. See 'Description of the Offered Certificates--Series 1998-1 Yield Enhancement Account.'

                   OUTSTANDING LOAN ACCOUNT BALANCES BY SIZE
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                          % OF
                                                                                                        AGGREGATE
                                                                                        OUTSTANDING    OUTSTANDING
                                                                                           LOAN           LOAN
                                                            NO. OF LOAN    % OF LOAN      ACCOUNT        ACCOUNT
OUTSTANDING LOAN ACCOUNT BALANCE(1)                         ACCOUNTS(2)    ACCOUNTS       BALANCE        BALANCE
---------------------------------------------------------   -----------    ---------    -----------    -----------
$5,000 or less...........................................      45,931         72.38%    $    63,811         6.26%
$5,001 to $10,000........................................       6,914         10.90%         48,660         4.77%
$10,001 to $25,000.......................................       5,691          8.97%         89,185         8.75%
$25,001 to $50,000.......................................       2,264          3.57%         78,696         7.72%
$50,001 to $75,000.......................................         774          1.22%         46,959         4.61%
$75,001 to $100,000......................................         439          0.69%         37,916         3.72%
$100,001 to $250,000.....................................         860          1.36%        133,429        13.09%
$250,001 to $500,000.....................................         339          0.53%        117,154        11.49%
$500,001 to $1,000,000...................................         146          0.23%         99,558         9.77%
$1,000,001 to $5,000,000.................................          90          0.14%        174,603        17.13%
Over $5,000,000..........................................          12          0.02%        129,443        12.70%
                                                            -----------    ---------    -----------    -----------
  Total(3)...............................................      63,460        100.00%    $ 1,019,414       100.00%
                                                            -----------    ---------    -----------    -----------
                                                            -----------    ---------    -----------    -----------

------------------
(1) Loan account balances include outstanding principal balances (including committed but unfunded amounts) and unearned finance charges.

(2) A loan account is generally a single Obligor that may have loans with respect to one or more commercial insurance policies outstanding at the time of determination.

(3) The average outstanding loan account balance of each loan as of December 31, 1997 was approximately $16,100.

           COMPOSITION OF LOAN ACCOUNTS BY REMAINING INSTALLMENT TERM
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


                                                                                                    % OF AGGREGATE
                                                                                    OUTSTANDING      OUTSTANDING
                                                                     NO. OF LOAN    LOAN ACCOUNT     LOAN ACCOUNT
REMAINING INSTALLMENT TERM(1)(2)                                      ACCOUNTS        BALANCE          BALANCE
------------------------------------------------------------------   -----------    ------------    --------------
3 months or less..................................................      26,703       $  118,582          11.63%
4 to 6 months.....................................................      17,115          233,538          22.91%
7 to 9 months.....................................................      15,511          293,252          28.77%
10 to 12 months...................................................       3,586          119,698          11.74%
13 to 18 months...................................................         276           63,569           6.24%
More than 18 months...............................................         269          190,775          18.71%
                                                                     -----------    ------------    --------------
  Total...........................................................      63,460       $1,019,414         100.00%
                                                                     -----------    ------------    --------------
                                                                     -----------    ------------    --------------

------------------
(1) Terms of the loans commonly provide for level payments of principal and finance charges on a monthly basis, although certain loans do not have level repayment requirement.

(2) The percentage of Loans in the portfolio which had a remaining installment term greater than 12 months was 24.74% higher as of December 31, 1997 than was the case with respect to the Loans in the portfolio as of September 30, 1994 (as presented in the Series 1994-1 prospectus).


                            GEOGRAPHIC CONCENTRATION
     The Loan Portfolio includes commercial premium finance loans originated in all 50 states and the District of Columbia. The following table sets forth information regarding the concentration of loans by outstanding loan account balance in the Loan Portfolio among the states with the largest concentration of loans as of December 31, 1997. No other state accounted for more than 2% of the Loan Portfolio at such date.

                            GEOGRAPHIC DISTRIBUTION
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                   % OF AGGREGATE
                                                                                   OUTSTANDING      OUTSTANDING
                                                                                   LOAN ACCOUNT     LOAN ACCOUNT
                                                                                     BALANCE          BALANCE
                                                                                   ------------    --------------
New York (1)....................................................................    $  238,838          23.43%
California (1)..................................................................       172,286          16.90%
Texas...........................................................................        98,385           9.65%
New Jersey......................................................................        69,672           6.83%
Pennsylvania....................................................................        42,063           4.13%
Massachusetts...................................................................        38,463           3.77%

Florida.........................................................................        36,111           3.54%
Illinois........................................................................        29,377           2.88%
Tennessee.......................................................................        22,044           2.16%
Georgia.........................................................................        20,945           2.05%
Alabama.........................................................................        20,813           2.04%
All Others (2)..................................................................       230,417          22.60%
                                                                                   ------------    --------------
Total...........................................................................    $1,019,414         100.00%
                                                                                   ------------    --------------
                                                                                   ------------    --------------

------------------
(1) Significant percentages of the loans funded by AIC and AICCO are originated in New York, California, Texas and New Jersey, and accordingly, adverse economic developments in such areas could adversely affect collections of Receivables related to loans originated in such areas.
(2) States with 2% or less of the total loan account balances.

                              LOAN LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

     The following table sets forth loss experience with respect to payments by Obligors on loans for each of the periods shown. There can be no assurance that the loss experience for the Trust with respect to the Receivables will be similar to the historical experience set forth below.

                                                                                 YEAR ENDED DECEMBER 31,
                                                                             --------------------------------
                                                                               1997        1996        1995
                                                                             --------    --------    --------
Average Aggregate Outstanding Principal Balance (1).......................   $924,616    $796,566    $802,881
Gross Loan Charge-Offs (2)................................................     12,582       9,160       6,410
Recoveries (3)............................................................      2,598       2,145       2,697
Net Loan Charge-Offs......................................................      9,984       7,015       3,713
Net Loan Charge-Offs as Percentage of Average Aggregate Outstanding
  Principal Balance, Net (2)..............................................      1.08%       0.88%       0.46%

------------------
(1) Calculated as the average of (a) the average monthly beginning receivables balance and (b) the average monthly ending receivables balance, over the relevant periods.
(2) A loan is generally charged-off one year after cancellation. The related insurance policy is cancelled generally within one month following an Obligor's failure to make a scheduled loan installment payment.
(3) A recovery occurs if, after a loan is written off, AIC or AICCO, as the case may be, receives additional funds to pay in whole or in part the outstanding balance due.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION

     The following table sets forth the delinquency experience with respect to payments by Obligors on loans at each of the dates shown. In conformity with state requirements regarding cancellation notification, insurance policies are generally cancelled within one month following an Obligor's failure to make a related scheduled loan installment payment. Cancellation occurs on an automated basis unless the loan is carried in the 'hold' category by AIC. The 'hold' category includes primarily loans that require manual servicing procedures and loans where cancellation of the related policy is stayed due to the Obligors' bankruptcy, some of which loans may be delinquent. At December 31, 1997 'hold' category loans represented approximately 0.44% of the aggregate principal loan balance (excluding unearned finance charges) for the Loan Portfolio. The loan delinquency data presented in the following table are measured from the date of insurance policy cancellation. The percentages presented for each aging category reflect the sum of the balance of principal and unearned finance charges (including the overdue installment(s) as well as all of the remaining installment payments not yet due) on all canceled accounts within each category divided by the aggregate principal loan balance (excluding unearned finance charges) for the Loan Portfolio. Since the table reflects percentages calculated by including unearned finance charges in the cancelled accounts, but not including such amounts in the aggregate loan balances, the resulting percentages may reflect higher percentages of delinquencies than actually experienced. Variations from one measurement date to another measurement date within aging categories are primarily a reflection of the variability of time required to collect the unearned insurance premium from the insurance carrier or, alternatively, the remaining loan balance from the Obligor, on a revolving pool of loans. There can be no assurance that the delinquency experience with respect to the Receivables will be similar to the historical experience set forth below.


                                                                                             AT DECEMBER 31,
NUMBER OF DAYS A LOAN REMAINS OVERDUE AFTER                                               ----------------------
CANCELLATION OF THE RELATED INSURANCE POLICY:                                             1997     1996     1995
                                                                                          ----     ----     ----
1-30 days.............................................................................    1.60%    1.90%    1.94%
31-60 days............................................................................    0.78%    0.62%    0.46%
61-90 days............................................................................    0.69%    0.52%    0.70%
91-120 days...........................................................................    0.72%    0.39%    0.43%
121-150 days..........................................................................    0.35%    0.32%    0.18%
151 days or greater(1)................................................................    1.18%    1.44%    0.92%
                                                                                          ----     ----     ----
Total (2).............................................................................    5.31%    5.20%    4.63%
                                                                                          ----     ----     ----
                                                                                          ----     ----     ----

------------------
(1) A loan is generally charged-off one year after cancellation of the related insurance policy.



(2) The total loan delinquency percentage was 3.47% at September 30, 1994 (as presented in the Series 1994-1 prospectus).

                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates, approximately $[________], before deduction of expenses, will be paid to the Transferor. The Transferor will use such proceeds to purchase a portion of the Transferor Ownership Interest from AIC and AICCO.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

     The Offered Certificates will be issued pursuant to the Agreement, which includes the Series 1998-1 Supplement, to be entered into between AIR, as Transferor of the Receivables, AIC, as an Original Transferor of the Receivables and as Servicer of the Loans, AICCO, as an Original Transferor of the Receivables and as Servicer of the Loans, and The First National Bank of Chicago, as Trustee for the certificateholders, substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor may execute further Supplements thereto between the Transferor, the Original Transferors, the Servicer and the Trustee in order to issue additional Series of certificates. See '--New Series Issuances.' The Trustee will provide a copy of the Agreement (without exhibits or schedules), including the related Supplement, to Series 1998-1 Certificateholders without charge upon written request. The following summary describes certain terms of, and is qualified in its entirety by reference to, the Agreement (including the Series 1998-1 Supplement and the Series 1994-1 Supplement).

GENERAL

     The Series 1998-1 Certificates will represent an undivided interest in the assets of the Trust, including the right to the applicable allocation percentage of all payments on the Receivables in the Trust. Each Series 1998-1 Class A Certificate represents the right to receive payments of interest at the Series 1998-1 Class A Certificate Rate for the related Interest Period and payments of principal, to the extent of the Series 1998-1 Class A Ownership Interest, during the Series 1998-1 Controlled Amortization Period or, if applicable, the Series 1998-1 Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables allocated to the Series 1998-1 Certificates. Each Series 1998-1 Class B Certificate represents the right to receive payments of interest at the applicable Series 1998-1 Class B Certificate Rate for the related Interest Period and, after the Series 1998-1 Class A Ownership Interest has been paid in full, payments of principal to the extent of the Series 1998-1 Class B Ownership Interest during the Series 1998-1 Controlled Amortization Period or, if applicable, the Series 1998-1 Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables allocated to the Series 1998-1 Certificates. In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables allocated to such class, each Series 1998-1 Class A Certificate also represents the right to receive payments from funds on deposit in the Series 1998-1 Yield Enhancement Account, Series 1998-1 Reallocated Principal Collections, Shared Principal Collections and funds on deposit in the Excess Funding Account, all as more fully described below. In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables allocated to such class, each Series 1998-1 Class B Certificate also represents the right to receive payments from funds on deposit in the Series 1998-1 Yield Enhancement Account and not applied in respect of Series 1998-1 Class A Certificates, Series 1998-1 Reallocated Principal Collections, Shared Principal Collections and funds on deposit in the Excess Funding Account, all as more fully described below. Payments of interest and principal will be made on each Distribution Date on which such amounts are due to Series 1998-1 Certificateholders in whose names the Series 1998-1 Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each a 'Record Date').

     The Transferor will own the Transferor Certificate. The Transferor Certificate represents the fractional undivided interest in the assets of the Trust not represented by the certificates of any outstanding Series, including any enhancement thereto, including the right to a percentage of all payments on the Receivables in the Trust equal to 100% minus the sum of the applicable investor percentages for all Series of certificates then outstanding. The Transferor Certificate may be transferred in whole or in part only upon certain merger or consolidation events with respect to the Transferor, to certain affiliates of the Transferor or to certain special-purpose vehicles, as set forth in the Agreement. See '--Certain Matters Regarding the Servicer, the Transferor and the Original Transferors.'

     The Offered Certificates will initially be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the 'Depository') except as set forth below. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No Certificate Owner acquiring an interest in the Offered Certificates will be entitled to receive a definitive certificate representing such person's interest in the Offered Certificates except under the limited circumstances described below. Unless and until Definitive Certificates are issued under such limited circumstances, all references herein to actions by Holders of Offered Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Holders of Offered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See '--Book-Entry Registration' and '--Definitive Certificates.'

BOOK-ENTRY REGISTRATION


     Holders of Offered Certificates may hold their Offered Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such system, or indirectly through organizations that are participants in such system.

     Cede, as nominee for DTC, will hold the Offered Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ('Participants') and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the 'Indirect Participants').

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and of interest on the Offered Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only 'Certificateholder' (as such term will be used in the Agreement) of the Series 1998-1 Class A Certificates and of the Series 1998-1 Class B Certificates will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term will be used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Holders of Offered Certificates indirectly through the Participants who in turn will exercise the rights of Holders of Offered Certificates through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal and interest on the Offered Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates. The laws of some jurisdictions require that certain persons take physical delivery in definitive form. Consequently, the ability to transfer Offered Certificates to such persons may be limited.

     DTC has advised the Transferor that it will take any action permitted to be taken by any of the Holders of Offered Certificates under the Agreement only at the direction of one or more Participants to whose account with DTC the Offered Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Series 1998-1 Class A Ownership Interest or Series 1998-1 Class B Ownership Interest, as the case may be, only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, societe anonyme ('Cedel') is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('Cedel Participants') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 37 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the Offered Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 33 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'Euroclear Operator' or 'Euroclear'), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Offered Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking

Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Series 1998-1 Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Certain United States Federal Income Tax Consequences.' Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by any of the Holders of Offered Certificates under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither the Transferor nor the Trustee will have any responsibility for the performance by

DTC, Cedel or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DEFINITIVE CERTIFICATES

     The Offered Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ('Definitive Certificates'), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Offered Certificates, and neither the Trustee nor the Transferor is able to locate a qualified successor,
(ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the Series 1998-1 Class A Ownership Interest or Series 1998-1 Class B Ownership Interest, as the case may be, advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.


     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all the Certificate Owners through Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Offered Certificates and instructions for re-registration, the Trustee will issue the Offered Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Agreement ('Holders').

     Distribution of principal and interest on the Offered Certificates will be made by The First National Bank of Chicago, as paying agent, or its successor in such capacity (the 'Paying Agent') directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Agreement. During the Series 1998-1 Revolving Period, interest payments, and during either the Series 1998-1 Controlled Amortization Period or Series 1998-1 Rapid Amortization Period, interest and principal payments in respect of the Offered Certificates, will be made to Holders of Offered Certificates on each Distribution Date to the Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Offered Certificate (whether a Definitive Certificate or a certificate registered in the name of Cede representing such Series 1998-1 Certificate), however, will be made only upon presentation and surrender of such Offered Certificate at the office or agency specified in the notice of final distribution to Holders of Offered Certificates. The Trustee will provide such notice to registered Holders of Offered Certificates not later than the fifth day of the month of such final distributions.

     Definitive Certificates will be transferable and exchangeable at the offices of The First National Bank of Chicago, as transfer agent and registrar, or its successor in such capacity (the 'Transfer Agent and Registrar'). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of any Offered Certificates for a period of 5 business days preceding the due date for any payment with respect to such Offered Certificates.

INTEREST PAYMENTS


     Interest will accrue on the Series 1998-1 Class A Ownership Interest at the Series 1998-1 Class A Certificate Rate and on the Series 1998-1 Class B Ownership Interest at the Series 1998-1 Class B Certificate Rate from the Closing Date. Interest will be distributed on May 15, 1998, and on each Distribution Date thereafter to Holders of Offered Certificates. Interest payments on the Series 1998-1 Class A Certificates and the Series 1998-1 Class B Certificates on any Distribution Date will be calculated on the Series 1998-1 Class A Ownership Interest and the Series 1998-1 Class B Ownership Interest, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the Series 1998-1 Class A Initial Ownership

Interest (which is $200,000,000) and the Series 1998-1 Class B Initial Ownership Interest (which is $6,300,000) from the Closing Date. Interest due on the Series 1998-1 Class A Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (together, the 'Series 1998-1 Class A Additional Interest'). Interest due on the Series 1998-1 Class B Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (together, the 'Series 1998-1 Class B Additional Interest'). Interest due on the Series 1998-1 Class C Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (together, the 'Series 1998-1 Class C Additional Interest'). Such Additional Interest shall accrue on the same basis as interest on the Series 1998-1 Certificates, and shall accrue from the date such overdue interest became due, to but excluding the Distribution Date on which such overdue interest is paid. Subject to the priority of payments for each Distribution Date described under '--Application of Collections' below, interest payments on the Series 1998-1 Class A Certificates on any Distribution Date will be paid from Series 1998-1 Class A Available Funds for the related Monthly Period and, to the extent such Series 1998-1 Class A Available Funds are insufficient to pay such interest, from amounts on deposit in the Series 1998-1 Yield Enhancement Account and Series 1998-1 Reallocated Principal Collections (in each case, to the extent available therefor) for such Monthly Period. Subject to the aforementioned priority of payments, interest payments on the Series 1998-1 Class B Certificates on any Distribution Date will be paid from Series 1998-1 Class B Available Funds for the related Monthly Period and, to the extent such Series 1998-1 Class B Available Funds are insufficient to pay such interest, from amounts on deposit in the Series 1998-1 Yield Enhancement Account and Series 1998-1 Reallocated Principal Collections (in each case, to the extent available therefor) remaining after certain other payments have been made with respect to the Series 1998-1 Class A Certificates. The Agreement will provide that payment of any Series 1998-1 Class B Additional Interest shall be suspended during any period when the Series 1998-1 Class B Ownership Interest is zero and will further provide for the cancellation of any such interest remaining unpaid on the first date during the Series 1998-1 Class B Controlled Amortization Period or, if applicable, the Series 1998-1 Rapid Amortization Period when the Series 1998-1 Class B Ownership Interest is or becomes zero.


     'Series 1998-1 Class A Available Funds' means, with respect to any Monthly Period, an amount equal to the Series 1998-1 Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Series 1998-1 Certificateholders Ownership Interests with respect to such Monthly Period. 'Series 1998-1 Class B Available Funds' means, with respect to any Monthly Period, an amount equal to the Series 1998-1 Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Series 1998-1 Certificateholders Ownership Interests with respect to such Monthly Period.



     The Series 1998-1 Class A Certificates will bear interest from the Closing Date through May 14, 1998 and with respect to each Interest Period thereafter at a per annum rate of [____]% above one-month LIBOR prevailing on the related LIBOR Determination Date with respect to each such period, but in no event in excess of 16% (the 'Series 1998-1 Class A Certificate Rate').



     The Series 1998-1 Class B Certificates will bear interest from the Closing Date through May 14, 1998 and with respect to each Interest Period thereafter at a per annum rate of [____]% above one-month LIBOR prevailing on the related LIBOR Determination Date with respect to each such period, but in no event in excess of 16% (the 'Series 1998-1 Class B Certificate Rate').



     The Trustee will determine LIBOR for each Interest Period on the second business day prior to the Distribution Date on which such Interest Period commences or, in the case of the initial Interest Period, the second business day prior to the Closing Date (each such business day, a 'LIBOR Determination Date'). For purposes of calculating LIBOR, a business day is any day other than a day on which banking institutions in London trading in United States dollar deposits in the London interbank market are authorized or obligated by law or executive order to be closed. The Trustee will determine LIBOR in accordance with the following provisions:

          (i) On each LIBOR Determination Date, the Trustee will determine LIBOR on the basis of the rate for deposits in United States dollars for a period equal to one month (commencing on the first day of the applicable Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such LIBOR Determination Date (or such other page as may replace that page on the Dow Jones Telerate Service for the purpose of displaying London interbank offered rates of major banks).

          (ii) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750 (or such other page), then LIBOR for the applicable Interest Period shall be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks in the London interbank market selected by the Servicer (the 'Reference Banks') as of approximately 11:00 a.m. (London time). LIBOR as determined by the Trustee is the arithmetic mean of such quotations (rounded, if necessary, to the nearest multiple of 0.0625%) if at least two such quotations are provided.

          (iii) If, on the LIBOR Determination Date, only one or none of the Reference Banks provides such offered quotations, LIBOR will be:

             (a) the rate per annum (rounded as aforesaid) that the Trustee determines to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Servicer are quoting at or about 11:00 a.m. (New York time) on the relevant LIBOR Determination Date to leading European banks for one-month United States dollar deposits; or

             (b) if the banks selected as aforesaid by the Servicer are not quoting as described in clause (a) above, LIBOR for such Interest Period will be LIBOR as determined on the previous LIBOR Determination Date (or [_____]%, in the case of the first LIBOR Determination Date).

     The Series 1998-1 Class A Certificate Rate and the Series 1998-1 Class B Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (800) 524-9472 or (312) 407-4660.

     Interest on the Series 1998-1 Class A Certificates and on the Series 1998-1 Class B Certificates will be calculated on the basis of the actual number of days in the Interest Period and a 360-day year.

PRINCIPAL PAYMENTS


     During the Series 1998-1 Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Series 1998-1 Controlled Amortization Period or, if earlier, the Series 1998-1 Rapid Amortization Period), no principal payments will be made to the Series 1998-1 Certificateholders. During the Series 1998-1 Controlled Amortization Period, which is scheduled to begin on September 1, 1999, and during the Series 1998-1 Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Series 1998-1 Termination Date occurs, principal will be paid first to the Series 1998-1 Class A Certificateholders until the Series 1998-1 Class A Ownership Interest has been paid in full, and then to the Series 1998-1 Class B Certificateholders until the Series 1998-1 Class B Ownership Interest has been paid in full, and then to the Series 1998-1 Class C Certificateholders until the Series 1998-1 Class C Ownership Interest has been paid in full.


     On each Distribution Date with respect to the Series 1998-1 Class A Controlled Amortization Period, unless the Series 1998-1 Class A Ownership Interest has been paid in full or the Series 1998-1 Rapid Amortization Period commences, the Series 1998-1 Class A Certificateholders will be entitled to receive for each related Monthly Period an amount equal to the least of (i) Series 1998-1 Available Investor Principal Collections on deposit in the Principal Account with respect to the related Transfer Date, (ii) the Series 1998-1 Controlled Distribution Amount and (iii) the Series 1998-1 Class A Ownership Interest. After payment in full of the Series 1998-1 Class A Ownership Interest, the Series 1998-1 Class B Certificateholders will be entitled to receive on each Distribution Date during the Series

1998-1 Class B Controlled Amortization Period the least of (i) the amount of

Series 1998-1 Available Investor Principal Collections on deposit in the Principal Account with respect to the related Transfer Date (minus the portion of such Series 1998-1 Available Investor Principal Collections applied to Series 1998-1 Class A Monthly Principal on such Transfer Date), (ii) the Series 1998-1 Controlled Distribution Amount (minus the portion of such Series 1998-1 Controlled Distribution Amount applied to Series 1998-1 Class A Monthly Principal on such Transfer Date), and (iii) the Series 1998-1 Class B Ownership Interest. After payment in full of the Series 1998-1 Class A Ownership Interest and the Series 1998-1 Class B Ownership Interest, the Series 1998-1 Class C Certificateholders will be entitled to receive on each Distribution Date during the Series 1998-1 Class C Controlled Amortization Period the least of (i) the amount of Series 1998-1 Available Investor Principal Collections on deposit in the Principal Account with respect to the related Transfer Date (minus the portion of such Series 1998-1 Available Investor Principal Collections applied to Series 1998-1 Class A Monthly Principal and Series 1998-1 Class B Monthly Principal on such Transfer Date), (ii) the Series 1998-1 Controlled Distribution Amount (minus the portion of such Series 1998-1 Controlled Distribution Amount applied to Series 1998-1 Class A Monthly Principal and Series 1998-1 Class B Monthly Principal on such Transfer Date), and (iii) the Series 1998-1 Class C Ownership Interest.

     'Series 1998-1 Available Investor Principal Collections' means, with respect to any Monthly Period, an amount generally equal to the sum of (a)(i) collections of Principal Receivables received during such Monthly Period allocable to the Series 1998-1 Certificateholders Ownership Interests minus (ii) the amount of Series 1998-1 Reallocated Principal Collections with respect to such Monthly Period used to fund the Series 1998-1 Class A Required Amount and the Series 1998-1 Class B Required Amount as described under '--Reallocation of Cash Flows' below, plus (b) any Shared Principal Collections with respect to any other Series (including Series 1994-1) that are allocated to Series 1998-1, plus
(c) amounts withdrawn from the Series 1998-1 Yield Enhancement Account on the related Transfer Date for the purpose of covering the Series 1998-1 Class A Default Amount, the Series 1998-1 Class B Default Amount and/or the Series 1998-1 Class C Default Amount, plus (d) amounts withdrawn from the Excess Funding Account allocable to the Series 1998-1 Certificateholders Ownership Interests (as more fully described under '--Series 1998-1 Yield Enhancement Account' and '--Excess Funding Account' below).

     'Series 1998-1 Controlled Distribution Amount' means, for any Distribution Date with respect to the Series 1998-1 Controlled Amortization Period, an amount equal to the sum of the Series 1998-1 Controlled Amortization Amount for such Distribution Date and any Series 1998-1 Deficit Controlled Amortization Amount for the immediately preceding Distribution Date.


     'Series 1998-1 Controlled Amortization Amount' means for any Distribution Date during the Series 1998-1 Controlled Amortization Period, $28,571,428.58.


     'Series 1998-1 Deficit Controlled Amortization Amount' means (a) on the first Distribution Date with respect to the Series 1998-1 Class A Controlled Amortization Period, the Series 1998-1 Class B Controlled Amortization Period or the Series 1998-1 Class C Controlled Amortization Period, the excess, if any, of the Series 1998-1 Controlled Amortization Amount for such Distribution Date over the amount distributed from the Series 1998-1 Distribution Account as Series 1998-1 Class A Monthly Principal, Series 1998-1 Class B Monthly Principal or Series 1998-1 Class C Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Series 1998-1 Class A Controlled Amortization Period, the Series 1998-1 Class B Controlled Amortization Period or the Series 1998-1 Class C Controlled Amortization Period, the excess, if any, of the Series 1998-1 Controlled Amortization Amount for such subsequent Distribution Date plus any Series 1998-1 Deficit Controlled Amortization Amount for the prior Distribution Date over the amount distributed from the Series 1998-1 Distribution Account as Series 1998-1 Class A Monthly Principal, Series 1998-1 Class B Monthly Principal or Series 1998-1 Class C Monthly Principal, as the case may be, for such subsequent Distribution Date.

     On each Distribution Date during the Series 1998-1 Rapid Amortization Period, the Series 1998-1 Class A Certificateholders will be entitled to receive Series 1998-1 Available Investor Principal Collections for the related Monthly Period until the earlier of the date the Series 1998-1 Class A Ownership Interest is paid in full and the Series 1998-1 Termination Date. After payment in full of the Series 1998-1 Class A Ownership Interest, the Series 1998-1 Class B Certificateholders will be entitled to receive on each Distribution Date during the Series 1998-1 Rapid Amortization Period Series 1998-1 Available Investor Principal Collections (minus the portion of such Series 1998-1 Available Investor Principal Collections applied to Series 1998-1 Class A Monthly Principal on such date) until the earlier of the date the Series 1998-1 Class B Ownership Interest is paid in full and the Series 1998-1 Termination Date. After payment in full of the Series 1998-1 Class B Ownership Interest, the Series 1998-1 Class C Certificateholders will be entitled to receive on each Distribution Date during the Series 1998-1 Rapid Amortization Period Series 1998-1 Available Investor Principal Collections (minus the portion of such Series 1998-1 Available Investor Principal Collections applied to Series 1998-1 Class A Monthly Principal and Series 1998-1 Class B Monthly Principal on such date) until the earlier of the date the Series 1998-1 Class C Ownership Interest is paid in full and the Series 1998-1 Termination Date. See '--Pay Out Events' below for a discussion of events which might lead to the commencement of the Series 1998-1 Rapid Amortization Period.

SUBORDINATION

     On each Distribution Date distributions of interest will be made first in respect of the Series 1998-1 Class A Certificates, second in respect of the Series 1998-1 Class B Certificates and third in respect of the Series 1998-1 Class C Certificates. On each Distribution Date on which principal is distributable in respect of the Series 1998-1 Class A Certificates, such principal will be payable after interest on the Series 1998-1 Class A Certificates and Series 1998-1 Class B Certificates has been paid. Principal payments will not be made to Series 1998-1 Class B Certificateholders until the final principal payment due in respect of the Series 1998-1 Class A Certificates has been paid. Thus on each Distribution Date on which principal is distributable in respect of the Series 1998-1 Class B Certificates, such principal will be payable after interest on the Series 1998-1 Class A and Series 1998-1 Class B Certificates and principal on the Series 1998-1 Class A

Certificates has been paid. On each such Distribution Date no payments of interest or principal will be made in respect of the Series 1998-1 Class C Certificates unless principal due in respect of the Series 1998-1 Class B Certificates has been paid. For further information regarding the extent to which the Series 1998-1 Class B Certificates are subordinated to the Series 1998-1 Class A Certificates and the extent to which the Series 1998-1 Class C Certificates are subordinated to the Series 1998-1 Class A and Series 1998-1 Class B Certificates, including a description of the manner in which Principal Receivables collections and Default Amounts may be preferentially allocated among the classes of Series 1998-1 Certificates, see 'Description of the Offered Certificates--Application of Collections' and '--Reallocation of Cash Flows.'

CONVEYANCE OF RECEIVABLES

     AIC and AICCO originally conveyed to the Trustee pursuant to the Original Agreement their entire beneficial interest in all Loans owned by them as of November 30, 1994 (the 'Cut-Off Date') and all Loans funded by them thereafter relating to Eligible Receivables, including (i) all amounts due and to become due and all collections and recoveries on such Loans, and (ii) the proceeds of certain collateral security securing such Loans. AIC and AICCO will continue to transfer such beneficial interests to the Trustee until the Closing Date. On the Closing Date and thereafter, AIC and AICCO will transfer such beneficial interests to the Transferor pursuant to the Receivables Sale Agreement and the Transferor will immediately thereafter transfer such beneficial interests to the Trust pursuant to the Agreement. The beneficial interests to be transferred by the Transferor to the Trust are referred to herein as the 'Future Receivables,' and the beneficial interests in the Loans existing in the Trust prior to the Closing Date, which have been transferred directly from the Original Transferors to the Trust pursuant to the Original Agreement, are referred to herein as the 'Existing Receivables.' The Future Receivables and the Existing Receivables together will comprise the Receivables.

     On or prior to the Determination Date immediately following a Monthly Period during which Additional Receivables are conveyed to the Trust as contemplated by the Agreement, the Transferor (i) will cause AIC and AICCO to provide the Trustee an updated list of each Receivable transferred to the Trust since the Cut-Off Date, identified by account number and indicating the total outstanding receivable balance as of the end of such Monthly Period, and (ii) will provide the Trustee a written assignment of Additional Receivables conveyed to the Trust during such Monthly Period. The Transferor will not deliver or cause to be delivered to the Trustee any other records or agreements relating to the Receivables. Except as stated above, the records and agreements relating to the Receivables maintained or caused to be maintained by the Transferor or the Servicer will not be segregated or caused to be segregated by the Transferor or the Servicer from other documents and agreements relating to other premium finance loan receivables and will not be stamped or marked (or caused to be stamped or marked) to reflect the transfer of the entire beneficial interest in the Loans to the Trust, but AIC and AICCO are required to indicate on their computer records that the Receivables have been transferred to the Trust. Neither the Original Transferors nor the Transferor have taken or will be obligated to take any actions in order to perfect for the benefit of the Transferor or the Trust, respectively, a security interest in the Receivables, other than the filing in the appropriate filing offices in the States of New York and California of financing statements on Form UCC-1. See 'Risk Factors-- Risk of Bankruptcy of the Transferor or the Original Transferors.'

NEW SERIES ISSUANCES

     The Agreement will authorize the Trustee to issue two types of certificates: (i) one or more Series of certificates which may be issued in more than one class with varying rights and priorities and which will be transferable and have the characteristics described below and (ii) certificates evidencing the Transferor Ownership Interest (collectively, the 'Transferor Certificate'). The Transferor Certificate has been held by AIC and AICCO and will be, on or about the Closing Date, transferred to and thereafter held by the Transferor. Such Transferor Certificate will be transferable only as provided in the Agreement. The Agreement will also provide that, pursuant to any one or more Supplements, the Transferor may reduce the Transferor Ownership Interest (a 'Transferor Ownership Interest Reduction') or, if provided in the relevant Supplement, certificateholders may tender certificates representing any outstanding Series of certificates to the Trustee and the Transferor may reduce the Transferor Ownership Interest (an 'Investor Exchange'), in either case for the purpose of effectuating the issuance of one or more new Series (any new Series issuance pursuant to a Transferor Ownership Interest Reduction or an Investor Exchange is referred to as a 'New Series Issuance'). The Series 1998-1 Supplement permits, but does not require in any circumstance, an Investor Exchange and corresponding New Series Issuance with respect to the Offered Certificates.

     Under the Agreement, the Transferor may define, with respect to any newly issued Series (including a Series being issued in an Investor Exchange) certain terms of a new Series, which will be described in the Disclosure Document being used in connection with such New Series Issuance. These terms may include: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its coupon rate (or formula for the determination thereof); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest periods, the interest payment date or dates and the date or dates from which interest shall accrue including the interest accrual period with respect to such Series; (vii) the name of the clearing agency, if any; (viii) the periods during which or dates on which principal will be paid or accrued; (ix) the method for allocating collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which certificates of such Series shall amortize or accrete and the method for allocating collections with respect to Finance Charge Receivables and Recoveries; (x) any other collections with respect to Receivables or other amounts available to be paid with respect to such Series; (xi) the Receivables to be allocated with respect to such Series and the provisions governing the allocations of any such Receivables; (xii) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of moneys therein;
(xiii) the Series Servicing Fee and the percentage used to calculate monthly servicing fees; (xiv) the Minimum Transferor Ownership Interest; (xv) the enhancer, if any, and terms of any Enhancement with respect thereto; (xvi) the base rate, if any, applicable to such Series; (xvii) the terms on which the certificates of such Series may be repurchased by the Transferor or remarketed to other investors; (xviii) the Series termination date; (xix) any deposit into any account maintained for the benefit of certificateholders of such Series; (xx) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xxi) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid); (xxii) whether the certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xxiii) the priority of any Series with respect to any other Series; (xxiv) the rights of the holder of the Transferor Certificate that have been transferred to the holders of such Series; (xxv) whether such Series will or may be a companion Series and the Series with which it will be paired; and (xxvi) any other relevant terms (all such terms, the 'Principal Terms' of such Series). None of the Original Transferors, the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Series 1998-1 Certificateholder to issue any additional Series. However, as a condition of a New Series Issuance, the holder of the Transferor Certificate will be required to deliver to the Trustee written confirmation from each Rating Agency that the New Series Issuance will not result in such Rating Agency reducing or withdrawing its rating of the certificates of any outstanding Series, including the Series 1998-1 Certificates. The Transferor may offer any Series to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor may offer, from time to time, additional Series. The Trust will, as promptly as practicable, include in a periodic report filed with the Commission with respect to the Series 1998-1 Certificates, disclosure of all information related to issuance of any Series not required to be registered under the Securities Act that is material to the holders of, or potential investors in, the Series 1998-1 Certificates.

     The Agreement provides that the holder of the Transferor Certificate may effect New Series Issuances and define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. Moreover, each Series may have the benefits of an Enhancement which is available only to such Series and may include pay out events that are different from or additional to those for other Series. Under the Agreement, the Trustee shall hold any such form of Enhancement only on behalf of the Series with respect to which each relates. Likewise, with respect to each such form of Enhancement, the holder of the Transferor Certificate may deliver a different form of Enhancement agreement. The Agreement also provides that the holder of the Transferor Certificate may specify different coupon rates and monthly servicing fees with respect to each Series

(or a particular class within such Series). The holder of the Transferor Certificate also has the option under the Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. In addition, a Series Supplement may permit (as does the Series 1998-1 Supplement) an Investor Exchange where the holders of such Series could elect to exchange their certificates for one or more newly issued Series of certificates upon the satisfaction of certain conditions specified in the Agreement and the related Supplement. Additionally, certain Series may be subordinated to other Series, or classes within a Series may have different priorities. The Series 1998-1 Supplement will not permit the subordination of such Series to Series 1994-1 or any other Series which may hereafter be issued by the Trust. There is no limit to the number of New Series Issuances that may be performed under the Agreement. The Trust will terminate only as provided in the Agreement.

     Under the Agreement and pursuant to a Supplement, a New Series Issuance may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the holder of the

Transferor Certificate may effect a New Series Issuance by notifying the Trustee at least three days in advance of the date upon which the New Series Issuance is to occur. Under the Agreement, the notice will state the designation of any Series (and class thereof, if applicable) to be issued on the date of the New Series Issuance and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the then current Transferor Ownership Interest plus, in the case of an Investor Exchange, the certificateholders ownership interests of the certificates to be exchanged, (ii) its certificate rate (or method for calculating such rate) and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. On the date of the New Series Issuance, the Agreement provides that the Trustee will execute and authenticate any such Series only upon delivery to it of the following, among others, (i) a Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) an opinion of counsel that, for United States federal income tax purposes and for income and/or franchise tax purposes of the states (or, if appropriate, localities) in which the Servicers maintain their principal places of business and any additional states (or, if appropriate, localities) in which the Servicers, after the date of the Agreement, conduct substantial servicing activities in respect of Receivables, (1) the issuance of such Series will not adversely affect the characterization of any outstanding Series of certificates (other than certificates retained by the Transferor) as indebtedness, (2) the Trust will not be treated as a taxable entity and (3) the issuance of such Series will not cause or constitute a taxable event to any certificateholder of any outstanding Series, (iii) the Enhancement, if any, and an appropriate form of Enhancement agreement or instrument with respect thereto executed by the Transferor and the issuer of the Enhancement, (iv) written confirmation from each Rating Agency that the New Series Issuance will not result in such Rating Agency's reducing or withdrawing its rating on any outstanding Series, and (v) in the case of an Investor Exchange, the existing certificates of the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will execute and authenticate the new Series (and, in the case of an Investor Exchange, cancel the certificates of the exchanged Series).

     In light of the aforementioned requirements for a New Series Issuance, including the required ratings confirmation and tax opinion, the Transferor does not presently expect that any New Series Issuance, including any New Series Issuance as part of an Investor Exchange, will have a material adverse effect on the Series 1998-1 Certificates. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Series 1998-1 Certificateholder, including as a result of the refixing of the percentage utilized with respect to the allocation of the Principal Receivables. See 'Description of the Offered Certificates--New Series Issuances' and '--Allocation Percentages.'

REPRESENTATIONS AND WARRANTIES

     Each of the Original Transferors and the Transferor will make upon execution of each Supplement (including the Series 1998-1 Supplement) certain representations and warranties to the Trust to the effect that, among other things, as of the closing date of the issuance by the Trust of the related Series (including the Closing Date), it is duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement. If (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be materially incorrect for 60 days after notice to the related Original Transferor or the Transferor, as applicable, by the Trustee, and (ii) as a result the interests of the Series 1998-1 Certificateholders are materially adversely affected, and continue to be materially adversely affected during such period, then the Trustee or the specified percentage of Series 1998-1 Certificateholders may give notice to the Transferor declaring that a Pay Out Event has occurred, thereby commencing the Series 1998-1 Rapid Amortization Period. See '--Pay Out Events.'

     The Original Transferors will make with respect to the Existing Receivables, and the Transferor will make with respect to the Future Receivables, upon the execution of each Supplement (including the Series 1998-1 Supplement), representations and warranties to the Trust to the effect, among other

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
things, that, as of the date of transfer of each such Receivable to the Trust
(a) such Receivable is an Eligible Receivable (as defined below), and (b) all material consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given in connection with the origination and/or servicing of the related Loan and the conveyance of each such Receivable to the Trust have been duly effected or given and are in full force and effect. In the event of a breach of any representation and warranty set forth in this paragraph as a result of which the Loan relating to a Receivable becomes a Defaulted Loan, within 60 days, or such longer period as may be agreed to by the Trustee (but no longer than 120 days), of receipt by the related Original Transferor or the Transferor, as applicable, of written notice of such breach given by the Trustee, the related Original Transferor or the Transferor, as applicable, shall accept reassignment of each

Receivable as to which such breach relates if such breach continues throughout the aforementioned applicable period (an 'Ineligible Receivable') on the terms and conditions referred to below. The Transferor, with respect to the Future Receivables, or the related Original Transferor, with respect to the Existing Receivables, shall accept reassignment of each such Ineligible Receivable by (i) depositing into the Collection Account an amount equal to the Finance Charge Receivables due but not collected with respect to such Ineligible Receivable,
(ii) in the case of the Transferor with respect to Future Receivables, directing the Servicer to deduct the unpaid principal amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Ownership Interest and (iii) in the case of the Original Transferors with respect to Existing Receivables, depositing into the Collection Account an amount equal to the principal balance of such Ineligible Receivable; provided, however, that if the exclusion of an Ineligible Receivable from the calculation of the Transferor Ownership Interest would cause the Transferor Ownership Interest to be less than the Minimum Transferor Ownership Interest or would otherwise not be permitted by law, then such Ineligible Receivable shall be removed upon the Transferor depositing in the Principal Account (for allocation as a Principal Receivable) in immediately available funds an amount equal to the amount by which the Transferor Ownership Interest would be reduced below the Minimum Transferor Ownership Interest. Upon any such reassignment of a Future Receivable to the Transferor, the Transferor shall reassign such Receivable to AIC or AICCO, as applicable, pursuant to the terms of the Receivables Sale Agreement. The obligation of the Transferor or the related Original Transferor, as applicable, to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties referred to in this paragraph with respect to such Receivable available to the Series 1998-1 Certificateholders or the Trustee on behalf of the Series 1998-1 Certificateholders.

     Upon the execution of each Supplement (including the Series 1998-1 Supplement), each Original Transferor and the Transferor with respect to (a) below, and the Transferor with respect to (b) below, will make representations and warranties to the Trust to the effect, among other things, that as of the closing date of the issuance by the Trust of the related Series of certificates (including the Closing Date) (a) the Agreement, including the related Supplement, constitutes a valid and legally binding obligation of it, and (b) the transfer of Receivables to the Trust under the Agreement constitutes a valid transfer to the Trust of the entire right, title and interest in and to the Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of the related certificateholders), and recoveries thereon. Each Original Transferor and the Transferor will make upon the execution of each Supplement (including the Series 1998-1 Supplement), representations and warranties to the Trust to the effect, among other things, that as of the closing date of the issuance by the Trust of the related Series of certificates (including the Closing Date) (x) all information previously furnished by it or to be furnished by it in writing to the Trustee in connection with the Agreement and the transactions contemplated thereby is and will be true and accurate in all material respects, and (y) all approvals, authorizations, consents, orders or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the Agreement and the certificates and the performance of the transactions contemplated by the Agreement have been obtained. The Transferor will make with respect to the Future Receivables, representations and warranties to the Trust similar to those described in the two foregoing sentences in connection with each assignment of Receivables added to the Trust from time to time in accordance with the terms and conditions of the Agreement. In the event of a breach of any of the representations and warranties described in clause (a) or (b) above,

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
if such breach has a material adverse effect on the Trust, the Trustee, by written notice to the Transferor, may direct the Transferor to accept reassignment of all the Receivables in the Trust portfolio within 60 days of such notice, or within such longer period specified in such notice (but no longer than 120 days). Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties described in (a) above shall be true and correct in all respects and the representations and warranties described in (b) above shall be true and correct in all material respects. The deposit amount for such reassignment with respect to each Series of certificates required to be repurchased following such notice, including the Series 1998-1 Certificates, will generally be equal to the certificateholders ownership interests of such Series on the last day of the Monthly Period preceding the date on which the reassignment is scheduled to be made plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate (less the amounts previously allocated for payment of interest and principal with respect to each such Series of certificates) through the end of the interest accrual period in which such reassignment occurs of each such Series. The reassignment deposit amount shall equal the sum of the reassignment deposits with respect to each Series then issued and outstanding which is required to be repurchased following such notice. The allocable portion of such reassignment deposit amount will be paid in full to the certificateholders of such Series upon presentation and surrender of their certificates. If the Trustee or the holders of the outstanding certificates give notice directing the Transferor to accept reassignment as provided in the Agreement, the obligation of the Transferor to accept reassignment of the Receivables and to pay the reassignment deposit amount will constitute the sole remedy respecting a breach of the representations and warranties described in (a) or (b) above.

     'Eligible Receivable' is defined to mean each Receivable (a) which has arisen from a Loan, having a stated maturity, that was in material compliance with all requirements of law applicable to AIC, AICCO, any Third Party Originator (each, an 'Originator') and the Servicer and which, at the time of the transfer of such Receivable to the Trust, complies in all material respects with all requirements of law applicable to AIC, AICCO, any Third Party Originator and the Servicer, (b) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, each governmental authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by AIC, AICCO and any Third Party Originator of the Loan relating to such Receivable, have been duly obtained, effected or given and are in full force and effect as of the date of transfer to the Trust, (c) which, at the time of transfer of such Receivable to the Trust, represents a beneficial interest in a Loan that has been originated in accordance with AIC's underwriting guidelines and has not been waived or modified except for waivers or modifications that were made by the Servicer in accordance with its customary servicing standards,
(d) as to which the related Loan is not subject to any right of rescission,

setoff, counterclaim, defense arising out of violations of usury laws, or any other defenses of any Obligor at the time of the transfer of such Receivable to the Trust, other than defenses that may arise after the time of transfer out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and general equity principles, (e) as to which all obligations of AIC, AICCO and any Third Party Originator with respect to such Receivable required to be fulfilled pursuant to the related premium finance loan agreement and the Agreement, including the funding of the related Loan, are satisfied, (f) as to which, at the time of transfer of such Receivable to the Trust, none of AIC, AICCO and any Third Party Originator has taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Trust or the certificateholders therein, (g) with respect to which the Obligor under the related Loan is not the direct obligor under any Defaulted Loan (other than a Defaulted Loan resulting solely from an event of bankruptcy of an entity other than such direct obligor),
(h) which, in the case of Existing Receivables transferred to the Trust after the Initial Closing Date and Additional Receivables only, does not relate to a Defaulted Loan or a Loan which is overdue, (i) as to which the related Loan and all amounts due thereon are denominated and payable only in United States dollars, (j) which has arisen from a Loan whereby the related premium finance agreement provides the related Originator and, in the case of a Third Party Originator, its transferees, a limited power of attorney allowing it to cancel the related insurance policy, if cancelable, in accordance with state law upon non-payment of a loan installment by the Obligor thereunder, and (k) which has arisen

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
from a Loan whereby the related premium finance agreement allows the related Originator and, in the case of a Third Party Originator, its transferees, to direct the insurance company to pay to such party any unearned premium under the related insurance policy calculated as of the time of cancellation of the insurance policy, if cancelable.

     The Trustee has not made, and it is not required or anticipated that the Trustee will make, any general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with an Original Transferor's or the Transferor's representations and warranties or for any other purpose.

ADDITION OF RECEIVABLES

     The Transferor has the right and, in some circumstances, is obligated to designate from time to time Additional Receivables to be transferred to the Trust. The Original Transferors presently expect to sell to the Transferor all Additional Receivables generated by them from time to time. The Transferor will be required in any event to transfer sufficient Additional Receivables to the Trust to maintain the Minimum Transferor Ownership Interest; otherwise, a Pay Out Event will occur and the Series 1998-1 Rapid Amortization Period will commence. Each such Additional Receivable must be an 'Eligible Additional Receivable.' An 'Eligible Additional Receivable' is, as of the date such Receivable is added to the Trust, a Receivable which satisfies the criteria set forth in the definition of Eligible Receivable. The Transferor will convey to the Trust its entire interest in all such Additional Receivables, subject to the following additional conditions, among others: (i) no selection procedures materially adverse to the interests of the holders of any Series of certificates, including the Holders of Offered Certificates, were used in selecting the Additional Receivables, (ii) the Transferor shall deliver, on or prior to the Determination Date following a Monthly Period during which Additional Receivables are conveyed to the Trust, a written assignment to the Trust of the Additional Receivables and a computer file or microfiche list containing a true and complete list of all Receivables, including Additional Receivables, as of the end of such Monthly Period and (iii) the transfer of Additional Receivables by the Transferor to the Trust constitutes a valid transfer and sale of the entire right and interest in and to the Additional Receivables. The Transferor is not required to give notice to either Rating Agency of its intention to convey Additional Receivables to the Trust.

REMOVAL OF RECEIVABLES

     Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the Transferor Ownership Interest exceeds the Minimum Transferor Ownership Interest on such Determination Date, the Transferor may, but shall not be obligated to, not more than once during the Monthly Period during which such Determination Date occurs, designate Receivables for deletion and removal from the Trust with five business days' prior written notice to the Trustee and Servicer but without notice to the Series 1998-1 Certificateholders (the 'Removed Receivables'). The Transferor is permitted to designate and require reassignment of Removed Receivables only upon satisfaction of the following conditions among other things: (i) on or prior to the reassignment date, the Transferor shall have delivered to the Trustee for execution a written reassignment and, within five business days after the reassignment date, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Receivables, the Removed Receivables to be identified by, among other things, account number and their aggregate amount of Principal Receivables as of the date of their removal (the 'Removal Date'); (ii) the Transferor shall represent and warrant that no selection procedure used by the Transferor which is materially adverse to the interests of the holders of any certificates issued by the Trust was utilized in selecting the Removed Receivables; (iii) the removal of any Removed Receivables shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur, (b) cause the Transferor Ownership Interest to be less than the Minimum Transferor Ownership Interest on such Removal Date or (c) result in the failure to make any payment with respect to any Series; (iv) the Transferor shall have delivered prior written notice of the removal to the Rating Agencies and prior to the date on which such Receivables are to be removed, the Transferor shall not have received notice from either Rating Agency that such removal will result in the reduction or

                                       61
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withdrawal of the then-existing rating of any Series of certificates; (v) the
Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above; and (vi) the Transferor, the Trustee and each Rating Agency will have received an opinion of counsel that the proposed removal will not adversely affect the federal income tax characterization of the Trust. The Transferor does not presently expect to remove Receivables from the Trust, nor do AIC or AICCO presently expect that any such removal will take place.

THE COLLECTION ACCOUNT


     The Servicer has established and will maintain, or cause to be maintained, in the name of the Trust, for the benefit of the certificateholders of all outstanding Series, a 'Collection Account,' which is a non-interest bearing segregated account established with a Qualified Institution. A 'Qualified Institution' is a depositary institution (which may include the Trustee), organized under the laws of the United States or any one of the states thereof or the District of Columbia, which either (a) has corporate trust powers and at all times has a certificate of deposit rating of at least P-1 by Moody's Investors Service, Inc. ('Moody's') and of A-1 by Standard & Poor's Ratings Group ('Standard & Poor's') or a long-term rating of at least A by Moody's and of at least A by Standard & Poor's and deposit insurance as required by the Federal Deposit Insurance Corporation (the 'FDIC') or (b) at all times has a certificate of deposit rating of at least P-1 by Moody's and A-1+ by Standard & Poor's or a long-term rating of at least Aa by Moody's and of at least AA by Standard & Poor's and deposit insurance as required by the FDIC. In addition, the Supplement with respect to any Series may require the Trustee to establish and maintain a subaccount of the Collection Account for such Series (such subaccount, a 'Collection Subaccount'). Funds in the Collection Account or, as provided in the related Supplement, any Collection Subaccount that are not both deposited and to be withdrawn on the same date may be invested to the extent provided in such Supplement, at the direction of the Servicer, in (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of (A) depositary institutions with corporate trust powers, the certificates of deposit of which have ratings from Moody's and Standard & Poor's of P-1 and A-1, respectively, and long-term unsecured debt obligations of which have a rating from Moody's and Standard & Poor's of A and A, respectively or (B) depositary institutions, the certificates of deposit of which have ratings from Moody's and Standard & Poor's of P-1 and A-1+, respectively, and long-term unsecured debt obligations of which have a rating from Moody's and Standard & Poor's of Aa and AA, respectively,
(iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating of P-1 and A-1+, respectively, from Moody's and Standard & Poor's, (iv) demand deposits, time deposits and certificates of deposit which are fully insured to the limits as required by law and by the FDIC, (v) bankers acceptances issued by any depositary institution or trust company described in clause (ii) above, (vi) money market and common trust funds rated AAA-M or AAA-MG by Standard & Poor's or P-1 by Moody's or which have otherwise been approved in writing by each Rating Agency and (vii) certain open end diversified investment companies which each Rating Agency designates in writing will not result in a withdrawal or downgrade of its then current rating of any Series it rates ('Permitted Investments'). Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds were received or deposited. Any earnings (net of losses and investment expenses) on funds in the Collection Account or any Collection Subaccount will be paid monthly to the holder of the Transferor Certificate. If such losses and investment expenses exceed earnings on funds in the Collection Account or any Collection Subaccount during a Monthly Period, then such excess shall be treated in the same manner as Default Amounts are treated. The Transferor is not required to reimburse the Trust with respect to such excess. See '--Defaulted Loans; Charge-Offs.'

     Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of receipt, any payment collected by the Servicer on the Receivables; provided, however, that for as long as AIC remains a Servicer under the Agreement and either (i) the AIC Support Agreement remains in effect with respect to the Servicer and is not terminated, amended or modified other than in accordance with its terms, and AIG has and maintains a long-term rating of at least Aa by Moody's and of at least AA by Standard & Poor's or (ii) AIC has and maintains a commercial paper rating of P-1 by Moody's and of A-1 by Standard & Poor's, then the Servicer may make such deposits into the Collection Account monthly on each Transfer Date, in an amount equal to the lesser of (a) collections received in the immediately preceding Monthly Period allocable to the certificateholders ownership interests of all outstanding Series and (b) the amount required to be deposited into the Finance Charge Account, the Principal Account or any other Series account or, without duplication, distributed on or prior to the related Distribution Date to certificateholders of all outstanding Series. On the same date as any deposit is made to the Collection Account, the Servicer will (i) transfer funds from the Collection Account to the Finance Charge Account and Principal Account to the extent required under '--Application of Collections' below, and (ii) make such further distributions and payments as required thereunder. Deposits required to be made by AIC as Servicer into the Finance Charge Account, Principal Account, the Series 1998-1 Yield Enhancement Account, Excess Funding Account and any other account established for the benefit of the holders of any Series of certificates may also be made on a monthly basis rather than on a more frequent basis if the conditions referred to in the first sentence of this paragraph are met.

     With respect to the certificates of any outstanding Series, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account or any other Series account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any other Series account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to certificateholders of such outstanding Series and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account and allocate and pay such excess to the holder of the Transferor Certificate as provided in the Agreement.

     The Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the purpose of making distributions to the certificateholders of all outstanding Series in the manner provided in the related Supplement.

SERIES 1998-1 ACCOUNTS


     The Trustee has established and will maintain with a Qualified Institution in the name of the Trust, two non-interest bearing segregated trust accounts, a 'Finance Charge Account,' for deposits of collections in respect of Finance Charge Receivables, and a 'Principal Account,' for deposits of collections in respect of Principal Receivables, for the benefit of the certificateholders of all outstanding Series. The Trustee will establish a 'Series 1998-1 Distribution Account' (a non-interest bearing segregated trust account established with a Qualified Institution).

     Funds in the Principal Account and the Finance Charge Account will be invested, at the direction of the Transferor, in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid monthly to the holder of the Transferor Certificate. If losses and investment expenses exceed earnings on funds in the Principal Account or the Finance Charge Account during a Monthly Period, then such excess shall be treated in the same manner as Default Amounts are treated. The Transferor is not required to reimburse the Trust with respect to such excess. The Servicer will have the revocable power to withdraw funds from the Collection Account, the Finance Charge Account, the Principal Account, the Series 1998-1 Yield Enhancement Account and the Excess Funding Account referred to below for the purpose of carrying out the Servicer's duties under the Agreement. The Paying Agent shall have the revocable power to

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withdraw funds from the Series 1998-1 Distribution Account for the purpose of making distributions to the Series 1998-1 Certificateholders. The Series 1998-1 Distribution Account shall not contain any funds of the Transferor or amounts allocable to the Transferor Ownership Interest, and no amounts on deposit therein shall be made available to the Transferor.

     The Finance Charge Account, Principal Account, Series 1998-1 Yield Enhancement Account, Excess Funding Account and Series 1998-1 Distribution Account are collectively referred to as the 'Accounts.'

SERIES 1998-1 YIELD ENHANCEMENT ACCOUNT


     The Servicer will establish and maintain or cause to be maintained with a Qualified Institution in the name of the Trustee, on behalf of the Trust, a segregated account, the 'Series 1998-1 Yield Enhancement Account,' for the benefit of the Series 1998-1 Certificateholders. Amounts on deposit in the Series 1998-1 Yield Enhancement Account will be invested in the manner directed by the Transferor in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in the Series 1998-1 Yield Enhancement Account will be paid monthly to the holder of the Transferor Certificate. If losses and investment expenses exceed earnings on funds in the Series 1998-1 Yield Enhancement Account during a Monthly Period, then such excess shall be charged against funds on deposit in such account. The Transferor is not required to reimburse the Trust with respect to such excess. On each Transfer Date, an amount equal to the Series 1998-1 Available Yield Enhancement Amount shall be deposited into the Series 1998-1 Yield Enhancement Account out of collections otherwise allocable to the holder of the Transferor Certificate for the Monthly

Period immediately preceding such Transfer Date. If collections otherwise allocable to the holder of the Transferor Certificate for such Monthly Period on such Transfer Date are not sufficient therefor, then the Transferor shall deposit the amount of the insufficiency out of its own funds. Notwithstanding the two preceding sentences, if AIR is no longer the Transferor or if the AIR Support Agreement is not in effect with respect to AIR, then prior to any payment to the holder of the Transferor Certificate of any collections with respect to Principal Receivables or Finance Charge Receivables not allocated to the Series 1998-1 Certificateholders, there shall be deposited into the Series 1998-1 Yield Enhancement Account on each date amounts allocable to the Series 1998-1 Certificates which would otherwise be allocable to the holder of the Transferor Certificate until the amount so deposited equals the Series 1998-1 Maximum Yield Enhancement Amount for the next Transfer Date. The 'Series 1998-1 Maximum Yield Enhancement Amount' shall mean, with respect to any Transfer Date, the amount calculated pursuant to the proviso to the definition of 'Series 1998-1 Available Yield Enhancement Amount' set forth below, determined on the assumption that the Series 1998-1 Class A Certificate Rate, the Series 1998-1 Class B Certificate Rate and the Series 1998-1 Class C Certificate Rate used in determining Series 1998-1 Class A Monthly Interest, Series 1998-1 Class B Monthly Interest and Series 1998-1 Class C Monthly Interest, respectively, equals in each case 16.00% per annum. In addition, in all cases the Servicer will deposit into the Series 1998-1 Yield Enhancement Account on each Transfer Date any Series 1998-1 Excess Finance Charges. 'Series 1998-1 Excess Finance Charges' means, with respect to any Transfer Date, an amount equal to the excess of Series 1998-1 Class A Available Funds, Series 1998-1 Class B Available Funds and Series 1998-1 Class C Available Funds for the related Monthly Period over the aggregate, with respect to such Transfer Date, of the amounts set forth in clauses (a) through (e) of the definitions of Series 1998-1 Class A Required Amount, Series 1998-1 Class B Required Amount and Series 1998-1 Class C Required Amount. See '--Reallocation of Cash Flows.'


     On each Transfer Date the Servicer will calculate the 'Series 1998-1 Available Yield Enhancement Amount,' which with respect to any Transfer Date (a) during the Series 1998-1 Revolving Period means the product of (i) 2.25% and
(ii) the product of (A) the collections for the related Monthly Period otherwise allocable to the Transferor Ownership Interest and (B) the Series 1998-1 Floating Investor Percentage divided by one minus the Aggregate Investor Percentage, and (b) during the Series 1998-1 Controlled Amortization Period and the Series 1998-1 Rapid Amortization Period means the product of (i) 2.25% and
(ii) the product of (A) the collections for the related Monthly Period otherwise allocable to the Transferor Ownership Interest and (B) in the case of collections of Finance Charge Receivables allocable to the Transferor Ownership Interest, the Series 1998-1 Floating Investor Percentage divided by one minus the Aggregate Investor Percentage, and in the case of collections of Principal Receivables allocable to the Transferor Ownership Interest, the Series 1998-1 Fixed Investor Percentage divided by one minus the Aggregate Investor Percentage; provided that in no event shall the Series 1998-1 Available Yield Enhancement Amount for any Transfer Date exceed the sum of Series 1998-1 Class A Monthly Interest, Series 1998-1 Class A Additional Interest, Series 1998-1 Class B Monthly Interest, Series 1998-1 Class

B Additional Interest, Series 1998-1 Class C Monthly Interest and Series 1998-1 Class C Additional Interest for such Transfer Date. 'Aggregate Investor Percentage' with respect to Principal Receivables and Finance Charge Receivables, as the case may be, means, as of any date of determination, the sum of the then applicable Investor Percentages of all Series of certificates issued and outstanding on such date of determination, to a maximum of 100%. 'Investor Percentage,' with respect to a Series, means, for any Monthly Period, (a) with respect to Finance Charge Receivables and Default Amounts at any time and Principal Receivables during the revolving period for such Series, the floating investor percentage for such Series and (b) with respect to Principal Receivables during the controlled amortization period for such Series or the rapid amortization period for such Series, the fixed investor percentage for such Series.

     During each of the calendar years 1995, 1996 and 1997, the average monthly payment rate on commercial premium finance loans in the Loan Portfolio exceeded 17%. Assuming (i) a 17% payment rate each month, (ii) twelve equal 30-day monthly periods, and (iii) ownership by the Transferor during each Monthly Period of at least the Minimum Transferor Ownership Interest, the amount available under the Agreement during the Series 1998-1 Revolving Period for yield enhancement would be 459 basis points on the outstanding principal of the Offered Certificates on an annualized basis and may be greater during an amortization period (unless the amount of interest due on the outstanding principal of the Offered Certificates during such Monthly Period is less than 459 basis points on an annualized basis, in which case the amount available for yield enhancement would be such lesser amount). There can be no assurance, however, that the monthly payment rate on the Loans will not be less than 17% since the payment rate will vary depending on a variety of factors, including loan maturities, interest rates and delinquency and default rates. Lower payment rates will result in lower yield enhancement amounts.

     On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply funds on deposit in the Series 1998-1 Yield Enhancement Account with respect to the related Monthly Period to make the following distributions in the following priority:

          (a) an amount equal to the Series 1998-1 Class A Required Amount, if any, with respect to such Transfer Date will be transferred to the Finance Charge Account and used to fund the Series 1998-1 Class A Required Amount; provided, that in the event the Series 1998-1 Class A Required Amount for such Transfer Date exceeds the funds on deposit in the Series 1998-1 Yield Enhancement Account, such funds shall be applied to pay amounts due with respect to such Transfer Date pursuant to clauses (a), (b), (c), (d) and
     (e) (in that order) under the definition of Series 1998-1 Class A Required Amount;

          (b) an amount equal to the Series 1998-1 Class B Required Amount, if any, with respect to such Transfer Date will be transferred to the Finance Charge Account and used to fund the Series 1998-1 Class B Required Amount; provided, that in the event the Series 1998-1 Class B Required Amount for such Transfer Date exceeds the funds on deposit in the Series 1998-1 Yield Enhancement Account after giving effect to clause (a) above, such funds shall be applied to pay amounts due with respect to such Transfer Date pursuant to clauses (a), (b), (c), (d) and (e) (in that order) under the definition of Series 1998-1 Class B Required Amount;

          (c) an amount equal to the aggregate amount by which the Series 1998-1 Class A Ownership Interest has been reduced below the initial Series 1998-1 Class A Ownership Interest on previous Transfer Dates for reasons other than the payment of principal to the Series 1998-1 Class A Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account on such Transfer Date

     (and the Series 1998-1 Class A Ownership Interest shall be deemed to have been reimbursed by such amount up to the initial Series 1998-1 Class A Ownership Interest but only if the Series 1998-1 Class A Ownership Interest shall not have previously been reduced to zero during the Series 1998-1 Class A Controlled Amortization Period or the Series 1998-1 Rapid Amortization Period);

          (d) an amount equal to the aggregate amount by which the Series 1998-1 Class B Ownership Interest has been reduced below the initial Series 1998-1 Class B Ownership Interest on previous Transfer Dates for reasons other than the payment of principal to the Series 1998-1 Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account on such Transfer Date (and the Series 1998-1 Class B Ownership Interest shall be deemed to have been reimbursed by such amount up to the initial Series 1998-1 Class B Ownership Interest but only if the Series 1998-1 Class B Ownership Interest shall not have previously been reduced to zero during the Series 1998-1 Class B Controlled Amortization Period or the Series 1998-1 Rapid Amortization Period);

          (e) an amount equal to the Series 1998-1 Class C Required Amount, if any, with respect to such Transfer Date will be transferred to the Finance Charge Account and used to fund the Series 1998-1 Class C Required Amount; provided, that in the event the Series 1998-1 Class C Required Amount for such Transfer Date exceeds the funds on deposit in the Series 1998-1 Yield Enhancement Account after giving effect to clauses (a), (b), (c) and (d) above, such funds shall be applied to pay amounts due with respect to such Transfer Date pursuant to clauses (a), (b), (c), (d) and (e) (in that order) under the definition of Series 1998-1 Class C Required Amount;

          (f) an amount equal to the aggregate amount by which the Series 1998-1 Class C Ownership Interest has been reduced below the initial Series 1998-1 Class C Ownership Interest on previous Transfer Dates for reasons other than the payment of principal to the Series 1998-1 Class C Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account on such Transfer Date (and the Series 1998-1 Class C Ownership Interest shall be deemed to have been reimbursed by such amount up to the initial Series 1998-1 Class C Ownership Interest but only if the Series 1998-1 Class C Ownership Interest shall not have previously been reduced to zero during the Series 1998-1 Class C Controlled Amortization Period or the Series 1998-1 Rapid Amortization Period); and


          (g) the balance, if any, in excess of the Series 1998-1 91 Day Delinquency Amount, after giving effect to the payments made pursuant to subparagraphs (a) through (f) above, shall be distributed to the holder of the Transferor Certificate provided that a Pay Out Event has not occurred and will not be available for any future payments to the Series 1998-1 Certificateholders; provided, however, that such amount shall be paid to the holder of the Transferor Certificate only to the extent that the Transferor Ownership Interest as of such date is greater than the Minimum Transferor Ownership Interest as of the end of the immediately preceding Monthly Period (after giving effect to the inclusion in the Trust of all Receivables transferred to the Trust on or prior to such date and the application of collections received) and otherwise shall be deposited into the Excess Funding Account; provided further, that in no event shall the amount payable to the holder of the Transferor Certificate be greater than the Transferor Ownership Interest.

     The 'Series 1998-1 91 Day Delinquency Amount' shall equal, as of each Transfer Date, the product of (a) the Series 1998-1 Floating Investor Percentage and (b) the aggregate outstanding principal amount as of the end of the preceding Monthly Period of the Loans relating to Receivables in the Trust that are then overdue 91 days or more (i) after cancellation of the related insurance policies or (ii) if cancellation is delayed, whether due to a stay by reason of an Obligor's bankruptcy or other reason, after the date the policy would have been cancelled in the absence of such delay. Funds remaining on deposit in the Series 1998-1 Yield Enhancement Account under clause (g) above shall be available on the next Transfer Date for application, together with any additional amounts required to be deposited therein on such Transfer Date, in accordance with clauses (a) through (g) above.

EXCESS FUNDING ACCOUNT

     The Servicer has established and will maintain or cause to be maintained with a Qualified Institution in the name of the Trustee, on behalf of the Trust, a segregated account, the 'Excess Funding Account,' for the benefit of the certificateholders of all outstanding Series, including the Series 1998-1 Certificateholders. If on any date the Transferor Ownership Interest equals or is less than the Minimum Transferor Ownership Interest as of the end of the immediately preceding Monthly Period, funds (to the extent available therefor as described herein) otherwise payable to the holder of the Transferor Certificate on such date will be deposited in the Excess Funding Account. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the holder of the Transferor Certificate to the extent that on any day the Transferor Ownership Interest exceeds the Minimum Transferor Ownership Interest as of the end of the immediately preceding Monthly Period as a result of the transfer of Additional Receivables to the Trust. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis (except, if AIC is the Servicer, under the circumstances described above under '--The Collection Account').

     The allocable portion of funds on deposit in the Excess Funding Account at the beginning of the Series 1998-1 Rapid Amortization Period will be paid to the Series 1998-1 Certificateholders as a payment in respect of principal, and during the Series 1998-1 Controlled Amortization Period will be paid to the Series 1998-1 Certificateholders as a payment in respect of principal to the extent that monthly collections received in respect of Principal Receivables and Shared Principal Collections allocable to the Series 1998-1 Certificateholders Ownership Interests are insufficient to pay the Series 1998-1 Controlled Distribution Amount. Funds on deposit in the Excess Funding Account will be allocated, if necessary, among the certificateholders ownership interests of each outstanding Series of certificates on a pro rata basis in accordance with each such Series' fixed investor percentage.

     Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Permitted Investments. All net investment income earned on amounts in the Excess Funding Account will be retained in the Excess Funding Account to the extent that the Transferor Ownership Interest is less than the Minimum Transferor Ownership Interest. If losses and investment expenses exceed earnings on funds in the Excess Funding Account during a Monthly Period, then such excess shall be treated in the same manner as Default Amounts are treated. The Transferor is not required to reimburse the Trust with respect to such excess.

     The 'Minimum Transferor Ownership Interest' shall mean, as of any date of determination, an amount equal to the sum of (a) (i) 107% of an amount equal to the aggregate initial certificateholders ownership interests of all outstanding Series minus (ii) the aggregate certificateholders ownership interests of all outstanding Series as of such date and (b) the Excess Receivables Amount for such date; provided, however, that the Minimum Transferor Ownership Interest shall be calculated without reference to the Excess Receivables Amount if (i) prior to such date there shall have been delivered to the Trustee (a) a written agreement, in form and substance satisfactory to the Rating Agencies, executed by a person having a long-term unsecured debt rating of AAA from Standard & Poor's and Aaa from Moody's pursuant to which such person shall have unconditionally agreed to indemnify the Trust for all losses in respect of amounts constituting the Excess Receivables Amount at any time and (b) written confirmation from each of the Rating Agencies to the effect that such substitution will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding class of investor certificates of any Series, including the Series 1994-1 Certificates and the Series 1998-1 Certificates, and
(ii) the agreement and the rating referred to in clause (a) above remain in effect on such date of determination.

     'Excess Receivables Amount' shall mean, as of any date of determination, the sum of:

          (i) the aggregate unpaid principal balance of all Receivables in the Trust as of the end of the immediately preceding Monthly Period having the same Obligor but only to the extent such aggregate balance is in excess of 0.60% of the aggregate unpaid principal balance of all Receivables in the Trust as of the end of such Monthly Period; and

          (ii) the greater of:

             (a) the sum, for each Moody's Non-Investment Grade Insurer

        (including for this purpose any affiliated Moody's Non-Investment Grade Insurer) of, if more than 5% of the aggregate unpaid principal balance of all Receivables in the Trust as of the end of such Monthly Period arise from Loans made to finance premiums due to such insurer (including any such affiliated insurer), the aggregate unpaid principal balance of such Receivables but only to the extent in excess of such percentage;

             (b) the sum, for each insurer (including any affiliated insurer) referred to below, of the greater of:

                          (I) if more than 2% of the aggregate unpaid principal
                   balance of all Receivables in the Trust as of the end of such Monthly Period arise from Loans made to finance premiums due to the same S&P Non-Investment Grade Insurer (including for this purpose any affiliated S&P Non-Investment Grade Insurer), the aggregate unpaid principal balance of such Receivables but only to the extent in excess of such percentage; and

                          (II) if more than 4% of the aggregate unpaid principal
                   balance of all Receivables in the Trust as of the end of such Monthly Period arise from Loans made to finance premiums due to the same S&P Non-AAA Insurer (including for this purpose any affiliated S&P Non-AAA Insurer), the aggregate unpaid principal balance of such Receivables but only to the extent in excess of such percentage.

For purposes of making any calculation: (x) pursuant to clause (ii) above, an amount that would be part of the Excess Receivables Amount under such clause shall be taken into account only to the extent not already taken into account under clause (i) above and (y) pursuant to clause (i) or clause (ii) above, the aggregate of the losses, if any, previously realized in respect of any Obligor subject to clause (i) above or any insurer referred to in subclauses (a), (b)(I) and/or (b)(II) of clause (ii) above (to the extent relating to insurer insolvency) shall reduce the percentage levels used in calculating the excess amounts set forth or referred to in such clause or subclauses with respect to any single Obligor or insurer.

     'Moody's Non-Investment Grade Insurer' shall mean, on any date of determination, an insurer that as of the end of the immediately preceding Monthly Period did not have an insurance financial strength rating of at least investment grade (i.e., in one of the top four generic rating categories, irrespective of any plus or minus) by Moody's (other than AIG or any wholly owned subsidiary of AIG), unless Moody's shall have previously notified the Transferor in writing that such insurer is not to be deemed a 'Moody's Non-Investment Grade Insurer' (and shall not have revoked such notification).

     'S&P Non-AAA Insurer' shall mean, on any date of determination, an insurer that as of the end of the immediately preceding Monthly Period did not have a claims-paying ability rating at least as high as the then applicable rating assigned by Standard & Poor's to the Series 1998-1 Class A Certificates or the Series 1994-1 Class A Certificates unless Standard & Poor's shall have previously notified the Transferor in writing that such insurer is not to be deemed an 'S&P Non-AAA Insurer' (and shall not have revoked such notification).


     'S&P Non-Investment Grade Insurer' shall mean, on any date of determination, an insurer that as of the end of the immediately preceding Monthly Period did not have a claims-paying ability rating of at least investment grade (i.e., in one of the top four generic rating categories, irrespective of any plus or minus) by Standard & Poor's (other than any affiliate of AIG with a Standard & Poor's qualified solvency rating of BBBq) unless Standard & Poor's shall have previously notified the Transferor in writing that such insurer is not to be deemed an 'S&P Non-Investment Grade Insurer' (and shall not have revoked such notification).

SHARED PRINCIPAL COLLECTIONS

     Collections of Principal Receivables for any Monthly Period allocated to the Series 1998-1 Certificateholders Ownership Interests will first be used to cover, with respect to any Monthly Period during the Series 1998-1 Controlled Amortization Period, deposits of the Series 1998-1 Controlled Distribution Amount to the Series 1998-1 Distribution Account, and during the Series 1998-1 Rapid Amortization Period, payments to the Holders of Offered Certificates and then payments to the Series 1998-1 Class C Certificateholders. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Series 1998-1 Certificateholders Ownership Interests remaining after covering required payments to the Series 1998-1 Certificateholders and any similar amounts remaining for the Series 1994-1 Certificates or any additional Series ('Shared Principal Collections'). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ('Principal Shortfalls'). Shared Principal Collections will not be used to reimburse certificateholders for investor charge-offs for any Series or to cover interest shortfalls for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Transferor Certificate; provided, however, that such amount shall be paid to the holder of the Transferor Certificate only to the extent that the Transferor Ownership Interest on such date is greater than the Minimum Transferor Ownership Interest as of the immediately preceding Monthly Period (after giving effect to the inclusion in the Trust of all Receivables transferred to the Trust on or prior to such date and the application of collections received) and otherwise shall be deposited into the Excess Funding Account; provided further, that in no event shall the amount payable to the holder of the Transferor Certificate be greater than the Transferor Ownership Interest.

DEFAULTED LOANS; CHARGE-OFFS


     Losses resulting from the charge-off of Loans in each Monthly Period ('Default Amounts') are generally shared between the certificateholders ownership interests of each outstanding Series, based on their respective floating investor percentages (see '--Allocation Percentages' below with respect to Series 1998-1), and the Transferor Ownership Interest. Certain losses resulting from charge-offs of Receivables in excess of specified levels will be allocated entirely to the Transferor Ownership Interest. Accordingly, such excess losses will not be borne by the Series 1998-1 Certificateholders Ownership Interests and will not be taken into account in calculating the Series 1998-1 Investor Default Amount (defined below). The circumstances under which excess losses will be allocated entirely to the Transferor Ownership Interest will occur when there are losses on Receivables relating to Loans to a single Obligor exceeding 0.60% of the aggregate principal balances of Receivables at the end of any Monthly Period (since the inception of the Trust, no such losses have occurred), or when losses on Receivables resulting from the insolvency of certain insurance carriers (to the extent not taken into account as a result of the single Obligor excess loss allocation) exceed a specified percentage of the aggregate principal balances of Receivables at the end of any Monthly Period (see the definition of 'Excess Receivables Amount' under '--Excess Funding Account' above). In addition, all losses will be allocated to the Transferor Ownership Interest after the occurrence of the Pay Out Event described under clause (d) of '--Pay Out Events' below or after the Transferor Ownership Interest falls below the Minimum Transferor Ownership Interest following the occurrence of any other Pay Out Event.


     On the fourth business day preceding each Transfer Date (the 'Determination Date'), the Servicer will calculate the Series 1998-1 Investor Default Amount for the preceding Monthly Period. The term 'Series 1998-1 Investor Default Amount' means, with respect to any Monthly Period and any Receivable under a Loan that became a Defaulted Loan during such Monthly Period, an amount equal to the product of (a) the unpaid amount (including both principal and accrued unpaid finance charges) of such Receivable as of the date that such Loan became a Defaulted Loan and (b) the Series 1998-1

Floating Investor Percentage with respect to such Monthly Period. The term 'Defaulted Loan' shall mean any Loan which (i) remains in default as of the beginning of the month immediately following the first anniversary of the cancellation of the related insurance policy, which cancellation results from such default, or (ii) is overdue and which the Servicer determines, in accordance with the Servicer's policies and procedures relating to the operation of their business, is incapable of collection. A Loan shall be considered to be a Defaulted Loan upon the earlier to occur of (i) or (ii) above.

     State laws impose limitations on the amount of finance charges that may accrue upon the unpaid balance of a Loan after its scheduled maturity and the late fees that may be imposed upon an Obligor's default in payment of any installments due under a Loan. Such laws vary widely by state, but often provide for the recovery of only minimal additional interest and fees, if any.

     A portion of the Series 1998-1 Investor Default Amount will be allocated to the Series 1998-1 Class A Certificateholders (the 'Series 1998-1 Class A Default Amount') on each Transfer Date in an amount equal to the product of the Series 1998-1 Class A Floating Allocation applicable during the related Monthly Period and the Series 1998-1 Investor Default Amount for such Monthly Period. A portion of the Series 1998-1 Investor Default Amount will be allocated to the Series 1998-1 Class B Certificateholders (the 'Series 1998-1 Class B Default Amount') on each Transfer Date in an amount equal to the product of the Series 1998-1 Class B Floating Allocation applicable during the related Monthly Period and the Series 1998-1 Investor Default Amount for such Monthly Period. A portion of the Series 1998-1 Investor Default Amount will be allocated to the Series 1998-1 Class C Certificateholders (the 'Series 1998-1 Class C Default Amount') on each Transfer Date in an amount equal to the product of the Series 1998-1 Class C Floating Allocation applicable during the related Monthly Period and the Series 1998-1 Investor Default Amount for such Monthly Period.

     On each Transfer Date, if the Series 1998-1 Class A Default Amount for such Transfer Date exceeds the funds on deposit in the Series 1998-1 Yield Enhancement Account available to cover such amount with respect to the Monthly Period immediately preceding such Transfer Date, the Series 1998-1 Class C Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Class C Charge-Offs and any Series 1998-1 Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess. In the event that such reduction would cause the Series 1998-1 Class C Ownership Interest to be a negative number, the Series 1998-1 Class C Ownership Interest will be reduced to zero, and the Series 1998-1 Class B Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Class B Charge-Offs and any Series 1998-1 Reallocated Principal Collections on such Transfer Date) will be reduced by the amount by which the Series 1998-1 Class C Ownership Interest would have been reduced below zero. In the event that such reduction would cause the Series 1998-1 Class B Ownership Interest to be a negative number, the Series 1998-1 Class B Ownership Interest will be reduced to zero, and the Series 1998-1 Class A Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Reallocated Principal Collections on such Transfer Date) will be reduced (but not below zero) by the amount by which the Series 1998-1 Class B Ownership Interest would have been reduced below zero (any such reduction, a 'Series 1998-1 Class A Charge-Off'). The Series 1998-1 Class A Ownership Interest will also be reduced by the amount of Series 1998-1 Reallocated Principal Collections used to cover the Series 1998-1 Class A Required Amount and Series 1998-1 Class B Required Amount if the Series 1998-1 Class B Ownership Interest and Series 1998-1 Class C Ownership Interest have been reduced to zero. Such reductions in the Series 1998-1 Class A Ownership Interest will have the effect of slowing or reducing the return of principal and the payment of interest to the Series 1998-1 Class A Certificateholders. The Series 1998-1 Class A Ownership Interest will thereafter be reimbursed if not previously reduced to zero during the Series 1998-1 Class A Controlled Amortization Period or the Series 1998-1 Rapid Amortization Period (but not in excess of reductions in the Series 1998-1 Class A Ownership Interest that have not been previously reimbursed) on any Transfer Date by the amount of funds on deposit in the Series 1998-1 Yield Enhancement Account allocated and available for such purpose as described under '--Series 1998-1 Yield Enhancement Account.'

     If on any Transfer Date, the Series 1998-1 Class B Default Amount for such Transfer Date exceeds the amount of funds on deposit in the Series 1998-1 Yield Enhancement Account which are allocated and available to fund such amount as described under '--Series 1998-1 Yield Enhancement Account,' the Series 1998-1 Class C Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Class C Charge-Offs and any Series 1998-1 Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess. In the event that such reduction would cause the Series 1998-1 Class C Ownership Interest to be a negative number, the Series 1998-1 Class C Ownership Interest will be reduced to zero and the Series 1998-1 Class B Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Reallocated Principal Collections on such Transfer Date) will be reduced (but not below zero) by the amount by which the Series 1998-1 Class C Ownership Interest would have been reduced below zero (any such reduction, a 'Series 1998-1 Class B Charge-Off'). The Series 1998-1 Class B Ownership Interest will also be reduced by the amount of Series 1998-1 Reallocated Principal Collections in excess of the Series 1998-1 Class C Ownership Interest and the amount of any portion of the Series 1998-1 Class B Ownership Interest allocated to the Series 1998-1 Class A Certificates to avoid a reduction in the Series 1998-1 Class A Ownership Interest. Such reductions in the Series 1998-1 Class B Ownership Interest will have the effect of slowing or reducing the return of principal and the payment of interest to the Series 1998-1 Class B Certificateholders. The Series 1998-1 Class B Ownership Interest will thereafter be reimbursed if not previously reduced to zero during the Series 1998-1 Class B Controlled Amortization Period or the Series 1998-1 Rapid Amortization Period (but not in excess of reductions in the Series 1998-1 Class B Ownership Interest that have not been previously reimbursed) on any Transfer Date by the amount of funds on deposit in the Series 1998-1 Yield Enhancement Account allocated and available for that purpose as described under '--Series 1998-1 Yield Enhancement Account.'

     If on any Transfer Date, the Series 1998-1 Class C Default Amount for such Transfer Date exceeds the amount of funds on deposit in the Series 1998-1 Yield Enhancement Account which are allocated and available to fund such amount as described under '--Series 1998-1 Yield Enhancement Account,' the Series 1998-1 Class C Ownership Interest will be reduced by the amount of such excess but not more than the lesser of the Series 1998-1 Class C Default Amount and the Series 1998-1 Class C Ownership Interest for such Transfer Date (any such reduction, a 'Series 1998-1 Class C Charge-Off'). The Series 1998-1 Class C Ownership Interest will also be reduced by the amount of Series 1998-1 Reallocated Principal Collections used to cover payment of interest on the Offered Certificates and the amount of any portion of the Series 1998-1 Class C Ownership Interest allocated to the Series 1998-1 Class A Certificates to avoid a reduction in the Series 1998-1 Class A Ownership Interest or to the Series 1998-1 Class B Certificates to avoid a reduction in the Series 1998-1 Class B Ownership Interest. The Series 1998-1 Class C Ownership Interest will thereafter be reimbursed if not previously reduced to zero during the Series 1998-1 Class C Controlled Amortization Period or the Series 1998-1 Rapid Amortization Period (but not in excess of reductions in the Series 1998-1 Class C Ownership Interest that have not been previously reimbursed) on any Transfer Date by the amount of funds on deposit in the Series 1998-1 Yield Enhancement Account allocated and available for that purpose as described under '--Series 1998-1 Yield Enhancement Account.'

ALLOCATION PERCENTAGES


     Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Series 1998-1 Certificateholders Ownership Interests, the certificateholders ownership interests for each other Series issued and outstanding and the Transferor Ownership Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period. Finance charges on the Loans are recognized under the actuarial interest method.

     Collections of Finance Charge Receivables, which under the terms of the Agreement will include any recoveries with respect to Loans that have been written off, and Default Amounts at any time and collections of Principal Receivables during the Series 1998-1 Revolving Period will be allocated to the Series 1998-1 Certificateholders Ownership Interests based on the Series 1998-1 Floating Investor Percentage. The 'Series 1998-1 Floating Investor Percentage' means, with respect to any Monthly

Period, the percentage equivalent of a fraction, the numerator of which is the Series 1998-1 Certificateholders Ownership Interests as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Series 1998-1 Initial Certificateholders Ownership Interests) and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period and (y) the sum of the numerators used to calculate the investor percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination. Such amounts so allocated will be further allocated between the Series 1998-1 Class A Certificateholders, Series 1998-1 Class B Certificateholders and the Series 1998-1 Class C Certificateholders based on the Series 1998-1 Class A Floating Allocation, the Series 1998-1 Class B Floating Allocation and the Series 1998-1 Class C Floating Allocation, respectively. The 'Series 1998-1 Class A Floating Allocation' means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Series 1998-1 Class A Ownership Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Series 1998-1 Certificateholders Ownership Interests as of the close of business on such day. The 'Series 1998-1 Class B Floating Allocation' means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Series 1998-1 Class B Ownership Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Series 1998-1 Certificateholders Ownership Interests as of the close of business on such day. The 'Series 1998-1 Class C Floating Allocation' means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Series 1998-1 Class C Ownership Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Series 1998-1 Certificateholders Ownership Interests as of the close of business on such day.


     Collections of Principal Receivables during the Series 1998-1 Controlled Amortization Period and Series 1998-1 Rapid Amortization Period will be allocated to the Series 1998-1 Certificateholders Ownership Interests based on the Series 1998-1 Fixed Investor Percentage. The 'Series 1998-1 Fixed Investor Percentage' means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Series 1998-1 Certificateholders Ownership Interests as of the close of business on the last day of the Series 1998-1 Revolving Period and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the investor percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period.

     'Series 1998-1 Certificateholders Ownership Interests' for any date means an amount equal to the sum of (a) the Series 1998-1 Class A Ownership Interest,
(b) the Series 1998-1 Class B Ownership Interest and (c) the Series 1998-1 Class C Ownership Interest, each as of such date.


     'Series 1998-1 Class A Ownership Interest' for any date means an amount equal to (a) $200,000,000 (the 'Series 1998-1 Class A Initial Ownership Interest'), minus (b) the aggregate amount of principal payments made to Series 1998-1 Class A Certificateholders prior to such date, minus (c) the aggregate amount of Series 1998-1 Class A Charge-Offs for all prior Transfer Dates, minus
(d) the aggregate amount of Series 1998-1 Reallocated Principal Collections for all prior Transfer Dates for which the Series 1998-1 Class B Ownership Interest and the Series 1998-1 Class C Ownership Interest have not been reduced, and plus
(e) the aggregate amount of funds on deposit in the Series 1998-1 Yield Enhancement Account allocated on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided, however, that the Series 1998-1 Class A Ownership Interest may not be reduced below zero.

     'Series 1998-1 Class B Ownership Interest' for any date means an amount equal to (a) $6,300,000 (the 'Series 1998-1 Class B Initial Ownership Interest'), minus (b) the aggregate amount of principal payments made to Series 1998-1 Class B Certificateholders prior to such date, minus (c) the aggregate amount of Series 1998-1 Class B Charge-Offs for all prior Transfer Dates, minus
(d) the aggregate amount of Series 1998-1 Reallocated Principal Collections for all prior Transfer Dates for which the Series 1998-1 Class C Ownership Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Series 1998-1 Class B Ownership Interest has been reduced to fund the Series 1998-1 Class A Default Amount on all prior Transfer Dates as described under '--Defaulted Loans; Charge-Offs,' and plus (f) the aggregate amount of funds on deposit in the Series 1998-1 Yield Enhancement Account allocated on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Series 1998-1 Class B Ownership Interest may not be reduced below zero.




     'Series 1998-1 Class C Ownership Interest' for any date means an amount equal to (a) $4,226,400 (the 'Series 1998-1 Class C Initial Ownership Interest'), minus (b) the aggregate amount of principal payments made to the holders of the Series 1998-1 Class C Ownership Interest prior to such date, minus (c) the aggregate amount of Series 1998-1 Class C Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Series 1998-1 Reallocated Principal Collections for all prior Transfer Dates for which the Series 1998-1 Class C Ownership Interest has been reduced, minus (e) an amount equal to the aggregate amount by which the Series 1998-1 Class C Ownership Interest has been reduced to fund the Series 1998-1 Class A Default Amount and the Series 1998-1 Class B Default Amount on all prior Transfer Dates as described under '--Defaulted Loans; Charge-Offs,' and plus (f) the aggregate amount of funds on deposit in the Series 1998-1 Yield Enhancement Account allocated on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Series 1998-1 Class C Ownership Interest may not be reduced below zero.


REALLOCATION OF CASH FLOWS

     With respect to each Transfer Date, the Servicer will determine the 'Series 1998-1 Class A Required Amount,' which will be equal to the amount, if any, by which the sum of (a) Series 1998-1 Class A Monthly Interest due on the related Distribution Date, (b) Series 1998-1 Class A Additional Interest due on such Distribution Date, (c) the Series 1998-1 Class A Servicing Fee for the related Monthly Period and any overdue Series 1998-1 Class A Servicing Fee, (d) the Series 1998-1 Class A Default Amount, if any, for the related Monthly Period and
(e) Series 1998-1 Class A Prior Period Interest, if any, exceeds the Series 1998-1 Class A Available Funds for the related Monthly Period. If the Series 1998-1 Class A Required Amount is greater than zero, funds on deposit in the Series 1998-1 Yield Enhancement Account and available for such purpose will be used to fund the Series 1998-1 Class A Required Amount with respect to such Transfer Date. If the funds on deposit in the Series 1998-1 Yield Enhancement Account are insufficient to fund the remaining Series 1998-1 Class A Required Amount, first, Series 1998-1 Reallocated Class C Principal Collections, then, Series 1998-1 Reallocated Class B Principal Collections and finally, Series 1998-1 Reallocated Class A Principal Collections will be used to fund the Series 1998-1 Class A Required Amount. Any reallocation of Principal Receivables collections to fund the Series 1998-1 Class A Required Amount or, as described in the next succeeding paragraph, the Series 1998-1 Class B Required Amount will result in a corresponding reduction in the Series 1998-1 Certificateholders Ownership Interests. The amount of such reduction will be allocated first to reduce the Series 1998-1 Class C Ownership Interest, second to reduce the Series 1998-1 Class B Ownership Interest and lastly to reduce the Series 1998-1 Class A Ownership Interest. If Series 1998-1 Reallocated Principal Collections with respect to the Monthly Period, together with the funds on deposit in the Series 1998-1 Yield Enhancement Account, are insufficient to fund the Series 1998-1 Class A Required Amount for such related Monthly Period, then the Series 1998-1 Class C Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Class C Charge-Offs and Series 1998-1 Reallocated Principal Collections for the related Transfer Date) will be reduced by the amount of such excess. In the event that such reduction would cause the Series 1998-1 Class C

Ownership Interest to be a negative number, the Series 1998-1

Class C Ownership Interest will be reduced to zero, and the Series 1998-1 Class B Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Class B Charge-Offs and Series 1998-1 Reallocated Principal Collections for such Transfer Date) will be reduced by the amount by which the Series 1998-1 Class C Ownership Interest would have been reduced below zero. In the event that such reduction would cause the Series 1998-1 Class B Ownership Interest to be a negative number, the Series 1998-1 Class B Ownership Interest will be reduced to zero and the Series 1998-1 Class A Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Class A Charge-Offs and Series 1998-1 Reallocated Principal Collections for such Transfer Date) will be reduced (but not below zero) by the amount by which the Series 1998-1 Class B Ownership Interest would have been reduced below zero. Any such reduction in the Series 1998-1 Class A Ownership Interest will have the effect of slowing or reducing the return of principal and payment of interest to the Series 1998-1 Class A Certificateholders. If the Series 1998-1 Class B Ownership Interest and the Series 1998-1 Class C Ownership Interest have both been reduced to zero, the Series 1998-1 Class A Certificateholders will bear directly the credit risks associated with their interests in the Trust. See '--Defaulted Loans; Charge-Offs.'

     With respect to each Transfer Date, the Servicer will determine the 'Series 1998-1 Class B Required Amount,' which will be equal to the amount, if any, by which the sum of (a) Series 1998-1 Class B Monthly Interest due on the related Distribution Date, (b) Series 1998-1 Class B Additional Interest due on such Distribution Date, (c) the Series 1998-1 Class B Servicing Fee for the related Monthly Period and any overdue Series 1998-1 Class B Servicing Fee, (d) the Series 1998-1 Class B Default Amount, if any, for such Transfer Date and (e) Series 1998-1 Class B Prior Period Interest, if any, exceeds the Series 1998-1 Class B Available Funds for the related Monthly Period. If the Series 1998-1 Class B Required Amount is greater than zero, funds on deposit in the Series 1998-1 Yield Enhancement Account not required to pay the Series 1998-1 Class A Required Amount will be used to fund the Series 1998-1 Class B Required Amount with respect to such Transfer Date. If funds on deposit in the Series 1998-1 Yield Enhancement Account are insufficient to fund the remaining Series 1998-1 Class B Required Amount, then Series 1998-1 Reallocated Principal Collections not required to fund the Series 1998-1 Class A Required Amount for the related Monthly Period will be used to fund the Series 1998-1 Class B Required Amount. If such Series 1998-1 Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Series 1998-1 Class B Required Amount, then the Series 1998-1 Class C Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Class C Charge-Offs and Series 1998-1 Reallocated Principal Collections for the related Transfer Date) will be reduced by the amount of such deficiency. In the event that such a reduction would cause the Series 1998-1 Class C Ownership Interest to be a negative number, the Series 1998-1 Class C Ownership Interest will be reduced to zero, and the Series 1998-1 Class B Ownership Interest (after giving effect to reductions therein for any Series 1998-1 Class B Charge-Offs and Series 1998-1 Reallocated Principal Collections for such Transfer Date) will be reduced (but not below zero) by the amount by which the Series 1998-1 Class C Ownership Interest would have been reduced below zero. Any such reduction in the

Series 1998-1 Class B Ownership Interest will have the effect of slowing or reducing the return of principal and payment of interest to the Series 1998-1 Class B Certificateholders. If the Series 1998-1 Class C Ownership Interest has been reduced to zero, the Series 1998-1 Class B Certificateholders will bear directly the credit risks associated with their interests in the Trust. See '--Defaulted Loans; Charge-Offs.'

     With respect to each Transfer Date, the Servicer will determine the 'Series 1998-1 Class C Required Amount,' which will be equal to the amount, if any, by which the sum of (a) Series 1998-1 Class C Monthly Interest due on the related Distribution Date, (b) Series 1998-1 Class C Additional Interest due on such Distribution Date, (c) the Series 1998-1 Class C Servicing Fee for the related Monthly Period and any overdue Series 1998-1 Class C Servicing Fee, (d) the Series 1998-1 Class C Default Amount, if any, for such Transfer Date, and (e) Series 1998-1 Class C Prior Period Interest, if any, exceeds the Series 1998-1 Class C Available Funds for the related Monthly Period.

     Reductions of the Series 1998-1 Class A Ownership Interest or Series 1998-1 Class B Ownership Interest described above on any Transfer Date shall be reimbursed by, and the Series 1998-1 Class A Ownership Interest or Series 1998-1 Class B Ownership Interest increased to the extent of, funds on deposit in the Series 1998-1 Yield Enhancement Account available for such purposes on each subsequent Transfer Date. See '--Series 1998-1 Yield Enhancement Account.' If and when such reductions of the Series 1998-1 Class A Ownership Interest and Series 1998-1 Class B Ownership Interest have been fully reimbursed, reductions of the Series 1998-1 Class C Ownership Interest shall be reimbursed in a similar manner until reimbursed in full.

     'Series 1998-1 Reallocated Class A Principal Collections' for any Monthly Period means collections of Principal Receivables allocable to the Series 1998-1 Class A Ownership Interest for such Monthly Period in an amount not to exceed the amount required to fund the Series 1998-1 Class A Required Amount and the Series 1998-1 Class B Required Amount for the related Transfer Date; provided, however, that such amount will not exceed the Series 1998-1 Class A Ownership Interest after giving effect to any Series 1998-1 Class A Charge-Offs for such Transfer Date.

     'Series 1998-1 Reallocated Class B Principal Collections' for any Monthly Period means collections of Principal Receivables allocable to the Series 1998-1 Class B Ownership Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Series 1998-1 Class A Required Amount and the Series 1998-1 Class B Required Amount, if any; provided, however, that such amount will not exceed the Series 1998-1 Class B Ownership Interest after giving effect to any Series 1998-1 Class B Charge-Offs for the related Transfer Date.

     'Series 1998-1 Reallocated Class C Principal Collections' for any Monthly Period means collections of Principal Receivables allocable to the Series 1998-1 Class C Ownership Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Series 1998-1 Class A Required Amount and the Series 1998-1 Class B Required Amount, if any; provided, however, that such amount will not exceed the Series 1998-1 Class C Ownership Interest after giving effect to any Series 1998-1 Class C Charge-Offs for the related Transfer Date.


     'Series 1998-1 Reallocated Principal Collections' for any Monthly Period means the sum of the Series 1998-1 Reallocated Series 1998-1 Class A Principal Collections, the Series 1998-1 Reallocated Class B Principal Collections and the Series 1998-1 Reallocated Class C Principal Collections, in each case for such Monthly Period.

APPLICATION OF COLLECTIONS

     On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply funds on deposit in the Series 1998-1 Distribution Account (consisting of Series 1998-1 Class A Available Funds, Series 1998-1 Class B Available Funds, Series 1998-1 Class C Available Funds, Series 1998-1 Available Investor Principal Collections (including allocable amounts from the Excess Funding Account), Series 1998-1 Reallocated Principal Collections, and amounts from the Series 1998-1 Yield Enhancement Account, in each case to the extent deposited into the Series 1998-1 Distribution Account for purposes of making distributions to Series 1998-1 Certificateholders) to pay the following amounts (in each case determined as of the immediately preceding Transfer Date) in the following order of priority:

     (a) to the Series 1998-1 Class A Certificateholders:

          (i) Series 1998-1 Class A Monthly Interest;

          (ii) Series 1998-1 Class A Additional Interest, if any;

          (iii) Series 1998-1 Class A Prior Period Interest, if any, to the extent distributable on such Distribution Date;

     (b) to the Series 1998-1 Class B Certificateholders:

          (i) Series 1998-1 Class B Monthly Interest;

          (ii) Series 1998-1 Class B Additional Interest, if any;

          (iii) Series 1998-1 Class B Prior Period Interest, if any, to the extent distributable on such Distribution Date;

     (c) during the Series 1998-1 Revolving Period, to the Series 1998-1 Class C Certificateholders:

          (i) Series 1998-1 Class C Monthly Interest;

          (ii) Series 1998-1 Class C Additional Interest, if any;

          (iii) Series 1998-1 Class C Prior Period Interest, if any, to the extent distributable on such Distribution Date;

     (d) during the Series 1998-1 Controlled Amortization Period or the Series 1998-1 Rapid Amortization Period:


          (i) to the Series 1998-1 Class A Certificateholders, Series 1998-1 Class A Monthly Principal;

          (ii) to the Series 1998-1 Class B Certificateholders, Series 1998-1 Class B Monthly Principal;

          (iii) to the Series 1998-1 Class C Certificateholders, the amounts set forth in clause (c) above (in the order of priority set forth in such clause); and

          (iv) to the Series 1998-1 Class C Certificateholders, Series 1998-1 Class C Monthly Principal.


     'Series 1998-1 Class A Monthly Interest' with respect to any Transfer Date will equal the product of (i) the Series 1998-1 Class A Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the Series 1998-1 Class A Ownership Interest on the related Record Date; provided, however, with respect to the first Distribution Date, Series 1998-1 Class A Monthly Interest shall be equal to the interest accrued on the Series 1998-1 Class A Initial Ownership Interest at the applicable Series 1998-1 Class A Certificate Rate for the period from the Closing Date through May 14, 1998.



     'Series 1998-1 Class B Monthly Interest' with respect to any Transfer Date will equal the product of (i) the Series 1998-1 Class B Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the Series 1998-1 Class B Ownership Interest on the related Record Date; provided, however, with respect to the first Distribution Date, Series 1998-1 Class B Monthly Interest shall be equal to the interest accrued on the Series 1998-1 Class B Initial Ownership Interest at the applicable Series 1998-1 Class B Certificate Rate for the period from the Closing Date through May 14, 1998.



     'Series 1998-1 Class C Monthly Interest' with respect to any Transfer Date will equal the product of (i) the Series 1998-1 Class C Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360, and (iii) the Series 1998-1 Class C Ownership Interest on the related Record Date; provided, however, with respect to the first Distribution Date, Series 1998-1 Class C Monthly Interest shall be equal to the interest accrued on the Series 1998-1 Class C Initial Ownership Interest at the applicable Series 1998-1 Class C Certificate Rate for the period from the Closing Date through May 14, 1998.


     'Series 1998-1 Class A Prior Period Interest,' with respect to each Interest Period in which the Series 1998-1 Class A Certificates would have accrued interest on the Series 1998-1 Class A Ownership Interest had such Series 1998-1 Class A Ownership Interest not been reduced for reasons other than the payment of principal to the Series 1998-1 Class A Certificateholders, will equal the product of (i) the Series 1998-1 Class A Certificate Rate in effect during such Interest Period plus 2% per annum, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the amount by which the Series 1998-1 Class A Ownership Interest was less than the Series 1998-1 Class A Ownership Interest during such Interest Period for reasons other than the payment of principal to the Series 1998-1 Class A Certificateholders; provided, however, that Series 1998-1 Class A Prior Period Interest will not be distributed until the Distribution Date(s) following the Transfer Date on which the Series 1998-1 Class A Ownership Interest has been reimbursed in full for any reductions.

     'Series 1998-1 Class B Prior Period Interest,' with respect to each Interest Period in which the Series 1998-1 Class B Certificates would have accrued interest on the Series 1998-1 Class B Ownership Interest had such Series 1998-1 Class B Ownership Interest not been reduced for reasons other than the payment of principal to the Series 1998-1 Class B Certificateholders, will equal the product of (i) the Series 1998-1 Class B Certificate Rate in effect during such Interest Period plus 2% per annum, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the amount by which the Series 1998-1 Class B Ownership Interest was less than the Series 1998-1 Class B Ownership Interest during such Interest Period for reasons other than the payment of principal to the Series 1998-1 Class B Certificateholders; provided, however, that Series 1998-1 Class B Prior Period Interest will not be distributed until the Distribution Date(s) following the Transfer Date on which the Series 1998-1 Class B Ownership Interest has been reimbursed in full for any reductions.

     'Series 1998-1 Class C Prior Period Interest,' with respect to each Interest Period in which the Series 1998-1 Class C Certificates would have accrued interest on the Series 1998-1 Class C Ownership Interest had such Series 1998-1 Class C Ownership Interest not been reduced for reasons other than the payment of principal to the Series 1998-1 Class C Certificateholders, will equal the product of (i) the Series 1998-1 Class C Certificate Rate in effect during such Interest Period plus 2% per annum, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the amount by which the Series 1998-1 Class C Ownership Interest was less than the Series 1998-1 Class C Ownership Interest during such Interest Period for reasons other than the payment of principal to the Series 1998-1 Class C Certificateholders; provided, however, that Series 1998-1 Class C Prior Period Interest will not be distributed until the Distribution Date(s) following the Transfer Date on which the Series 1998-1 Class C Ownership Interest has been reimbursed in full for any reductions.

     'Series 1998-1 Class C Available Funds' means, with respect to any Monthly Period, an amount equal to the Series 1998-1 Class C Floating Allocation of collections of Finance Charge Receivables allocated to the Series 1998-1 Certificateholders Ownership Interests with respect to such Monthly Period.

     'Series 1998-1 Class A Monthly Principal' with respect to any Transfer Date relating to (i) the Series 1998-1 Class A Controlled Amortization Period, prior to the payment in full of the Series 1998-1 Class A Ownership Interest, will equal the least of (a) the Series 1998-1 Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (b) the Series 1998-1 Controlled Distribution Amount for the related Distribution Date, and (c) the Series 1998-1 Class A Ownership Interest on such

Transfer Date, and (ii) the Series 1998-1 Rapid Amortization Period, prior to payment in full of the Series 1998-1 Class A Ownership Interest, will equal the lesser of (a) Series 1998-1 Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, and (b) the Series 1998-1 Class A Ownership Interest on such Transfer Date.

     'Series 1998-1 Class B Monthly Principal' with respect to any Transfer Date relating to (i) the Series 1998-1 Class B Controlled Amortization Period, after the Series 1998-1 Class A Ownership Interest has been paid in full (after taking into account payments to be made on the related Distribution Date in respect of the Series 1998-1 Class A Certificates), will equal the least of (a) the Series 1998-1 Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Series 1998-1 Available Investor Principal Collections applied to Series 1998-1 Class A Monthly Principal on such Transfer Date), (b) the Series 1998-1 Controlled Distribution Amount for the related Distribution Date (minus the portion of such Series 1998-1 Controlled Distribution Amount applied to Series 1998-1 Class A Monthly Principal on such Transfer Date), and (c) the Series 1998-1 Class B Ownership Interest for such Transfer Date, and (ii) the Series 1998-1 Rapid Amortization Period, after the Series 1998-1 Class A Ownership Interest has been paid in full (after taking into account payments to be made on the related Distribution Date in respect of the Series 1998-1 Class A Certificates), will equal the lesser of (a) Series 1998-1 Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Series 1998-1 Available Investor Principal Collections applied to Series 1998-1 Class A Monthly Principal on such Transfer Date), and
(b) the Series 1998-1 Class B Ownership Interest on such Transfer Date.

     'Series 1998-1 Class C Monthly Principal' with respect to any Transfer Date relating to (i) the Series 1998-1 Class C Controlled Amortization Period, after the Series 1998-1 Class B Ownership Interest has been paid in full (after taking into account payments to be made on the related Distribution Date in respect of the Series 1998-1 Class A Certificates and the Series 1998-1 Class B Certificates), will equal the least of (a) the Series 1998-1 Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Series 1998-1 Available Investor Principal Collections applied to Series 1998-1 Class A Monthly Principal, if any, and Series 1998-1 Class B Monthly Principal on the related Distribution
Date), (b) the Series 1998-1 Controlled Distribution Amount for the related Distribution Date (minus the portion of such Series 1998-1 Controlled Distribution Amount applied to Series 1998-1 Class A Monthly Principal and Series 1998-1 Class B Monthly Principal on such Transfer Date), and (c) the Series 1998-1 Class C Ownership Interest for such Transfer Date, and (ii) the Series 1998-1 Rapid Amortization Period, after the Series 1998-1 Class B Ownership Interest has been paid in full (after taking into account payments to be made on such Distribution Date in respect of the Series 1998-1 Class A Certificates and the Series 1998-1 Class B Certificates), will equal the lesser of (a) Series 1998-1 Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Series 1998-1 Available Investor Principal Collections applied to Series 1998-1 Class A Monthly Principal, if any, and Series 1998-1 Class B Monthly Principal on such Distribution Date), and (b) the Series 1998-1 Class C Ownership Interest

on such Transfer Date.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST


     The Series 1998-1 Certificates will be subject to optional repurchase by the Transferor (a 'Cleanup Call') on any Distribution Date on or after which the Series 1998-1 Certificateholders Ownership Interests are reduced to an amount less than or equal to 10% of $210,526,400 (the 'Series 1998-1 Initial Certificateholders Ownership Interests'). Such Cleanup Call is conditioned upon
(i) deposit into the Series 1998-1 Distribution Account of the repurchase price by or on behalf of the Transferor and (ii) receipt by the Trustee of an acceptable opinion of counsel to the effect that such deposit would not constitute a fraudulent transfer of the Transferor. The repurchase price will generally be equal to the Series 1998-1 Certificateholders Ownership Interests, plus accrued and unpaid interest on the Series 1998-1 Certificates at the respective Series 1998-1 Certificate Rates through the date preceding the Distribution Date on which the repurchase occurs, less the amounts, if any, on deposit at such Distribution Date in the Series 1998-1 Distribution Account for the payment of principal and interest thereon. The net proceeds of such Cleanup Call and any collections on the Receivables available for such purpose will be distributed pro rata and in accordance with the priority for each class under the Agreement to the Series 1998-1 Certificateholders on the Distribution Date following the Monthly Period in which such Cleanup Call occurs as final payment of the Series 1998-1 Certificates. The Agreement provides that the final distribution of principal and interest on the Offered Certificates will be made on the October 2001 Distribution Date (the 'Series 1998-1 Termination Date').


     Unless the Servicer and the holder of the Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earliest of: (a) the day after the Distribution Date with respect to any Series following the day on which funds shall have been deposited in the applicable distribution account for each such Series sufficient to pay in full (i) the aggregate certificateholders ownership interests plus accrued interest thereon at the applicable certificate rates through the applicable interest accrual period prior to the Distribution Date with respect to each such Series and (ii) all amounts owed to each person that provides Enhancement; (b) if a trust extension has occurred, the extended trust termination date, which shall be no later than the earlier of December 31, 2034 and the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the father of the late President of the United States, living on the date of the Agreement; or (c) immediately following the liquidation of all of the Receivables, as provided under '--Pay Out Events' below, subsequent to the insolvency of the Transferor, AIC or AICCO. Upon the termination of the Trust, payment of all amounts due under the Agreement and the surrender of the Transferor Certificate, the Trustee shall convey to the holder of the Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other assets of the Trust.

PAY OUT EVENTS



     A Pay Out Event may occur during either the Series 1998-1 Revolving Period or the Series 1998-1 Controlled Amortization Period, which is scheduled to commence at the end of the Series 1998-1 Revolving Period on September 1, 1999. The Series 1998-1 Rapid Amortization Period will commence on the day that a Pay Out Event occurs. A 'Pay Out Event' refers to any of the following events:


      (a) failure on the part of either of the Original Transferors or the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which shall not exceed five business days) or (ii) to observe or perform in any material respect any other covenants or agreements of either of the Original Transferors or the Transferor set forth in the Agreement or the Series 1998-1 Supplement, which failure has a material adverse effect on the Series 1998-1 Certificateholders (which determination shall be made without reference to whether any funds are available in the Series 1998-1 Yield Enhancement Account or by reason of the subordination of any class of the Series 1998-1 Certificates) and continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Series 1998-1 Certificateholders (which determination shall be made without reference to whether any funds are available in the Series 1998-1 Yield Enhancement Account or by reason of the subordination of any class of the Series 1998-1 Certificates) for such period;

      (b) any representation or warranty made by either of the Original Transferors or the Transferor in the Agreement or the 1998-1 Supplement, or any information required to be given by either of the Original Transferors or the Transferor to the Trustee to identify the Receivables, proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 1998-1 Certificateholders are materially and adversely affected (which determination shall be made without reference to whether any funds are available in the Series 1998-1 Yield Enhancement Account or by reason of the subordination of any class of the Series 1998-1 Certificates) and continue to be materially and adversely affected (which determination shall be made without reference to whether any funds are available in the Series 1998-1 Yield Enhancement Account or by reason of the subordination of any class of the Series 1998-1 Certificates) for such period; provided, however, that a Pay Out Event described in this subparagraph (b) shall not be deemed to occur if the related Original Transferor or the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

      (c) if the Series 1998-1 Annualized Monthly Excess Spread Amount is less than 400 basis points for three consecutive Monthly Periods;

      (d) the Transferor Ownership Interest as of the fourth business day prior to each Transfer Date does not at least equal the Minimum Transferor Ownership Interest as of the end of the immediately preceding Monthly Period and on the immediately following Transfer Date the Transferor shall have failed to transfer Additional Receivables to the Trust pursuant to the Agreement;

      (e) any Servicer Default occurs which would have a material adverse effect on the Series 1998-1 Certificateholders (which determination shall be made without reference to whether any funds are available in the Series 1998-1 Yield Enhancement Account or by reason of the subordination of any class of the Series 1998-1 Certificates);

      (f) if the Monthly Payment Rate is less than 14% for three consecutive Monthly Periods;

      (g) a Financed Premium Percentage of more than 90% in respect of Additional Receivables transferred to the Trust for three consecutive Monthly Periods;

      (h) certain events of bankruptcy or insolvency, relating to either of the Original Transferors or the Transferor;

      (i) the Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; and

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
      (j) AIG shall fail to meet its obligations under either of the Support Agreements in any respect or AIC shall fail to meet its support obligations with respect to AICCO under the Agreement or such support obligations of AIC shall have been modified, amended or terminated, except as otherwise expressly permitted by the terms of the Agreement.


     In the case of any event described in clause (a), (b) or (e) above, after any applicable grace period, a Pay Out Event will be deemed to have occurred with respect to the Series 1998-1 Certificates on the tenth Business Day thereafter unless prior to such day holders of Series 1998-1 Certificates evidencing undivided interests aggregating not less than 50% of the Series 1998-1 Certificateholders Ownership Interests notify the Trustee, the Transferor and the Servicer in writing that a Pay Out Event should not occur. In the case of any event described in clause (h), (i) or (j), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause
(c), (d), (f) or (g), a Pay Out Event with respect to only the Series 1998-1 Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Series 1998-1 Certificateholders or all certificateholders of all outstanding Series, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Series 1998-1 Rapid Amortization Period will commence. In such event, distributions of principal to the Series 1998-1 Certificateholders will begin on the first Distribution Date following the date on which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Series 1998-1 Rapid Amortization Period begins earlier than September 1999, the scheduled commencement of the Series 1998-1 Controlled Amortization Period, Series 1998-1 Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Series 1998-1 Certificates.


     In addition to the consequences of a Pay Out Event discussed above, if a bankruptcy-related event involving AIC, AICCO or the Transferor were to occur, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Agreement, Additional Receivables would not be transferred to the Trust, and the Trustee would be obligated to sell the Receivables (unless certificateholders holding more than 50% of the certificateholders ownership interests of each Series outstanding (or, with respect to any Series with two or more classes, more than 50% of each class) and the holder of the Transferor Certificate (if no bankruptcy-related event has occurred as to such holder) instruct otherwise) in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms which may cause early termination of the Trust and a loss to certificateholders of each such Series (including the Series 1998-1 Certificateholders) if the proceeds from such early sale allocable to such Series, if any, and the amounts available under any Enhancement applicable to such Series were insufficient to pay certificateholders of such Series in full. If a Pay Out Event occurs that is due either to the bankruptcy of AIC, AICCO or the Transferor or the appointment of a bankruptcy trustee for AIC, AICCO or the Transferor, the bankruptcy trustee would have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Series 1998-1 Rapid Amortization Period. A bankruptcy trustee may also have the power to cause the early sale of the Receivables and the early retirement of the Offered Certificates, to prohibit the continued transfer of Additional Receivables to the Trust, and to repudiate the servicing obligations of AIC or AICCO. The proceeds from the sale of the Receivables will be treated as collections on the Receivables and allocated accordingly among the certificateholders of all outstanding Series and the Transferor.

     'Series 1998-1 Annualized Monthly Excess Spread Amount' shall mean, in respect of any Monthly Period, the number of basis points calculated by dividing
(i) the sum of (A) the amount of collections in respect of Finance Charge Receivables allocable to Series 1998-1 Certificateholders for such Monthly Period, plus (B) the Series 1998-1 Available Yield Enhancement Amount for the immediately succeeding Transfer Date, minus (C) the aggregate Series 1998-1 Investor Default Amount for such Monthly Period minus (D) the Series 1998-1 Investor Servicing Fee payable on such Transfer Date minus (E) the aggregate amount payable to Series 1998-1 Certificateholders in respect of interest on the immediately succeeding Distribution Date by (ii) the Series 1998-1 Certificateholders Ownership Interests as of the end of such Monthly Period and multiplying the resulting quotient by 12.

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
     'Financed Premium Percentage' means, in respect of any Monthly Period, the ratio (expressed as a percentage) of the aggregate of the portions of premiums financed or committed to be financed, as of the respective dates of origination of the related Loans, of all Additional Receivables transferred to the Trust during such Monthly Period to the aggregate of the premiums paid or committed to be paid with respect to such Loans.

     'Monthly Payment Rate' shall mean, in respect of any Monthly Period, a fraction (expressed as a percentage), the numerator of which shall equal the aggregate of all collections received by the Trust in respect of the Receivables during such Monthly Period and the denominator of which shall equal the aggregate amount of Principal Receivables in the Trust at the end of the preceding Monthly Period.


     Upon the occurrence of a Pay Out Event, if more than 10% of the principal balance of the Receivables have a remaining maturity of more than twelve months, the Transferor will purchase from the Trust sufficient Receivables with a remaining maturity of more than twelve months, at a price equal to the principal amount thereof plus accrued but unpaid Finance Charges to the date of purchase, so that the percentage of Receivables having a remaining maturity as of the date of purchase of more than twelve months shall be no more than 10% of the principal balance of Receivables remaining in the Trust after giving effect to such purchase.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Series 1998-1 Investor Servicing Fee (as defined herein) will be funded from collections of Finance Charge Receivables allocated to the Series 1998-1 Certificateholders Ownership Interests and will be paid each month from amounts so allocated and on deposit in the Finance Charge Account and, if necessary, from funds on deposit in the Series 1998-1 Yield Enhancement Account available for such purpose. The remainder of the servicing fee for the Trust will be allocable to the Transferor Ownership Interest and the certificateholders ownership interests of any other Series issued by the Trust. Neither the Trust nor the Series 1998-1 Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Ownership Interest.

     For so long as AIC and AICCO are collectively the Servicer, then the Servicer will not be paid the Servicing Fee. If AIC and AICCO cease to be the Servicer, then the share of the Servicing Fee allocable to the Series 1998-1 Certificateholders Ownership Interests with respect to any Transfer Date (the 'Series 1998-1 Investor Servicing Fee') shall be equal to the sum of the Series 1998-1 Class A Servicing Fee, the Series 1998-1 Class B Servicing Fee and the Series 1998-1 Class C Servicing Fee with respect to such date.

     The share of the Series 1998-1 Investor Servicing Fee allocable to the Series 1998-1 Class A Certificateholders with respect to any Transfer Date in which AIC and AICCO are not the Servicer (the 'Series 1998-1 Class A Servicing Fee') shall be equal to one-twelfth of the product of (a) the Series 1998-1 Class A Floating Allocation, (b) 0.50% (the 'Series 1998-1 Net Servicing Fee Rate') and (c) the Series 1998-1 Certificateholders Ownership Interests as of the last day of the Monthly Period preceding such Transfer Date. The share of the Series 1998-1 Investor Servicing Fee allocable to the Series 1998-1 Class B Certificateholders with respect to any Transfer Date in which AIC and AICCO are not the Servicer (the 'Series 1998-1 Class B Servicing Fee') shall be equal to one-twelfth of the product of (a) the Series 1998-1 Class B Floating Allocation,
(b) the Series 1998-1 Net Servicing Fee Rate and (c) the Series 1998-1 Certificateholders Ownership Interests as of the last day of the Monthly Period preceding such Transfer Date. The share of the Series 1998-1 Investor Servicing Fee allocable to the Series 1998-1 Class C Ownership Interest with respect to any Transfer Date (the 'Series 1998-1 Class C Servicing Fee') shall be equal to one-twelfth of the product of (a) the Series 1998-1 Class C Floating Allocation,
(b) the Series 1998-1 Net Servicing Fee Rate and (c) the Series 1998-1 Certificateholders Ownership Interests as of the last day of the Monthly Period preceding such Transfer Date. The Series 1998-1 Class A Servicing Fee, Series 1998-1 Class B Servicing Fee and Series 1998-1 Class C Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof.


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
     The Servicer will pay certain expenses incurred in connection with servicing the Loans including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust, the Series 1998-1 Certificateholders or the Series 1994-1 Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Loans in accordance with the Servicer's policies and procedures for servicing premium finance loan receivables.

     Servicing activities performed by the Servicer include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing records to obligors and maintaining internal records with respect to each premium finance loan. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

     In the Agreement, the Servicer covenants with the certificateholders of each outstanding Series and the Trustee, as to each Receivable, that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the related Loan and will maintain in effect all licenses and qualifications required in order to service such Receivable and the related Loan and will comply with all requirements of law in servicing each Receivable and the related Loan, the failure to comply with which would have a material adverse effect on the certificateholders of any outstanding Series; (b) it will not permit any rescission or cancellation of the Loans, except in accordance with its customary and usual servicing procedures or as ordered by a court of competent jurisdiction or other governmental authority; (c) it will take no action which, nor will it omit to take any action the omission of which, would materially impair the rights of the certificateholders of any outstanding Series in the Receivables or the related Loans; and (d) it will not reschedule, revise or defer payments due on the Loans except in accordance with its customary and usual servicing procedures.

     Under the terms of the Agreement, a Receivable will be assigned and transferred or reassigned and transferred to the Servicer and such Receivable shall no longer be included as a Receivable if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with and such noncompliance has not been cured within 60 days thereafter and has a material adverse effect on the interest of the certificateholders of any outstanding Series in such Receivable. Such reassignment and retransfer or assignment and transfer, as applicable, shall be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account. The amount of such deposit shall be for allocation as collections pursuant to the Agreement. In either case, this retransfer and reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the certificateholders of each outstanding Series if such covenant of the Servicer is not satisfied. In either case, the Trust's interest in any such assigned Receivables shall be automatically assigned to the Servicer.

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CERTAIN MATTERS REGARDING THE SERVICER, THE TRANSFEROR AND THE ORIGINAL
TRANSFERORS

     The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible, and there is no reasonable action the Servicer could take to make the performance of such duties permissible, under applicable law and except as described below. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. Notwithstanding the foregoing, each of AIC and AICCO may transfer its servicing obligations to any of its affiliates (which meets certain eligibility standards set forth in the Agreement) or, subject to certain conditions set forth in the Agreement, to any other entity which each Rating Agency has advised in writing will not result in the reduction or withdrawal of its then-existing rating of the Series 1998-1 Certificates and be relieved of its obligations and duties under the Agreement.

     The Agreement provides that the Servicer will indemnify the Trust, for the benefit of the certificateholders of all Series, and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee pursuant to the Agreement; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by or resulting from or by reason of fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Series 1998-1 Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Series 1998-1 Certificateholders,
(c) the Trust, the Series 1998-1 Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any Series 1998-1 Certificateholder in its capacity as an investor, including without limitation losses incurred as a result of Defaulted Loans or (d) the Trust, the Series 1998-1 Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Series 1998-1 Certificateholders or the Certificate Owners arising under any tax law, including without limitation any United States federal, state or local or foreign income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Series 1998-1 Certificateholders or the Certificate Owners in connection therewith to any taxing authority (except to the extent that such liabilities, taxes or expenses arose as a result of the Servicer's breach of certain obligations set forth in the Agreement).

     The Agreement provides that the Transferor with respect to the Future Receivables and the Original Transferor with respect to the Existing Receivables will indemnify the Trust, for the benefit of the certificateholders of all Series, and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any violation by the Trust, the Trustee or the Servicer of any state premium finance licensing laws with respect to any Receivable; provided, however, that the Transferor and the Original Transferors shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement or (b) the Trust, the Series 1998-1 Certificateholders or the Certificate Owners for liabilities, costs or expenses of the Trust arising from actions taken by the Trustee at the request of Series 1998-1 Certificateholders. Any such indemnification shall not be payable from the assets of the Trust.

     Under the Agreement, the Transferor has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a certificateholder in the capacity of an investor in the Series 1998-1 Certificates or the certificates of any other Series) arising out of or based on the arrangement created by the Agreement as though such agreement created a partnership under the New York Uniform Partnership Act in which the Transferor were a general partner. The Transferor has agreed to pay, indemnify and hold harmless each Series 1998-1 Certificateholder against and from such losses, claims, damages or liabilities except to the extent that they arise from any action by such holder.

     The Agreement provides that neither the Original Transferors, the Transferor, the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Series 1998-1 Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Original Transferors, the Transferor, the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Original Transferors, the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its reasonable opinion may expose it to any expense or liability.

     Any person into which, in accordance with the Agreement, the Original Transferors, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Original Transferors, the Transferor or the Servicer is a party, or any person succeeding to the business of the Original Transferors, the Transferor or the Servicer, upon execution of an amendment to the Agreement and delivery of an officer's certificate with respect to the compliance of the transaction with the applicable provisions of the Agreement and an opinion of counsel to the effect that such supplemental agreement is legal, valid, binding and enforceable, will be the successor to the Original Transferors, the Transferor or the Servicer, as the case may be, under the Agreement. The Original Transferors, the Transferor or the Servicer may effect any merger, consolidation or assumption which is in accordance with the provisions of the preceding sentence so long as, among other conditions set forth in the Agreement: (a) if the Original Transferors, the Transferor or the Servicer, as the case may be, is not the surviving entity, such person certifies in writing to the Trustee that all of the applicable representations and warranties are true and correct with respect to such person;
(b) each Rating Agency indicates that such event will not adversely affect the then-existing rating of certificates of any Series outstanding including the Series 1998-1 Certificates; (c) the successor entity executes a supplemental agreement whereby such entity agrees to assume all the obligations and covenants of the Original Transferors, the Transferor or Servicer, as the case may be; and
(d) in the case of merger or consolidation of the Transferor when the Transferor is not the surviving entity, the AIR Support Agreement remains in effect with respect to the successor entity.

     Under the Agreement, each of the Original Transferors, the Transferor, the Servicer and the Trustee has agreed that it will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the certificateholders of any Series or the Agreement.

SUPPORT AGREEMENTS

     AIC, AICCO and AIG have entered into a Support Agreement dated as of December 1, 1994 (the 'AIC Support Agreement'). Under the AIC Support Agreement, AIG has agreed to be the ultimate beneficial owner of all of the voting capital stock of AIC, and AIG or AIC has agreed to be the ultimate beneficial owner of all of the voting capital stock of AICCO. AIR and AIG will enter into a similar support agreement to be dated as of the Closing Date (the 'AIR Support Agreement' and, together with the AIC Support Agreement, the 'Support Agreements'). Under the AIR Support Agreement, AIG will agree to be the ultimate beneficial owner of all of the voting capital stock of AIR.

     The AIC Support Agreement further provides that AIG will cause each of AIC and AICCO to maintain a net worth of not less than one dollar, and that if (a) AIC or AICCO needs funds to meet any of its obligations as an Original Transferor or a Servicer under the Agreement, or (b) AIC or AICCO has insufficient funds to pay any of its obligations when due (except for any such obligations which are the subject of a bona fide dispute) the non-payment of which could constitute a basis for the filing of an involuntary case against either AIC or AICCO under the Bankruptcy Code, AIG shall provide AIC or AICCO, as the case may be, funds on a timely basis to cause such obligations to be satisfied when due. The AIR Support Agreement will further provide that AIG will cause AIR to maintain a net worth of not less than one dollar, and that if (a) AIR needs funds to meet any of its obligations as Transferor under the Agreement or (b) AIR has insufficient funds to pay any of its obligations when due (except for any such obligations which are the subject of a bona fide dispute) the non-payment of which could constitute

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a basis for the filing of an involuntary case against AIR under the Bankruptcy
Code, AIG shall provide AIR funds on a timely basis to cause such obligations to be satisfied when due. The Support Agreements are not direct or indirect guarantees by AIG to any person of the payment of the principal of or interest on any indebtedness, liability or obligation of AIC, AICCO or AIR. The Agreement will allow the Support Agreements to be amended or terminated; provided, however, that no amendment or termination will be effective unless each certificateholder of each outstanding Series consents in writing to such amendment and each Rating Agency confirms in writing that such termination or amendment will not adversely affect the then-existing rating of any outstanding Series or class for which it is a Rating Agency. AIG may terminate either or both of the Support Agreements by assuming the obligations of AIC and AICCO, or AIR, as the case may be, under the Agreement. See '--Pay Out Events' above.

     In connection with the AIC Support Agreement, AIG has entered into a letter agreement with the Trustee (the 'AIC Letter Agreement') for the benefit of the certificateholders of all outstanding Series pursuant to which AIG has agreed that it will not default under the AIC Support Agreement and it will not amend or terminate the AIC Support Agreement other than in accordance with its terms; provided, however, that the AIC Letter Agreement may be amended with the prior written consent of each such certificateholder and prior written confirmation of each Rating Agency that such amendment will not have an adverse effect on the then-existing ratings of the certificates of any outstanding Series. The AIC Letter Agreement provides that if AIG fails to perform any of the covenants or agreements contained in the Letter Agreement, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the certificateholders by appropriate judicial proceedings or by any other proper remedy. AIG will enter into a similar letter agreement with the Trustee in connection with the AIR Support Agreement (together with the AIC Letter Agreement, the 'Letter Agreements').

     For purposes of determining whether a Pay Out Event occurs by reason of any default by AIG under either of the Support Agreements, the Letter Agreements shall be deemed to be part of the respective Support Agreements.

SERVICER DEFAULT

     In the event of any Servicer Default (as defined herein) which is not remedied or otherwise cured, either the Trustee or holders representing undivided interests aggregating more than 50% of the sum of the certificateholders ownership interests of all certificates outstanding, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a 'Service Transfer'). The rights and obligations of the Original Transferors and the Transferor under the Agreement will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer, which successor Servicer must satisfy certain eligibility criteria contained in the Agreement. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right to accept reassignment of the Receivables at a price generally equal to the higher of the outstanding principal balance of the certificates of all Series plus accrued interest through the date of reassignment and the average bid quoted by two recognized dealers for similar securities rated in comparable rating categories by the Rating Agencies and having a remaining maturity approximately equal to the remaining maturity of such Series.

     A 'Servicer Default' refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit (other than with respect to Credit Balances) or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement (or within the applicable grace period, which shall not exceed five business days);

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any outstanding Series (including the Series 1998-1 Certificateholders) (which determination shall be made without regard to whether funds are available by reason of any credit enhancement or credit support device) and which continues unremedied for a period of 60 days after written notice of such failure and continues to have a material adverse effect on such certificateholders for such period; or the delegation or assignment by the Servicer of its duties under the Agreement, except as specifically permitted thereunder; provided, however, that failure on the part of the Servicer duly to observe or perform in any respect certain specified covenants or agreements of the Servicer set forth in the Agreement, which has a material adverse effect on the certificateholders of any outstanding Series (which determination shall be made without regard to the availability of any credit enhancement or credit support device) and which continues after, and notwithstanding the removal by the Servicer of the related Receivable, shall be a Servicer Default unless the Servicer shall have, within 60 days after the date (following such removal) on which written notice of such continuing material adverse effect shall have been given to the Servicer, remedied such failure;

          (c) any representation, warranty or certification made by the Servicer in the Agreement (including any Supplement), or in any certificate delivered pursuant to the Agreement or any Supplement, proves to have been incorrect when made, which has a material adverse effect on the rights of any of the certificateholders of any outstanding Series (which determination shall be made without regard to whether funds are available by reason of any credit enhancement or credit support device) and which continues to be incorrect in any material respect for a period of 60 days after written notice; or


          (d) the occurrence of certain events of bankruptcy or insolvency of the Servicer.

REPORTS TO HOLDERS OF OFFERED CERTIFICATES

     On each Distribution Date, the Trustee will forward to each Series 1998-1 Certificateholder of record a statement (the 'Monthly Certificateholders Statement') setting forth among other things: (a) the total amount distributed to Series 1998-1 Certificateholders, (b) the amount of the distribution made on such Distribution Date allocable to principal on the Series 1998-1 Certificates,
(c) the amount of the distribution made on such Distribution Date allocable to interest on the Series 1998-1 Certificates, (d) the amount of collections of Principal Receivables received during the preceding Monthly Period and allocated in respect of the Series 1998-1 Certificates, (e) the aggregate amount of Principal Receivables, the Series 1998-1 Certificateholders Ownership Interests and the Series 1998-1 Certificateholders Ownership Interests as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period, (f) following cancellation of the related Loans, the aggregate outstanding balance of Receivables which are delinquent, broken down by period of delinquency as provided in the Agreement, in accordance with the Servicer's then-existing premium finance loan guidelines as of the end of the preceding Monthly Period, (g) the aggregate Default Amount for the preceding Monthly Period, (h) the aggregate amount of charge-offs allocable to the Series 1998-1 Certificateholders Ownership Interests for the preceding Monthly Period and the aggregate amount of charge-offs allocable to the Series 1998-1 Certificateholders Ownership Interests which were deemed reimbursed on the Transfer Date immediately preceding such Distribution Date,
(i) the amount of the Monthly Servicing Fee for the preceding Monthly Period,
(j) the 'Pool Factor' as of the end of the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of Series 1998-1 Certificateholders Ownership Interests to Series 1998-1 Initial Certificateholders Ownership Interests), (k) the aggregate amount of collections of Finance Charge Receivables allocable to the Series 1998-1 Certificateholders Ownership Interests for the preceding Monthly Period, (l) the amount, if any, of funds required to be withdrawn from the Series 1998-1 Yield Enhancement Account with respect to the Series 1998-1 Certificates and such Distribution Date, and
(m) certain information relating to the Series 1998-1 Class A Certificate Rate, the Series 1998-1 Class B Certificate Rate and the Series 1998-1 Class C

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
Certificate Rate for the Interest Period ending on such immediately preceding Transfer Date. The Servicer shall not be required to calculate the Minimum Transferor Ownership Interest for any Monthly Period if the Servicer certifies in the Monthly Servicer Report for such Monthly Period that the Transferor Ownership Interest as of the date thereof equals or exceeds 50% of the Trust assets as of the close of business on the last business day of the preceding Monthly Period and that such Transferor Ownership Interest exceeds the Minimum Transferor Ownership Interest as of the end of such Monthly Period.

     On or before January 31 of each calendar year, beginning with 1999, the Trustee will furnish to each person who at any time during the preceding calendar year was a Series 1998-1 Certificateholder of record a statement prepared by the Trustee containing the information required to be contained in the Monthly Servicer Report, as set forth in clauses (a), (b) and (c) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Series 1998-1 Certificateholder, together with such other customary information (consistent with the treatment of the Series 1998-1 Certificates as debt) as the Trustee deems necessary or desirable to enable the Series 1998-1 Certificateholders to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides that on or before April 30 of each calendar year, the Servicer will cause a firm of nationally recognized independent accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the effect that such firm has examined the assertion by an officer of the Servicer, made pursuant to the Agreement, that the Servicer has complied with the terms of the Agreement relating to the servicing of Receivables, which examination includes a review of certain documents and records relating to the servicing of the Receivables and has compared the information contained in the Servicer's certificates delivered under the Agreement during the period covered by the report with such documents and records and that, on the basis of such examination, such firm is of the opinion that the assertion by the Servicer's officer is fairly stated in all material respects except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. In addition, on or before April 30 of each calendar year, the Servicer will also cause a firm of nationally recognized independent accountants (who may also render other services to the Servicer or Transferor) to furnish a report to the effect that such firm has compared the mathematical calculations of each amount set forth in the Servicer's certificates delivered under the Agreement during the period covered by the report with the Servicer's computer reports which were the source of such amounts and that, based on such comparison, such amounts are in agreement except for such exceptions as such firm believes to be immaterial and such other exceptions as set forth in such firms's report.

     The Agreement provides for delivery to the Trustee on or before April 30 of each calendar year, of an annual statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has fully performed, or has caused to be performed, all its obligations under the Agreement throughout the preceding year in all material respects, or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

AMENDMENTS

     The Agreement and any Supplement may be amended in writing by the Transferor, the Original Transferors, the Servicer and the Trustee, without certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, and to add any other provisions with respect to matters or questions arising under the Agreement and any Supplement which are not inconsistent with the provisions of the Agreement and any Supplement; provided, that such action does not adversely affect in any material respect the interests of any certificateholder. The Agreement may be amended in writing from time to time by the Transferor, the Original Transferors, the Servicer and the Trustee, with the consent of the Trustee and without the consent of the certificateholders, to provide for the purchase of Principal Receivables by the Trust at a price which is less than 100% of the outstanding balance thereof, and to provide for the treatment of

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
collections of Principal Receivables, in an amount up to the aggregate amount by which the purchase price of Principal Receivables as sold thereafter is less than 100%, as collections of Finance Charge Receivables; provided, however, that any such action shall not adversely affect in any material respect the interests of the certificateholders; further provided that the Servicer and the Trustee shall have received notice from each Rating Agency that any such amendment will not result in the reduction or withdrawal of its then-existing rating of the certificates of any Series. Moreover, any Supplement in connection with a new Series will not be considered amendments requiring certificateholder consent under the provisions of the Agreement or any Supplement.

     The Agreement may be amended in writing by the Transferor, the Original Transferors, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the principal amount of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of certificateholders of any Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (b) change the definition of or the manner of calculating the certificateholders ownership interests, the aggregate default amount or the investor percentage of such Series, (c) reduce the aforesaid percentage of undivided interests, the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected or (d) modify AIC's support obligations with respect to AICCO, without the consent of the holders of certificates of all Series. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).

LIST OF CERTIFICATEHOLDERS

     Upon written request of Series 1998-1 Certificateholders aggregating not less than 20% of the Series 1998-1 Certificateholders Ownership Interests, the Trustee, after having been adequately indemnified by such Series 1998-1 Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Series 1998-1 Certificateholders access during business hours to the current list of certificateholders of the Trust for purposes of communicating with other certificateholders with respect to their rights under the Agreement or under the related certificates. The Agreement generally does not provide for any annual or other meetings of certificateholders. See '--Book-Entry Registration' and '--Definitive Certificates' above.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, insofar as it constitutes statements of law or legal conclusions, represents the opinion of Weil, Gotshal & Manges LLP ('Counsel'), special counsel to the Transferor, and is subject to the qualifications set forth herein. The discussion summarizes the material federal income tax consequences of the ownership and disposition of the Offered Certificates and is based on the Internal Revenue Code of 1986, as amended (the 'Code'), the Treasury Regulations promulgated and proposed thereunder (the 'Regulations'), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the 'Service'), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the securities described herein as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary
(i) assumes that the Offered Certificates will be held by the holders thereof as capital assets as defined in the Code and (ii) except as indicated (and other than for purposes of the discussion under 'Treatment of the Certificates as Indebtedness' and 'Possible Alternative Characterization' below), describes the consequences of Offered Certificates that are properly characterized as debt for federal income tax purposes. Except under 'Certain State and Local Tax Considerations,' no information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Offered Certificates nor of any federal estate and gift tax considerations.

     Except for 'Non-United States Investors' and 'Information Reporting and Backup Withholding' below, the following discussion applies only to holders that are citizens or residents of the United States, domestic corporations or partnerships, or other entities subject to United States federal income tax on a net income basis in respect of Offered Certificates (a 'U.S.
Certificateholder').

     PROSPECTIVE INVESTORS ARE THEREFORE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE OFFERED CERTIFICATES IN THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER JURISDICTION TO WHICH THEY MAY BE SUBJECT.

     For purposes of the discussion set forth below, a 'Certificateholder' means a beneficial owner of an Offered Certificate.

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

     The Transferor and Certificateholders express in the Agreement the intent that, for United States federal, state and local income, franchise and other tax purposes, the Offered Certificates will be indebtedness of the Transferor secured by the Receivables. The Transferor, by entering into the Agreement, and each Certificateholder, by the acceptance of an Offered Certificate, agree to treat the Offered Certificates as indebtedness of the Transferor for all such tax purposes. Because different criteria are used in determining the financial and regulatory accounting treatment of the transaction, however, the Transferor will treat the Agreement, for certain non-tax accounting purposes, as effecting a transfer of ownership interests in the Receivables and not as creating debt obligations of the Transferor.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Service to treat a transaction in accordance with its economic substance as determined under federal income tax principles, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the Service and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon an analysis of such factors, it is the opinion of Counsel that, under current law, assuming due execution of and compliance with the Agreement, and subject to the assumptions set forth herein and although no transaction closely comparable to that contemplated herein has been the subject of any Regulations, revenue ruling or judicial decision, for federal income tax purposes the Offered Certificates when issued will not constitute an ownership interest in the Receivables, but properly will be characterized as debt secured by the Receivables. In the further opinion of Counsel, the Trust will not be an association or publicly-traded partnership taxable as a corporation. Except where indicated to the contrary, the following discussion assumes that the Offered Certificates are debt for federal income tax purposes.

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
POSSIBLE ALTERNATIVE CHARACTERIZATION

     Although as described above, it is the opinion of Counsel that the Offered Certificates properly will be characterized as debt for federal income tax purposes, none of the AICCO, AIR, AIC, or the Trust will seek a ruling from the Service on the characterization of the Offered Certificates for federal income tax purposes and the opinion of Counsel will not be binding on the Service. Thus, no assurance can be given that such a characterization will prevail. Were the Service to contend successfully that the Offered Certificates were not debt obligations for federal income tax purposes, the Trust would be classified for federal income tax purposes as a partnership.

     If some or all of the Offered Certificates were treated as equity interests in a partnership, the partnership would likely be treated as a 'publicly traded partnership.' A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of 'qualifying income.' Such qualifying income includes, among other things, 'interest income' that is 'not derived in the conduct of a financial or insurance business.' It is unclear whether, were the Trust treated as a partnership, interest received by it in respect of the Receivables would be considered to be derived from the conduct of a financial or insurance business by the Trust.

     If a deemed partnership between the Transferor and the Certificateholders were to qualify for the foregoing exception from taxation as a corporation, the deemed partnership would not be subject to federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the Receivables by the partnership would be passed through to the partners in such a partnership (including any Certificateholders that are treated as holding equity interests in the partnership) according to their respective interests therein. The amount of income reportable by the Certificateholders as partners in such a partnership could differ from that reportable by the Certificateholders as holders of debt. A cash basis Certificateholder treated as a partner, for example, might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, an individual Certificateholder's share of expenses of the partnership would constitute miscellaneous itemized deductions, which in the aggregate (i) are allowed as deductions only to the extent they exceed two percent of the Certificateholder's adjusted gross income and (ii) are subject to reduction in the hands of a Certificateholder whose adjusted gross income exceeds a certain amount. As a result, the Certificateholder might be taxed on an amount of income greater than the amount of interest received on the Certificateholder's Offered Certificate. In addition, partnership characterization may have adverse state or local tax consequences for Certificateholders. Finally, if the Trust were treated as a partnership not taxable as a corporation, with the Series 1998-1 Class A Certificates treated as debt of such partnership and the Series 1998-1 Class B Certificates treated as equity interests in such partnership, a portion of the taxable income allocated to any Series 1998-1 Class B Certificateholder that was a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute 'unrelated business taxable income' generally taxable to such a Certificateholder under the Code.

     If, alternatively, some or all of the Offered Certificates were treated as equity interests in a publicly traded partnership taxable as a corporation, the Trust (or other deemed entity) would be subject to United States federal income taxes (and state and local taxes) at corporate tax rates on its income from the Receivables. Distributions on the Offered Certificates, certificates of any other Series issued by the Trust and the Transferor Certificate might not be deductible in computing the Trust's (or other deemed entity's) taxable income, and distributions to the Certificateholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to Certificateholders, or the Certificateholders could be liable for a share of such tax.

     Because the Transferor will treat the Offered Certificates as indebtedness for federal income tax purposes, the Servicer and the Paying Agent (and Participants and Indirect Participants) will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the

Offered Certificates discussed above.

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
INTEREST INCOME TO CERTIFICATEHOLDERS

     It is anticipated that the Offered Certificates will be issued at par value (or at an insubstantial discount from par value) and that, except as indicated, no original issue discount ('OID') will arise with respect to the Offered Certificates. Under the OID regulations, a holder of an Offered Certificate issued with more than a de minimis amount of OID must include such OID in income on a pro rata basis, as principal payments are made on the Offered Certificate. It is possible, however, that under regulations issued by the U.S. Treasury, interest payable on the Offered Certificates, as well as any discount from par value, will constitute OID because late payment or nonpayment of interest would not be regarded as subject to penalties or to reasonable remedies to compel payment. Were the Offered Certificates treated as being issued with OID, the principal consequence would be that Certificateholders using the cash basis method of accounting would be required to report interest income from the Offered Certificates on an accrual basis. In any event, a purchaser who buys an Offered Certificate for more or less than its issue price will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

SALE OR EXCHANGE OF OFFERED CERTIFICATES

     If an Offered Certificate is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange and its adjusted basis in the Offered Certificate. The adjusted basis of an Offered Certificate will equal its cost, increased by any unpaid OID and market discount includable in income with respect to the Offered Certificate prior to its sale, and reduced by any principal payments previously received with respect to the Offered Certificate and any premium amortization previously applied to offset interest income. The gain or loss recognized on the sale or exchange of an Offered Certificate will generally be capital gain or loss if the Offered Certificate was held as a capital asset and will be long-term or mid-term capital gain or loss if the Offered Certificate was held by the Certificateholder for the requisite holding periods at the time of the disposition.

NON-UNITED STATES INVESTORS

     As described above, Counsel will render its opinion that the Offered Certificates will properly be classified as debt for federal income tax purposes. If the Offered Certificates are so treated:

          (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of AIG and is not a controlled foreign corporation with respect to AIG). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Offered

     Certificates on behalf of the customer in the ordinary course of its trade or business), (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Offered Certificates stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Offered Certificates or such owner's agent claiming exemption from withholding under an applicable tax treaty or (iii) IRS Form 4224 signed by the beneficial owner of the Offered Certificates or such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

          (b) a holder of an Offered Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Offered Certificate, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an

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
     individual, such holder neither is present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, nor ceased being a U.S. citizen or long-term resident for tax avoidance purposes and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

          (c) an Offered Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of AIG and (ii) the holding of such Offered Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States and (iii) the individual did not cease being a U.S. citizen or long-term resident for tax avoidance purposes.

     The Service recently issued final regulations (the 'New Regulations') which would provide alternative methods of satisfying the certification requirement described above. The New Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998 remain valid until the earlier of December 31, 1999 or the date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Offered Certificates held by a foreign partnership, that
(x) the certification described in clause (a) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information. A look-through rule would apply in the case of tiered partnerships. NON-U.S. CERTIFICATEHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE CERTIFICATION REQUIREMENTS IN THE NEW REGULATIONS.


     If the Service were to contend successfully that some or all of the Offered Certificates were equity interests in a partnership (not taxable as a corporation), a holder of such an Offered Certificate that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). In addition, if the Offered Certificates are equity interests in a partnership, an individual holder that is a nonresident alien at death may be required to include the value of the Offered Certificates in such holder's gross estate (unless otherwise provided in an applicable treaty). If some or all of the Offered Certificates are recharacterized as equity interests in a 'publicly traded partnership' taxable as a corporation, to the extent distributions on such Offered Certificates were treated as dividends, a nonresident alien individual or foreign corporation generally would be taxed on the gross amount of such dividends (and subject to withholding) at the rate of 30% unless such rate were reduced by an applicable treaty. In addition, an individual holder that is a nonresident alien at death would be required to include the value of such Offered Certificate in such holder's gross estate (unless otherwise provided in an applicable treaty).

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Certain holders may be subject to backup withholding at a rate of 31% on interest (including any original issue discount) on the Offered Certificates if the holder fails to supply its taxpayer identification number (or if the taxpayer identification number furnished by the holder is incorrect), fails to report interest, dividends or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fails to provide a certified statement, under penalties of perjury, that it is not subject to backup withholding. Information returns will be sent annually to the Service and to the holders of record setting forth the amount of interest paid or the original issue discount accrued and the amount of tax withheld therefrom. It is anticipated that Persons who hold Offered Certificates as nominees for beneficial owners will report the required tax information to beneficial owners on Service Form 1099. United States Aliens that are exempt from withholding under the provisions described above generally will not be subject to information reporting on Service Form 1099 and backup withholding on the payments of interest on an Offered Certificate if the applicable certification requirements are satisfied. However, interest on an Offered Certificate beneficially owned by a United States Alien will be required to be reported annually on Service Form 1042S.

     Payment of the proceeds from the sale of an Offered Certificate to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a U.S. Person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period or, with respect to payments made after December 31, 1998, a foreign partnership that, at any time during the taxable year, is 50% or more owned (measured by either income or capital) by U.S. persons or engaged in a U.S. trade or business, information reporting will apply to such payments unless such custodian, nominee or other agent has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary, or the owner otherwise establishes an exemption. Payment of the proceeds from a sale of an Offered Certificate to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding. THE NEW REGULATIONS CHANGE CERTAIN OF THE RULES RELATING TO CERTAIN PRESUMPTIONS CURRENTLY AVAILABLE RELATING TO INFORMATION REPORTING AND BACKUP WITHHOLDING. NON-U.S. CERTIFICATEHOLDERS ARE URGED TO CONTACT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION TO THEM OF BACKUP WITHHOLDING AND INFORMATION REPORTING.

                    CERTAIN STATE AND LOCAL TAX CONSEQUENCES

     The following discussion, to the extent it contains statements of law or legal conclusions, represents the opinion of Counsel, and is subject to the qualifications set forth herein. The discussion of the state and local tax consequences of the ownership of Offered Certificates is a general summary and does not purport to address all state or local tax considerations that may be relevant to Certificateholders. (For purposes of the following discussion, a 'Certificateholder' means a beneficial owner of an Offered Certificate.) Except as otherwise indicated, the following assumes that for federal income tax purposes the Offered Certificates will be treated as indebtedness and that, if the Offered Certificates are so treated, the Trust will not be a taxable entity. See 'United States Federal Income Tax Consequences--Treatment of the Certificates as Indebtedness.'

IN GENERAL

     The state and local tax consequences of each Certificateholder's ownership of Offered Certificates will depend upon the provisions of the state and local tax laws to which that Certificateholder is subject. Because such tax laws vary, it is impossible to discuss the tax consequences of Certificateholder's ownership of Offered Certificates in each state or local taxing jurisdiction in which the Certificateholder is subject to tax.

NEW YORK AND CALIFORNIA

     Although there is no directly relevant New York or California authority and accordingly the matter is not free from doubt, Counsel is of the opinion that if the Offered Certificates are treated as debt for federal income tax purposes, the Offered Certificates will also be treated as debt for New York and California State income and franchise tax purposes and for New York City personal income and general corporation tax purposes, and, accordingly, the Trust will not be treated as a taxable entity. In addition, if the Offered Certificates are treated as debt, Certificateholders who are not otherwise subject to New York and California state income or franchise taxes or New York City personal income or general corporation taxes, will not become subject to such taxes solely as a result of their investment in the Offered Certificates, but Certificateholders already subject to tax in New York State or New York City and/or California may be required to pay additional state or local taxes as a result of their ownership of the Offered Certificates.

OTHER STATES

     The Trust will be created under the laws of New York and most activities relating to the servicing and collection of the Receivables will take place in New York and California. Nevertheless, there can be no assurance another state will not claim that the Trust has engaged in activities in that state and is consequently subject to tax therein. Were another state successfully to make such a claim, it is possible that under such state's tax laws the Offered Certificates would not be treated as debt, the Trust would be treated as an entity subject to taxation by such state and/or Certificateholders not otherwise subject to taxation by such state could be taxed by such state in respect of the activities of the Trust therein.

POSSIBLE RECHARACTERIZATIONS

     If as described above under the caption 'United States Federal Income Tax Consequences-Possible Alternative Characterization' all or a portion of the Offered Certificates were treated as interests in a partnership or a 'publicly traded partnership,' the New York, California, and other state and local tax consequences of owning Offered Certificates could be materially different from and less favorable than those described above.


     EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING
(I) WITH RESPECT TO NEW YORK STATE AND CALIFORNIA, THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES RELATING TO ITS PARTICULAR CIRCUMSTANCES AND (II) WITH RESPECT TO ALL OTHER STATES AND JURISDICTIONS, THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the 'Underwriting Agreement') between the Transferor and Goldman, Sachs & Co. (the 'Underwriters'), the Transferor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the Offered Certificates.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates if any of the Series 1998-1 Certificates are purchased.

     The Underwriters propose initially to offer the Series 1998-1 Class A Certificates to the public at the price set forth on the cover page hereof and
to certain dealers at such price less concessions not in excess of [     ]% of
the principal amount of the Series 1998-1 Class A Certificates. The Underwriters
may allow, and such dealers may reallow, concessions not in excess of [     ]%
of the principal amount of the Series 1998-1 Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms of the Series 1998-1 Class A Certificates may be changed by the Underwriters.


     The Underwriters propose initially to offer the Series 1998-1 Class B Certificates to the public at the price set forth on the cover page hereof and
to certain dealers at such price less concessions not in excess of [    ]% of
the principal amount of the Series 1998-1 Class B Certificates. The Underwriters
may allow, and such dealers may reallow, concessions not in excess of [     ]%
of the principal amount of the Series 1998-1 Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms of the Series 1998-1 Class B Certificates may be changed by the Underwriters.

     Only offers and sales of the Offered Certificates in the United States, as part of the initial distribution thereof or in connection with resales thereof under circumstances where this Prospectus must be delivered, are made pursuant to the Registration Statement of which this Prospectus is a part.

     The Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof. AIG has agreed to guarantee payment in respect of such indemnification and contribution obligations of the Transferor.


                          VALIDITY OF THE CERTIFICATES

     The validity of the Series 1998-1 Certificates will be passed upon for the Trust, the Original Transferors, the Transferor and the Servicer by Weil, Gotshal & Manges LLP, New York, New York, and for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Certain United States federal income tax and other matters will be passed upon for the Trust by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters relating to the Series 1998-1 Certificates will be passed upon for the Trust, the Original Transferors, the Transferor and the Servicer by Kenneth V. Harkins, Associate General Counsel of AIG and General Counsel of AIC.

                       INDEX OF KEY TERMS FOR PROSPECTUS

                                                                                                          PAGE
                                                                                                        ---------
Accounts.............................................................................................          64
Additional Interest..................................................................................          14
Additional Receivables...............................................................................           6
Aggregate Investor Percentage........................................................................          65
Agreement............................................................................................        1, 4
AIC..................................................................................................       1, 38
AIC Letter Agreement.................................................................................          85

AIC Support Agreement................................................................................          84
AICCO................................................................................................    1, 5, 38
AIG..................................................................................................    1, 5, 38
AIR..................................................................................................    1, 5, 38
AIR Support Agreement................................................................................          84
Bankruptcy Code......................................................................................          28
Cede.................................................................................................           3
Cedel................................................................................................          49
Cedel Participants...................................................................................          49
Certificate Owners...................................................................................           3
Certificateholder....................................................................................      89, 93
Cleanup Call.........................................................................................      25, 78
Closing Date.........................................................................................           2
Code.................................................................................................          88
Collection Account...................................................................................          62
Collection Subaccount................................................................................          62
Commission...........................................................................................           3
Cooperative..........................................................................................          50
Counsel..............................................................................................          88
Credit Balance.......................................................................................          42
Cut-Off Date.........................................................................................       6, 55
Default Amounts......................................................................................          69
Defaulted Loan.......................................................................................          70
Definitive Certificates..............................................................................          51
Depository...........................................................................................          48
Determination Date...................................................................................          69
Disclosure Document..................................................................................          23
Distribution Date....................................................................................       2, 14
DTC..................................................................................................           3
EDGAR................................................................................................           3
Eligible Additional Receivable.......................................................................          61
Eligible Receivable..................................................................................          60
Enhancement..........................................................................................          35
ERISA................................................................................................          26
ERISA Plans..........................................................................................          26
Euroclear............................................................................................          50
Euroclear Operator...................................................................................          50

                                                                                                          PAGE
                                                                                                        ---------
Euroclear Participants...............................................................................          50
Excess Funding Account...............................................................................          67
Excess Receivables Amount............................................................................          67
Exchange Act.........................................................................................           3
Existing Receivables.................................................................................       5, 55
FDIC.................................................................................................          62
Finance Charge Account...............................................................................          63
Finance Charge Receivables...........................................................................          12

Financed Premium Percentage..........................................................................          81
Future Receivables...................................................................................       5, 55
Holders..............................................................................................          51
Holders of Offered Certificates......................................................................           7
Indirect Participants................................................................................          48
Ineligible Receivable................................................................................          59
Initial Closing Date.................................................................................          36
Interest Period......................................................................................          15
Investor Exchange....................................................................................      23, 56
Investor Percentage..................................................................................          65
Letter Agreements....................................................................................          85
LIBOR................................................................................................       2, 10
LIBOR Determination Date.............................................................................          52
Loan Portfolio.......................................................................................          42
Loans................................................................................................        1, 5
Minimum Transferor Ownership Interest................................................................          67
Monthly Certificateholders Statement.................................................................          86
Monthly Payment Rate.................................................................................          81
Monthly Period.......................................................................................           9
Moody's..............................................................................................      26, 62
Moody's Non-Investment Grade Insurer.................................................................          68
New Regulations......................................................................................          92
New Series Issuance..................................................................................      23, 56
Obligor..............................................................................................          28
Obligors.............................................................................................       5, 38
Offered Certificates.................................................................................        1, 4
OID..................................................................................................          91
Original Agreement...................................................................................           4
Original Series 1994-1 Supplement....................................................................           4
Original Transferors.................................................................................           1
Originator...........................................................................................          60
Participants.........................................................................................          48
Pay Out Event........................................................................................          79
Paying Agent.........................................................................................          51
Permitted Investments................................................................................          62
Pool Factor..........................................................................................          86
Principal Account....................................................................................          63

                                                                                                          PAGE
                                                                                                        ---------
Principal Receivables................................................................................          12
Principal Shortfalls.................................................................................          69
Principal Terms......................................................................................          57
Prior Period Interest................................................................................          14
Purchased Loans......................................................................................          40
Qualified Institution................................................................................          62
Rating Agencies......................................................................................          33
Rating Agency........................................................................................          33

Receivables..........................................................................................    1, 6, 42
Receivables Sale Agreement...........................................................................           5
Record Date..........................................................................................          47
Reference Banks......................................................................................          53
Regulations..........................................................................................          88
Removal Date.........................................................................................          61
Removed Receivables..................................................................................      13, 61
S&P Non-AAA Insurer..................................................................................          68
S&P Non-Investment Grade Insurer.....................................................................          68
Securities Act.......................................................................................           3
Series...............................................................................................          22
Series 1994-1 Certificateholders.....................................................................           7
Series 1994-1 Certificates...........................................................................        1, 4
Series 1994-1 Class A Certificates...................................................................          36
Series 1994-1 Class B Certificates...................................................................          36
Series 1994-1 Class C Certificates...................................................................          12
Series 1994-1 Offered Certificates...................................................................          12
Series 1998-1 91 Day Delinquency Amount..............................................................          66
Series 1998-1 Annualized Monthly Excess Spread Amount................................................          80
Series 1998-1 Available Investor Principal Collections...............................................          54
Series 1998-1 Available Yield Enhancement Amount.....................................................          64
Series 1998-1 Certificateholders.....................................................................           7
Series 1998-1 Certificateholders Ownership Interests.................................................          72
Series 1998-1 Certificates...........................................................................        2, 4
Series 1998-1 Class A Additional Interest............................................................          52
Series 1998-1 Class A Available Funds................................................................          52
Series 1998-1 Class A Certificate Rate...............................................................    2, 9, 52
Series 1998-1 Class A Certificateholders.............................................................           7
Series 1998-1 Class A Certificates...................................................................        1, 4
Series 1998-1 Class A Charge-Off.....................................................................      21, 70
Series 1998-1 Class A Controlled Amortization Period.................................................          16
Series 1998-1 Class A Default Amount.................................................................          70
Series 1998-1 Class A Floating Allocation............................................................          72
Series 1998-1 Class A Initial Ownership Interest.....................................................          72
Series 1998-1 Class A Monthly Interest...............................................................          76
Series 1998-1 Class A Monthly Principal..............................................................          77
Series 1998-1 Class A Ownership Interest.............................................................          72

                                                                                                          PAGE
                                                                                                        ---------
Series 1998-1 Class A Prior Period Interest..........................................................          76
Series 1998-1 Class A Required Amount................................................................          73
Series 1998-1 Class A Servicing Fee..................................................................          81
Series 1998-1 Class B Additional Interest............................................................          52
Series 1998-1 Class B Available Funds................................................................          52
Series 1998-1 Class B Certificate Rate...............................................................   2, 10, 52
Series 1998-1 Class B Certificateholders.............................................................           7
Series 1998-1 Class B Certificates...................................................................        1, 4

Series 1998-1 Class B Charge-Off.....................................................................      20, 71
Series 1998-1 Class B Controlled Amortization Period.................................................          16
Series 1998-1 Class B Default Amount.................................................................          70
Series 1998-1 Class B Floating Allocation............................................................          72
Series 1998-1 Class B Initial Ownership Interest.....................................................          73
Series 1998-1 Class B Monthly Interest...............................................................          76
Series 1998-1 Class B Monthly Principal..............................................................          77
Series 1998-1 Class B Ownership Interest.............................................................          73
Series 1998-1 Class B Principal Commencement Date....................................................          17
Series 1998-1 Class B Prior Period Interest..........................................................          77
Series 1998-1 Class B Required Amount................................................................          74
Series 1998-1 Class B Servicing Fee..................................................................          81
Series 1998-1 Class C Additional Interest............................................................          52
Series 1998-1 Class C Available Funds................................................................          77
Series 1998-1 Class C Certificateholders.............................................................           7
Series 1998-1 Class C Certificates...................................................................        2, 4
Series 1998-1 Class C Charge-Off.....................................................................          71
Series 1998-1 Class C Controlled Amortization Period.................................................          16
Series 1998-1 Class C Default Amount.................................................................          70
Series 1998-1 Class C Floating Allocation............................................................          72
Series 1998-1 Class C Initial Ownership Interest.....................................................          73
Series 1998-1 Class C Monthly Interest...............................................................          76
Series 1998-1 Class C Monthly Principal..............................................................          78
Series 1998-1 Class C Ownership Interest.............................................................          73
Series 1998-1 Class C Principal Commencement Date....................................................          17
Series 1998-1 Class C Prior Period Interest..........................................................          77
Series 1998-1 Class C Required Amount................................................................          74
Series 1998-1 Class C Servicing Fee..................................................................          81
Series 1998-1 Controlled Amortization Amount.........................................................          54
Series 1998-1 Controlled Amortization Period.........................................................          16
Series 1998-1 Controlled Distribution Amount.........................................................          54
Series 1998-1 Deficit Controlled Amortization Amount.................................................          54
Series 1998-1 Distribution Account...................................................................          63
Series 1998-1 Excess Finance Charges.................................................................          64
Series 1998-1 Fixed Investor Percentage..............................................................          72
Series 1998-1 Floating Investor Percentage...........................................................          71
Series 1998-1 Initial Certificateholders Ownership Interests.........................................          78

                                                                                                          PAGE
                                                                                                        ---------
Series 1998-1 Investor Default Amount................................................................          69
Series 1998-1 Investor Servicing Fee.................................................................          81
Series 1998-1 Maximum Yield Enhancement Amount.......................................................          64
Series 1998-1 Net Servicing Fee Rate.................................................................          81
Series 1998-1 Rapid Amortization Period..............................................................          18
Series 1998-1 Reallocated Class A Principal Collections..............................................          75
Series 1998-1 Reallocated Class B Principal Collections..............................................          75
Series 1998-1 Reallocated Class C Principal Collections..............................................          75

Series 1998-1 Reallocated Principal Collections......................................................          75
Series 1998-1 Revolving Period.......................................................................          16
Series 1998-1 Termination Date.......................................................................      12, 78
Series 1998-1 Yield Enhancement Account..............................................................      19, 64
Service..............................................................................................          88
Service Transfer.....................................................................................          85
Servicer.............................................................................................       1, 13
Servicer Default.....................................................................................          85
Servicing Fee........................................................................................          13
Shared Principal Collections.........................................................................      25, 69
Standard & Poor's....................................................................................      26, 62
Supplement...........................................................................................          22
Support Agreements...................................................................................          84
Terms and Conditions.................................................................................          50
Third Party Originators..............................................................................          40
Transfer Agent and Registrar.........................................................................          51
Transferor...........................................................................................           1
Transferor Certificate...............................................................................      22, 56
Transferor Ownership Interest........................................................................           2
Transferor Ownership Interest Reduction..............................................................      23, 56
Trust................................................................................................           1
Trustee..............................................................................................       1, 26
U.S. Certificateholder...............................................................................          89
Underwriters.........................................................................................          94
Underwriting Agreement...............................................................................          94

         ------------------------------------------------------------
         ------------------------------------------------------------

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by A.I. Receivables Corp. or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of such information. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                               ------------------

                               TABLE OF CONTENTS


                                                        Page
                                                        ----
Reports to Holders of Offered Certificates...........     3

Available Information................................     3
Prospectus Summary...................................     4
Risk Factors.........................................    28
Maturity Considerations..............................    33
The Trust............................................    35
Business of A.I. Receivables Corp., A.I. Credit Corp
  and AICCO, Inc.....................................    38
The Receivables......................................    42
Use of Proceeds......................................    47
Description of the Offered Certificates..............    47
United States Federal Income Tax Consequences........    88
Certain State and Local Tax Consequences.............    93
Underwriting.........................................    94
Validity of the Certificates.........................    95
Index of Key Terms...................................    96



         ------------------------------------------------------------
         ------------------------------------------------------------

         ------------------------------------------------------------
         ------------------------------------------------------------


                                  $206,300,000


                            AIC PREMIUM FINANCE LOAN
                                  MASTER TRUST


                                  $200,000,000

                      Series 1998-1 Floating Rate Class A
                           Asset Backed Certificates


                                   $6,300,000

                      Series 1998-1 Floating Rate Class B
                           Asset Backed Certificates

                             A.I. RECEIVABLES CORP.

                                   TRANSFEROR

                             ----------------------
                                    PROSPECTUS
                             ----------------------

                              Goldman, Sachs & Co.



                             DATED APRIL [  ], 1998


         ------------------------------------------------------------
         ------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

       Registration....................................... $    60,859
       Printing and Engraving.............................      50,000
       Trustee's Fees.....................................       2,000
       Legal Fees and Expenses............................     250,000
       Accountants' Fees and Expenses.....................      25,000
       Rating Agency Fees.................................     102,000
       Miscellaneous......................................       5,000
                                                           -----------
       Total.............................................. $   494,859

ITEM 14.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The indemnification provisions contained in Article NINTH of the Certificate of Incorporation of A.I. Receivables Corp. provide:

               The Corporation shall indemnify, to the full extent permitted by
       Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons who it may indemnify pursuant thereto.

       Section 145 of the General Corporation Law of Delaware provides as follows:

               (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

               (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

               (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

               (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

               (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

       The indemnification provisions contained in Article V of the By-Laws of A.I. Receivables Corp. provide:

               The Corporation, to the full extent permitted, and in the manner required by the laws of the State of Delaware as in effect at the time of the adoption of this Article V or as the same may be amended from time to time, shall (i) indemnify any person (and the heirs and legal representatives of such person) who is made or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether in nature civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or of any constituent Corporation absorbed into the Corporation by consolidation or merger or served or served with another Corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation or of any such constituent Corporation and (ii) provide to any such person (and the heirs and legal representatives of such person) advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person (and the heirs and legal representatives of such person) to repay such advances unless it is ultimately determined that he or she is entitled to indemnification by the Corporation.

               The Underwriting Agreement will also provide for indemnification in certain instances by A.I. Receivables Corp. of the Underwriters, their officers and controlled persons.

ITEM 15.       RECENT SALES OF UNREGISTERED SECURITIES

       None.

ITEM 16.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a) Exhibits

  1.1  -    Form of Underwriting Agreement with respect to the Series 1998-1
            Class A Certificates and the Series 1998-1 Class B Certificates. *
  3.1  -    Articles of Incorporation of A.I. Receivables Corp. *
  3.2  -    By-Laws of A.I. Receivables Corp. *
  4.1  -    Form of Master Amended & Restated Pooling and Servicing Agreement
            between A.I. Receivables Corp.,A.I. Credit Corp., AICCO, Inc. and
            the Trustee.
  4.2  -    Form of Series Supplement (including forms of Series 1998-1 Class A and Series 1998-1 Class B Certificates).
  5.1  -    Opinion of Weil, Gotshal & Manges LLP with respect to legality.
  8.1  -    Opinion of Weil, Gotshal & Manges LLP with respect to tax matters.
 10.1  -    Form of Receivables Sale Agreement among A.I. Receivables Corp.,
            A.I. Credit Corp. and AICCO, Inc.
 10.2  -    Form of Support Agreement between A.I. Receivables Corp. and
            American International Group, Inc. *
 23.1  -    Consent of Weil, Gotshal & Manges LLP (included in its opinions filed as Exhibits 5.1 and 8.1).
----
*      Previously filed.

       (b)  Financial Statement Schedules

       All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.       UNDERTAKINGS

       A.I. Receivables Corp. hereby undertakes as follows:

       (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

       (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of A.I. Receivables Corp. pursuant to the provisions described under
Item 14 above, or otherwise, A.I. Receivables Corp. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by A.I. Receivables Corp. of expenses incurred or paid by a director, officer or controlling person of A.I. Receivables Corp. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, A.I. Receivables Corp. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by A.I. Receivables Corp. pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Amendment #2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of April, 1998.


                             A.I. RECEIVABLES CORP.


                             By:       /s/ Gerald V. Vitkauskas
                                  Gerald V. Vitkauskas
                                  President


                             AIC PREMIUM FINANCE LOAN MASTER TRUST

                             By:  A.I. RECEIVABLES CORP.


                                  By:       /s/ Gerald V. Vitkauskas
                                      Gerald V. Vitkauskas
                                      President


       Pursuant to the requirements of the Securities Act of 1933, this

Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                       TITLE                                    DATE

/s/ Gerald V. Vitkauskas                          President and Director                      April 2, 1998
------------------------
Gerald V. Vitkauskas                              of A.I. Receivables Corp.
                                                  (Principal executive officer)


/s/ Michael D. Vogen                              Treasurer and Director                      April 2, 1998
--------------------
Michael D. Vogen                                  of A.I. Receivables Corp.
                                                  (Principal financial officer and
                                                  accounting officer)

                                  EXHIBIT INDEX



 Exhibit
   No.         Description
 --------      -----------
  1.1  -    Form of Underwriting Agreement with respect to the Series 1998-1
            Class A Certificates and the Series 1998-1 Class B Certificates. *
  3.1  -    Articles of Incorporation of A.I. Receivables Corp. *
  3.2  -    By-Laws of A.I. Receivables Corp. *
  4.1  -    Form of Master Amended & Restated Pooling and Servicing Agreement
            between A.I. Receivables Corp., A.I. Credit Corp., AICCO, Inc. and
            the Trustee.
  4.2  -    Form of Series Supplement (including forms of Series 1998-1 Class A and Series 1998-1 Class B Certificates).
  5.1  -    Opinion of Weil, Gotshal & Manges LLP with respect to legality.
  8.1  -    Opinion of Weil, Gotshal & Manges LLP with respect to tax matters.
 10.1  -    Form of Receivables Sale Agreement among A.I. Receivables Corp.,
            A.I. Credit Corp. and AICCO, Inc.
 10.2  -    Form of Support Agreement between A.I. Receivables Corp. and
            American International Group, Inc. *
 23.1  -    Consent of Weil, Gotshal & Manges LLP (included in its opinions filed as Exhibits 5.1 and 8.1).
----
*   Previously filed.